UNITED STATES
SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549
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TRUIST

2023 Proxy Statement

TRUIST CENTER

Inspiring and building
better lives and communities

March 13, 2023

Dear Fellow Owner:

We’re inviting you to attend the Annual Meeting of Shareholders of Truist Financial Corporation on April 25, 2023, at 11:00 a.m. Eastern Time. This year’s meeting will be a “hybrid” meeting, meaning it will be held in person at Truist Center, Innovation and Technology Center, 14th Floor, 214 N. Tryon Street, Charlotte, North Carolina, with concurrent virtual participation for shareholders who choose not to be physically present. Shareholders who choose to attend the meeting online may vote their shares and submit questions during the meeting by visiting the website at www.virtualshareholdermeeting.com/TFC2023. All shareholders as of the close of business on the record date of February 16, 2023 are invited to attend the Annual Meeting.

2022 was a pivotal year for Truist. We continued to lean into our purpose to inspire and build better lives and communities as we completed our final merger milestones and successfully shifted our focus to executional excellence and purposeful growth.

We showed care for our teammates with an industry-leading minimum wage increase, created new ways to meet our clients’ needs through initiatives like Truist One Banking, and enhanced digital offerings like Truist Invest and Truist Trade. And we supported our communities in many ways, including announcing a $120 million commitment to small businesses and moving quickly to help areas in need in the aftermath of Hurricanes Ian and Nicole.

I look forward to further realizing the company’s potential in 2023 as we fully leverage our increased capacity, expanded capabilities, and talent to actualize our purpose.

Once again, we are providing proxy materials to many of our shareholders through the internet to support Truist’s sustainability efforts by saving paper and reducing costs. We believe this will offer you a convenient way to access Truist’s proxy materials. This year, shareholders will be able to submit questions both live and in advance of the Annual Meeting. Please read this proxy statement carefully as it contains important information about the Annual Meeting and the matters on which we ask for your vote.

We encourage you to vote your shares in advance (1) through the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. If you submit your proxy before the Annual Meeting, but later decide to attend the Annual Meeting, you may still vote at the meeting if you follow the proper procedures described in the accompanying materials. Every vote is important, and we look forward to hearing from you.

Thank you for your support in helping Truist inspire and build better lives and communities.

Sincerely,

William H. Rogers, Jr. Chairman and Chief Executive Officer	Thomas E. Skains Independent Lead Director

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS OF

TRUIST FINANCIAL CORPORATION

Date and Time: April 25, 2023 11:00 a.m. Eastern Time	Location: Truist Center Innovation and Technology Center – 14th Floor 214 N. Tryon Street Charlotte, North Carolina and Webcast in a virtual format at www.virtualshareholdermeeting.com/TFC2023

AGENDA

•	Election of the 21 director nominees named in the proxy statement, each for a one-year term expiring at the 2024 annual meeting of shareholders

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2023

•	Non-binding advisory vote to approve Truist’s executive compensation program

•	Non-binding advisory vote on the frequency of Truist’s “Say-on-Pay” votes

•	Shareholder proposal regarding an independent Chairman of the Board of Directors, if properly presented at the Annual Meeting

•	Any other business that may properly be brought before the Annual Meeting

You can vote at the Annual Meeting if you were a shareholder of record at the close of business on February 16, 2023.

The hybrid Annual Meeting will be held in person at Truist Center, Innovation and Technology Center, 14th Floor, 214 N. Tryon Street, Charlotte, North Carolina and online. If you are attending the meeting in person, you will be asked to present proof of stock ownership as of the record date, as well as valid photo identification, such as a driver’s license. To attend the Annual Meeting online, vote, and submit your questions virtually during the Annual Meeting, please visit www.virtualshareholdermeeting.com/TFC2023. You will log into the virtual Annual Meeting by entering your name, a valid email address and unique 16-digit control number found on your Notice of Internet Availability, proxy card or voting instruction form.

By Order of the Board of Directors,

Ellen M. Fitzsimmons

Chief Legal Officer, Head of Public

Affairs and Corporate Secretary

March 13, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 25, 2023:

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on April 25, 2023. A copy of this proxy statement, our 2023 Annual Report, and our 2022 Form 10-K are available at: www.proxyvote.com.

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

PROXY STATEMENT

Summary

This summary highlights information contained elsewhere in this proxy statement for Truist Financial Corporation, which we sometimes refer to as the “Company” or “Truist.” This summary does not contain all of the information that you should consider, and you should read this entire proxy statement carefully before you vote. Additional information regarding our 2022 performance can be found in our Annual Report on Form 10-K for the year ended December 31, 2022. The proxy materials were first made available to shareholders on or about March 13, 2023.

The 2023 Annual Meeting of Shareholders of Truist Financial Corporation (the “Annual Meeting”) will be a “hybrid” meeting, meaning it will be held in person in Charlotte, North Carolina, with concurrent virtual participation for shareholders who choose not to be physically present. While Truist has a long history of holding our annual shareholder meetings in-person, we believe that, in light of recent global circumstances, virtual access to shareholder meetings continues to provide expanded shareholder access and participation while protecting the health and safety of our shareholders and teammates.

2023 Annual Meeting of Shareholders

Time and Date April 25, 2023 11:00 a.m. Eastern Time	In-Person Location Truist Center Innovation and Technology Center – 14th Floor 214 N. Tryon Street Charlotte, North Carolina Virtual Location www.virtualshareholdermeeting.com/TFC2023	Record Date At close of business February 16, 2023

Proposals and Voting Recommendations

Shareholders will vote on the following five proposals:

Proposal No.	Description	Votes Required	Board Recommendation	Page

1	Election of 21 director nominees named in the proxy statement	Majority of votes cast for each nominee	VOTE FOR EACH NOMINEE	8

2	Ratify the appointment of our independent registered public accounting firm	Majority of votes cast	VOTE FOR	45

3	Advisory vote to approve Truist’s executive compensation program	Majority of votes cast	VOTE FOR	47

4	Advisory vote on the frequency of “Say-on-Pay” votes	Majority of votes cast (in the absence of a majority, we will consider which frequency receives the most votes by shareholders)	VOTE FOR EVERY ONE YEAR	89

5	Shareholder proposal regarding an independent Chairman of the Board of Directors, if properly presented at the annual meeting	Majority of votes cast	VOTE AGAINST	90

2023 Proxy Statement |	1

Proxy Statement Summary

How to Vote

Proxy Voting Methods

Internet	Telephone	Mail	During the Annual Meeting
Go to www.proxyvote.com and follow the instructions on the website.	Call 1-800-690-6903 and follow the instructions on the proxy card or your voting instruction form	Sign, date and mail your proxy card or your voting instruction form	While we encourage you to vote before the meeting, shareholders may vote in-person or online during the meeting by following the instructions on page 96.

A proxy card that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board of Directors on each proposal.

Attending the Annual Meeting

The Company’s Annual Meeting will be conducted through a hybrid meeting model: in person and online.

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on February 16, 2023 (the “Record Date”), or are a duly authorized proxy holder of such a registered shareholder or beneficial owner, you may attend the Annual Meeting and will be allowed to ask questions in-person or online before and during the Annual Meeting. Shareholder registration both online and in person will begin at 10:45 a.m. Eastern Time on April 25, 2023, and you should allow ample time for registration procedures.

Shareholders attending the Annual Meeting in person will be required to demonstrate that they were shareholders of record on the Record Date or a duly authorized proxy of such a shareholder. If you are a shareholder of record and received your proxy materials (or Notice of Internet Availability) by mail, your admission ticket is attached to your proxy card (or Notice of Internet Availability). If you received your proxy materials by e-mail and voted your shares electronically via the internet, you may obtain an admission ticket by clicking on the “Attend a Meeting” link at www.proxyvote.com. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You may also bring your brokerage statement reflecting your ownership of common stock as of February 16, 2023 with you to gain admission to the meeting. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to removal from the Annual Meeting.

Shareholders will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/TFC2023 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. You may log into and attend the Annual Meeting online beginning at 10:45 a.m. Eastern Time on April 25, 2023. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Attendance at the Annual Meeting online is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 24, 2023 and enter your 16-digit control number.

Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be “present in person,” as such term is used in this proxy statement, including for purposes of determining a quorum and counting votes.

For additional information on voting, attendance and submitting questions for the Annual Meeting, please see the sections entitled “How to Vote” and “How to Attend the Annual Meeting” beginning on page 96 of this proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

2	| 2023 Proxy Statement

Proxy Statement Summary

Truist’s Purpose

Truist’s purpose is to inspire and build better lives and communities. We aspire to be a purpose driven financial services institution dedicated to building a better future for clients, teammates, and communities.

Leadership Structure Changes

Last year, Truist made several Executive Leadership changes as we continue to execute our long-term strategies.

•

In January 2022, Denise DeMaio was appointed as Chief Audit Officer, effective February 28, 2022. She succeeded Dale Jeanes, who retired after more than 33 years of distinguished service to the Company.

•

In March 2022, Vice Chair, Hugh S. Cummins III, was given expanded responsibilities, including leadership of Truist’s Corporate Development Group, which includes Truist Ventures, and the Truist Integrated Relationship Management team.

•

On March 16, 2022, Truist announced that Dontá L. Wilson would lead Retail, Small Business and Premier Banking for Truist as the Chief Retail and Small Business Banking Officer. In this role, Mr. Wilson oversees Truist’s branches across the Southeast, Mid-Atlantic, and Texas; along with contact centers; ATMs; mortgage; card-based services; retail payments; deposit and loan products; retail and small business loan approval channels; marketing; client analytics; client experience strategy; and digital banking, which includes digital sales, transformation, innovation and strategy.

•

In May 2022, Daryl N. Bible announced his retirement from the position of Chief Financial Officer. On September 15, 2022, Michael B. Maguire was appointed to the role of Chief Financial Officer after most recently serving as Chief Consumer Finance and Payments Officer.

•

In September 2022, Clarke R. Starnes III was appointed to the additional role of Vice Chair in connection with being given (a) additional leadership responsibilities, including oversight of the corporate function responsible for procurement, third-party risk management, supplier diversity, and unclaimed property and escheatment businesses, and the finance-risk data analytics office tasked with the implementation of the data management framework for Risk, Finance, ESG and sustainability, and (b) oversight of the Corporate Security group and the Wholesale and Retail Credit Risk modeling team.

In addition, in February 2023, Truist announced that it had reached a definitive agreement to sell a 20% minority stake in its insurance brokerage subsidiary, Truist Insurance Holdings, Inc. (“TIH”), to an investor group led by Stone Point Capital LLC and that in connection with this transaction, John M. Howard will continue as Chief Executive Officer of TIH, reporting to Truist Chief Executive Officer, William H. Rogers, Jr., but Truist will shift some of his enterprise-wide responsibilities in order to support focus on maximizing the success of TIH.

The members of our eleven-person Executive Leadership team are:

•	Scott E. Case: Chief Information Officer

•	Hugh S. “Beau” Cummins III: Vice Chair

•	Denise M. DeMaio: Chief Audit Officer

•	Ellen M. Fitzsimmons: Chief Legal Officer, Head of Public Affairs and Corporate Secretary

•	Michael B. Maguire: Chief Financial Officer

•	Kimberly Moore-Wright: Chief Teammate Officer and Head of Enterprise Diversity
•	William H. Rogers, Jr.: Chairman and Chief Executive Officer

•	Clarke R. Starnes III: Vice Chair and Chief Risk Officer

•	Joseph M. Thompson: Chief Wealth Officer

•	David H. Weaver: Chief Commercial Community Banking Officer

•	Dontá L. Wilson: Chief Retail and Small Business Banking Officer

2023 Proxy Statement |	3

Proxy Statement Summary

2022 Financial Performance Highlights*

* Adjusted Diluted EPS, Adjusted Pre-Provision Net Revenue (PPNR), Adjusted Operating Leverage, Adjusted Return on Average Tangible Common Equity (ROTCE), and Adjusted Efficiency Ratio are non-GAAP financial measures. Please see Annex A for a reconciliation from GAAP amounts (Earnings Per Share, Pre-Provision Net Revenue, Operating Leverage, Return on Average Common Equity and Efficiency Ratio) to these adjusted amounts. The peer figures presented in the “ROCE and Adjusted ROTCE” and “Efficiency Ratio (Adjusted)” tables above reflect the adjusted ROTCE and adjusted efficiency ratio for such peers.

4	| 2023 Proxy Statement

Proxy Statement Summary

2022 Key Accomplishments

In 2022, we continued to live our purpose to inspire and build better lives and communities. Some purposeful activities included:

•	We exceeded the $60 billion 3-year 2020-2022 Community Benefits Plan lending and investment commitments.

•	Truist Community Capital committed over $2 billion to support affordable housing and community development efforts.

•

We increased U.S. minimum wage to $22 per hour for eligible teammates effective October 1, 2022 to attract and retain top talent, were named a “Top 100” performer within Just Capital’s new 2022 Workforce Equity and Mobility Ranking, were recognized as a Top 50 employer by Equal Opportunity Magazine, and were named one of Forbes Best Employers for New Graduates and Best Employers for Diversity.

•

Together with the Truist Foundation and the Truist Charitable Fund, we committed $120 million to help historically underserved small businesses gain access to capital and technical assistance, and we provided disaster relief, humanitarian aid, and volunteerism to our impacted teammates, clients, and communities in response to Hurricane Ian, including $1.25 million in grants from the Truist Foundation.

•	We exceeded our objective for ethnically diverse senior leadership roles one year early with continued aspirations for growth and surpassed our 10% spend goal with diverse suppliers.

•

Launched Truist One Banking—a new approach to the checking account experience, designed to address clients’ direct feedback: provides accounts with no overdraft fees and other solutions to help clients grow and achieve financial success.

•

We launched our new Truist Assist, an AI-enhanced virtual assistant within our mobile banking app and online banking platform, combining innovative technology with personalized human touch to enhance the client experience.

•	We launched our state-of-the-art Innovation and Technology Center at our Charlotte headquarters to support our ongoing efforts to transform the client experience.

•

We published the 2021 Truist ESG & CSR Report, expanding our ESG and sustainability disclosures and highlighting the significant steps we have taken to meet and exceed our ESG and sustainability goals, including progress on our 2030 goals to reduce Scope 1 and Scope 2 emissions by 35% each and to reduce water consumption by 25%, relative to 2019, and we announced our goal to achieve net zero greenhouse gas emissions by 2050, which will help us support our clients’ transition to a low-carbon economy.

2023 Proxy Statement |	5

Proxy Statement Summary

Truist Board of Director Nominees

Please consider the following nominees to our Board of Directors. All of these nominees currently serve as Truist directors. We are proud of the diverse makeup of the Board and the experience, skill and dedication of each director.

	Age	Independent	Principal Occupation	Truist Standing Committee Memberships

Jennifer S. Banner	63		Executive Director at the University of Tennessee Haslam College of Business, Forum for Emerging Enterprises and Private Business	• Audit • Technology

K. David Boyer, Jr.	71		CEO of GlobalWatch Technologies, Inc.	• Audit • Executive • Technology

Agnes Bundy Scanlan	65		President of The Cambridge Group LLC	• Executive • Nominating and Governance (Chair) • Risk

Anna R. Cablik	70		Partner of CK Property Group, LLC and President of Anasteel & Supply Company, LLC	• Compensation and Human Capital • Risk

Dallas S. Clement	57		President and CFO of Cox Enterprises, Inc.	• Audit (Chair) • Executive • Technology

Paul D. Donahue	66		Chairman and CEO of Genuine Parts Company	• Compensation and Human Capital

Patrick C. Graney III	69		President of PCG, Inc.	• Audit • Compensation and Human Capital

Linnie M. Haynesworth	65		Retired Sector Vice President and General Manager, Northrup Grumman Corporation	• Risk • Technology

Kelly S. King	74		Retired CEO and Executive Chairman of Truist	• Executive • Risk

Easter A. Maynard	52		Director of Community Investment for Investors Management Corporation	• Audit • Nominating and Governance

Donna S. Morea	68		Chairman and CEO of Adesso Group, LLC	• Executive • Risk • Technology (Chair)

Charles A. Patton	66		Managing Member of Patton Holdings, LLC and PATCO Investments, LLC	• Executive • Nominating and Governance • Risk (Chair)

Nido R. Qubein	74		President of High Point University	• Risk • Technology

David M. Ratcliffe	74		Retired Chairman, President, and CEO of Southern Company	• Executive • Nominating and Governance • Risk

William H. Rogers, Jr.	65		Chairman and CEO of Truist	• Executive (Chair)

Frank P. Scruggs, Jr.	71		Principal, Frank Scruggs P.A.	• Compensation and Human Capital • Risk

Christine Sears	67		Retired CEO of Penn National Insurance	• Audit • Compensation and Human Capital

Thomas E. Skains	66		Retired Chairman, President and CEO of Piedmont Natural Gas Company, Inc.	• Executive • Nominating and Governance • Risk

Bruce L. Tanner	64		Retired EVP and CFO of Lockheed Martin Corporation	• Audit • Technology

Thomas N. Thompson	74		President of Thompson Homes, Inc.	• Nominating and Governance • Risk
Steven C. Voorhees	68		Retired President and CEO of WestRock Company	• Audit • Compensation and Human Capital (Chair) • Executive

6	| 2023 Proxy Statement

Proxy Statement Summary

CONTINUING COMMITMENT TO SOUND CORPORATE GOVERNANCE

Truist maintains the following corporate governance framework:

Strong Diversity

•	Approximately 43% of our directors are women or ethnically diverse.

•	Women comprise one-third of the Board.

•	Blacks represent almost 20% of the Board and serve as chairs of two Board Committees (Nominating and Governance Committee and Truist Bank Trust Committee), and one of our directors is Hispanic.

•	Women hold key Board leadership positions, chairing two Board Committees (Nominating and Governance Committee and Technology Committee).

Accountability

•	Majority voting for director elections

•	Annual elections for all directors

•	Robust stock ownership requirements for directors

•	Prohibition on hedging and pledging of Truist securities

•	Annual Board and Committee self-evaluations

Robust Shareholder Rights

•	Proxy access

•	Shareholder right to call a special meeting

•	No supermajority voting provisions

Active and Responsive Shareholder Engagement

•

Engagement takes place throughout the year to obtain shareholder insight into corporate governance, executive compensation, corporate responsibility practices, and other areas of importance to our shareholders.

•	Our engagement program includes meetings with our largest shareholders led by members of our Executive Leadership or senior teams and, in certain cases, our independent Lead Director.

•	Feedback received from shareholders is used to inform our directors and Executive Leadership of matters of material interest and to improve governance.

Corporate Social Responsibility

•

We aim to be a good corporate citizen through our efforts in sustainability, commitment to communities, by upholding corporate culture, and providing training and development opportunities for our teammates.

•

We prioritize human capital management through the Compensation and Human Capital Committee, which oversees Truist’s strategies and initiatives on diversity, equity and inclusion, and employee well-being and engagement. Truist places special emphasis on providing compensation and benefits that foster an environment of financial security and economic mobility for its teammates.

•	Our 2021 ESG and CSR Report details Truist’s collective sustainability and corporate responsibility achievements, and we plan to publish our next version of this report in April 2023.

•

In 2022, we released a Task Force on Climate-Related Financial Disclosures (TCFD) Brief to provide stakeholders with an update on the Company’s efforts to measure and share climate-related risks, opportunities, goals and progress, with plans to publish our second TCFD Report in April 2023.

•	In January 2022, Truist announced a goal of net zero greenhouse gas emissions by 2050.

•

In 2022 Truist published its first Climate Lobbying Summary providing an overview of Truist’s climate goals and principles and assessing for alignment with Truist’s views, the climate positions and actions of the major national trade associations of which it is a member.

2023 Proxy Statement |	7

Proposal 1—Election of Directors

We are asking you to elect each of the 21 director nominees listed below to serve on the Board of Directors for a one-year term expiring at the annual meeting of shareholders in 2024. Truist’s bylaws provide that each director nominee requires the affirmative vote of the majority of votes cast to be elected. Although our Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees occurs, it is intended that shares of Truist common stock represented by proxies will be voted for the election of a substitute nominee, designated by the Board. Alternatively, the Board may reduce the number of persons to be elected by the number of directors unable to serve.

Each of our director nominees has been identified as possessing good business acumen, strength of character, an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Sound judgment and community leadership are also important characteristics that our Board members possess. Each nominee additionally brings to us a strong and unique background and set of skills, providing our Board with competence and experience in the wide variety of areas necessary and helpful in overseeing Truist’s strategy, culture and performance. Over the past three years since the merger, our directors have exhibited an unwavering commitment to Truist, building upon the successes of the heritage companies. We also note that four of our directors will reach the mandatory retirement age of 75 during 2023 and are expected to retire from the Board at the end of the year, consistent with our Corporate Governance Guidelines. As a result, we expect to begin 2024 with a Board consisting of approximately 17 members.

Board Diversity and Composition

One of the Board’s goals, which is a focus of the Nominating and Governance Committee, is to include directors with diverse backgrounds, expertise and characteristics that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee regularly reviews the skills and composition of the Board and its committees to determine the appropriate balance of skills, qualifications and backgrounds to best meet the Company’s needs and strategies.

At Truist, we are proud of our long commitment to diversity among our teammates, members of Executive Leadership and Board of Directors. Of our 21 directors, seven are women, representing one-third of our Board, four are Black, comprising almost 20% of our Board, one is Hispanic, and together approximately 43% of our Board is either racially, ethnically or gender diverse. Moreover, women hold key leadership positions on our Board, such as our Nominating and Governance Committee Chair and Technology Committee Chair. Our directors also have a broad range of tenures on our Board and diverse backgrounds and expertise, which offers strong and broad perspectives on the financial services industry and the trends and evolution currently taking place in banking.

* Board tenure includes each Director’s Board service at Truist and either BB&T or SunTrust, as applicable.

Director Commitment and Skills

We believe that the Board’s diverse skillset and commitment to Truist help promote our purpose to “Inspire and build better lives and communities.” The Board invests a substantial amount of time, effort and energy in overseeing the planning and execution of our strategic plan, founded on our Purpose, Mission and Values. As illustrated below, Truist Board members have a broad set of qualifications, attributes, skills and experience that are well suited to oversee the Company’s strategy and correlates closely to the financial industry as a whole.

8	| 2023 Proxy Statement

Proposal 1—Election of Directors

Qualifications, Attributes, Skills and Experience Represented on the Board (as a % of our 21 directors)

Financial Services

Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. This attribute may include significant leadership roles at financial institutions, service on relevant boards of directors, as well as related experience at other companies as current or former executives, that gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy.

Human Capital Management

Maintaining a skilled and motivated workforce is a critical component of Truist’s future success. Similarly, sustaining and growing a company’s unique culture is increasingly significant as many teammates continue to work from home. Directors with experience in areas that include diversity, employee benefits, compensation programs, career growth, and motivating a large and diverse workforce are increasingly important in retaining and acquiring talented teammates and reinforcing Truist’s culture.

Executive Leadership

We seek directors who have served in significant leadership positions and who possess strong abilities to motivate and manage others. This includes the ability to identify, evaluate and develop leadership qualities in others. Current or recent experience as Chairman, CEO, President, CFO or other senior executive role are strong indicators of skill and expertise in this category.

Sustainability

Truist recognizes that sustainability issues are important to our shareholders and other stakeholders, and over the past few years, has been increasingly transparent of our efforts in these areas. We seek leaders with experience in ESG matters, including environmental sustainability, climate change, community investment and development, and human rights.

Client and Consumer Interfaces and Trends

Expertise in these areas is important for reaching tomorrow’s clients, differentiating Truist’s services, understanding the importance of technology and design in attracting and maintaining clients, and enhancing the capabilities and functionalities of our products.

Cybersecurity and Information Security

Our continued digital evolution requires us to have directors with an understanding of the technological challenges and emerging risks in information security, data privacy, and cybersecurity.

Accounting/Financial

Experience in these critical areas enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes. NYSE rules require that at least one member of our Audit Committee have accounting or related financial management expertise.

Technology and Digital Innovation

Truist knows the importance of innovation and digital competitiveness to its growth and sees this as both a challenge and opportunity in communicating with our existing clients and reaching new ones. Leaders with knowledge of technology and innovation will be critical in helping Truist promote our products and services through digital platforms.

Regulatory and Enterprise Risk Management

Experience in identifying and managing potential areas of risk are necessary to our financial stability. Our Nominating and Governance Committee considers it important that the Risk Committee have at least one member who qualifies as a “risk management expert.”

Leadership in Transformation and Disruption

Truist directly benefits from leaders who are comfortable and experienced in navigating an ever-changing competitive landscape and who accept transformation and change as a constant. Such leaders provide insight regarding organizational agility and resiliency to address emerging needs and challenges for our business going forward.

Corporate Governance and Public Board Service

Directors with deep understanding of the Board’s extensive and complex oversight responsibilities further our goals of greater transparency and accountability for management and the Board. Such an understanding helps guide the Company in its governance, corporate responsibility and diversity initiatives.

Public Affairs, Government Relations, Legal and Compliance

Directors with demonstrated achievement and expertise in these areas are important in helping Truist navigate the complex political and regulatory landscape in which we operate.

2023 Proxy Statement |	9

Proposal 1—Election of Directors

Nominees for Election as Directors for a One-Year Term Expiring in 2024

The Board of Directors has nominated the following individuals to serve as directors of Truist until the 2024 annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for election to our Board of Directors and their principal occupations, experience, and key qualifications and skills are set forth below.

JENNIFER S. BANNER KNOXVILLE, TN	K. DAVID BOYER, JR. OAKTON, VA

Tenure: • Truist since 2003 Age: 63 Board Committees: • Audit • Technology Public Company Directorship: • Uniti Group • Elme Communities	Tenure: • Truist since 2009 Age: 71 Board Committees: • Audit • Executive • Technology • Trust (Chair)—Truist Bank

Professional Experience:

Since June 2019, Ms. Banner has served as the Executive Director for the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business. Ms. Banner previously served as President and Chief Executive Officer of Schaad Source, LLC (a privately held managerial and strategic services company) from 2006 through March 2019, Chief Executive Officer of Schaad Companies, LLC (a diversified holding company) from 2008 through 2018, and Chief Executive Officer of Schaad Family Office, LLC (a diversified holding company) from 2012 through 2018. In May 2022, Ms. Banner was elected to the board of directors of Washington Real Estate Investment Trust, now known as Elme Communities (NYSE:ELME).

Qualifications and Skills:

Ms. Banner brings to Truist leadership and management experience and skills in public accounting, financial services, corporate governance, regulatory and risk management from her prior service on the boards of directors of First Vantage Bank and First Virginia Banks, Inc. Ms. Banner’s skills also include knowledge of technology and digital transformation through formal training and research participation as an Industry Research Fellow with the MIT Center for Information Systems Research and other external sources.

Professional Experience:

Mr. Boyer has served as Chief Executive Officer of GlobalWatch Technologies, Inc. (a privately-held business intelligence, cybersecurity, information assurance, governance and compliance firm) since 2004. Mr. Boyer also has served as a director of Virginia Community Development Corporation (a tax credit fund manager supporting economic development in Richmond) since 2009 and as a Treasury Board Member for the Commonwealth of Virginia from 2002-2014. Mr. Boyer is also a National Association of Corporate Directors (NACD) Board Leadership Fellow and a member of the Presidential Counselors for Pennsylvania State University.

Qualifications and Skills:

Through his experience both as a Board member and from his prior service for more than 11 years on Truist Bank’s local advisory board in Washington, D.C., Mr. Boyer has gained a thorough understanding of Truist’s banking organization, corporate governance structure and its values and culture. Mr. Boyer’s contributions as a Truist director also include his experience with risk management, accounting and finance, as well as information technology services, information management, cybersecurity, data analytics and anti-terrorism assistance services.

10	| 2023 Proxy Statement

Proposal 1—Election of Directors

AGNES BUNDY SCANLAN CAMBRIDGE, MA	ANNA R. CABLIK MARIETTA, GA

Tenure:

•  Truist since 2019

•  SunTrust director since 2017

Age: 65

Board Committees:

•  Executive

•  Nominating and Governance (Chair)

•  Risk

•  Trust—Truist Bank

Public Company Directorships:

•  AppFolio, Inc.

•  R1 RCM Inc.

Tenure: • Truist since 2004 Age: 70 Board Committees: • Compensation and Human Capital • Risk • Trust—Truist Bank

Professional Experience:

Ms. Bundy Scanlan has served as President of The Cambridge Group LLC, a regulatory advisory firm, since May 2020. From 2017 to 2020, she was a senior advisor for Treliant Risk Advisors, counseling financial services firms on risk management, strategic and other regulatory matters. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she served as Chief Regulatory Officer, Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. Ms. Bundy Scanlan serves on the boards of directors of AppFolio, Inc., a provider of cloud-based business software solutions, services, and data analytics to the real estate industry, and R1 RCM Inc., a revenue cycle management company servicing hospitals, health systems and physician groups in the United States.

Qualifications and Skills:

Ms. Bundy Scanlan brings her demonstrated extensive risk management, regulatory, compliance, legal and government affairs experience to our Board of Directors. With over 20 years of experience, she is also highly regarded as an expert and leader in the fields of governance, regulatory and compliance risk, and information security and contributes these skills to Truist’s Board of Directors.

Professional Experience:

Ms. Cablik has served as the President of Anasteel & Supply Company, LLC (a privately-held reinforcing steel fabricator) since 1994 and served as President of Anatek, Inc. (a general contractor) from 1982 until the sale of the company in July 2022.

Qualifications and Skills:

Ms. Cablik brings entrepreneurial, accounting and executive experience to Truist, having successfully founded and grown several businesses. Her extensive career managing a diverse portfolio of projects provides risk assessment skills and governance experience to the Truist Board. In addition to these skills, Ms. Cablik’s prior service on the board of Georgia Power Company and her broad understanding of corporate governance matters pertaining to public companies provides valuable experience to the Truist Board.

2023 Proxy Statement |	11

Proposal 1—Election of Directors

DALLAS S. CLEMENT ATLANTA, GA	PAUL D. DONAHUE ATLANTA, GA

Tenure: • Truist since 2019 • SunTrust director since 2015 Age: 57 Board Committees: • Audit (Chair) • Executive • Technology	Tenure: • Truist since 2019 • SunTrust director since 2019 Age: 66 Board Committees: • Compensation and Human Capital • Trust—Truist Bank Public Company Directorship: • Genuine Parts Company

Professional Experience:

Mr. Clement is President and Chief Financial Officer of Cox Enterprises, Inc., a privately-held media, communications and technology company, responsible for its treasury, financial reporting and control, tax, audit, and financial planning and analysis functions. Previously, he served as Executive Vice President and Chief Financial Officer of Cox Enterprises and Executive Vice President and Chief Financial Officer for Cox Automotive, the largest automotive marketplace and leading provider of software solutions to auto dealers throughout the U.S. He also had accountability for the international businesses and Cox Automotive’s financial services unit, NextGear. Prior to the formation of Cox Automotive, Mr. Clement served as Chief Financial Officer of Autotrader Group. He also spent 20 years at Cox Communications, where he held a variety of roles, including Executive Vice President and Chief Strategy and Product Management Officer.

Qualifications and Skills:

Mr. Clement enriches the Truist Board of Directors through his broad financial and business experience, including service as President and CFO of a large customer-facing company with significant technology operations. Mr. Clement has worked for over 25 years in executive management, strategy, finance, and corporate development across a number of different businesses. Mr. Clement’s experience and expertise provides valuable leadership over a broad range of Board functions, including audit, financial reporting, corporate governance, information technology and corporate strategy.

Professional Experience:

Mr. Donahue is the Chairman and Chief Executive Officer of Genuine Parts Company, a publicly-traded distribution company, holding the Chairman position since April 22, 2019 and the CEO position since May 1, 2016. Mr. Donahue was elected President of Genuine Parts in 2012. He joined S.P. Richards Company, the office products group of Genuine Parts, as Executive Vice President Sales and Marketing in 2003. He was soon after appointed President and Chief Operating Officer, a position he held until his election to Executive Vice President of Genuine Parts in 2007. From 2009 to 2015, Mr. Donahue was President of the U.S. Automotive Parts Group of Genuine Parts.

Qualifications and Skills:

Mr. Donahue has extensive business, executive and management experience that he brings to the Truist Board of Directors. In addition to his experience as Chairman and CEO at Genuine Parts, Mr. Donahue spent more than two decades with Newell Rubbermaid (now Newell Brands), a publicly-traded consumer products manufacturer and has proven successful in a number of sales, marketing, operations and executive positions. Mr. Donahue’s expertise and experience, including serving as a director and chief executive officer of a large, publicly traded company with significant consumer facing operations, make him a valuable addition to Truist’s Board of Directors.

12	| 2023 Proxy Statement

Proposal 1—Election of Directors

PATRICK C. GRANEY III CHARLESTON, WV	LINNIE M. HAYNESWORTH OAKTON, VA
Tenure: • Truist since 2018 Age: 69 Board Committees: • Audit • Compensation and Human Capital • Trust—Truist Bank Public Company Directorship: • Ramaco Resources, Inc.

Tenure:

•  Truist since 2019

•  SunTrust director since 2019

Age: 65

Board Committees:

•  Risk

•  Technology

Public Company Directorships:

•  Automatic Data Processing, Inc.

•  Micron Technology, Inc.

•  Eastman Chemical Company

Professional Experience:

Mr. Graney is currently a private investor and manages several real estate investment companies, including PCG, Inc., of which he is the founder and president. He is a long-standing business leader in the state of West Virginia, having previously owned both Petroleum Products, Inc., a fuel distributor, and One Stop Stores, a chain of convenience stores, each for over 25 years. Mr. Graney also serves as a member of the board of directors of Ramaco Resources, a publicly- traded metallurgical coal company.

Qualifications and Skills:

Mr. Graney’s extensive leadership experience brings valuable strategic and managerial skills to Truist. His financial services experience includes having served as a Class B director representing West Virginia on the board of the Federal Reserve Bank of Richmond from December 2008 to December 2013. Mr. Graney’s financial expertise, his experience as owner of a business similar to those we serve, and his leadership and public company director experience all enhance the overall skill set and expertise on the Truist Board.

Professional Experience:

Ms. Haynesworth retired in 2019 as the Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s (NGC’s) Mission Systems Sector after assuming this role in 2016. In this position, Ms. Haynesworth had executive responsibility for the overall growth and program activities for the division’s business portfolio, including full spectrum cyber, multi-enterprise data management and integration, as well as mission enabling intelligence, surveillance and reconnaissance (ISR) solutions supporting domestic and international customers. She previously served as Sector Vice President and General Manager of the ISR Division within the former Information Systems sector of NGC, as well as led NGC’s Federal and Defense Technologies Division. Ms. Haynesworth serves on the boards of Automatic Data Processing, Inc. (a global technology company), Micron Technology, Inc. (a memory and storage solutions business), and Eastman Chemical Company (a global specialty materials company).

Qualifications and Skills:

Ms. Haynesworth enriches the Truist Board through her deep background in cybersecurity governance, enterprise strategy, large complex system development and disruptive technology integration. She formerly served on the board of directors of the Intelligence and National Security Alliance and the Northern Virginia Technology Council. Ms. Haynesworth provides Truist’s Board a valuable resource, and offers significant insights as cybersecurity and technology play an increasing role in Truist’s operations and businesses.

2023 Proxy Statement |	13

Proposal 1—Election of Directors

KELLY S. KING WINSTON-SALEM, NC	EASTER A. MAYNARD RALEIGH, NC

Tenure: • Truist since 2008 Age: 74 Board Committees: • Executive • Risk	Tenure: • Truist since 2018 Age: 52 Board Committees: • Audit • Nominating and Governance

Professional Experience:

Mr. King served as Executive Chairman of Truist from September 2021 until March 2022. Previously, he served as the Chief Executive Officer of Truist and Truist Bank from 2009 until September 2021, and Chairman of the Board of Directors from 2010 until March 2022.

Qualifications and Skills:

Mr. King has forged a lifetime of leadership experience with Truist, devoting decades of service to Truist as a member of Executive Leadership. He has held leadership roles in commercial and retail banking, operations, insurance, corporate financial services, investment services and capital markets.

Mr. King served as a representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2013 through 2016, and served as its President in 2016. He previously served as a board member of the Bank Policy Institute, The Clearing House, the Federal Reserve Bank of Richmond, and Foundation for the Carolinas, and currently serves as the Chairman of NCInnovation. Mr. King is an emeritus board member of Business for Educational Success and Transformation (BEST) NC. Mr. King previously served as Chairman of the North Carolina Bankers Association board, Vice Chairman of the American Bankers Council, and as a member of the Charlotte Executive Leadership Council. Mr. King is Chairman Emeritus of the Piedmont Triad Partnership.

Mr. King brings to the Board of Directors his expertise formed through his long-serving leadership at Truist, steering the Company through numerous successful mergers, his strong experience in strategic planning, risk management, corporate governance, and his invaluable contributions to the Board and its committees.

Professional Experience:

Ms. Maynard has served as Director of Community Investment for Investors Management Corporation (“IMC”) (a diversified holding company) since 2004. She has served on the IMC board since 2017 and was elected chair of the board in February 2023. She is also the chair of the board of its principal subsidiary, Golden Corral Corporation, a national restaurant chain, on which she has served since 2006. Ms. Maynard also is Executive Director of IMC’s charitable arm, the ChildTrust Foundation, and serves in executive and board capacities for a variety of charitable organizations.

Qualifications and Skills:

Ms. Maynard brings extensive strategic planning, management and community service experience and skills to the Truist Board. She has also been a member of the North Carolina State Banking Commission since December 2018. Her executive leadership and governance experience provide valuable expertise to the Truist Board. Ms. Maynard currently serves as board chair for the North Carolina Early Childhood Foundation and on the boards of the North Carolina Network of Grantmakers, and Boys and Girls Clubs of Wake County.

14	| 2023 Proxy Statement

Proposal 1—Election of Directors

DONNA S. MOREA ROYAL OAK, MD	CHARLES A. PATTON N. PRINCE GEORGE, VA

Tenure:

•  Truist since 2019

•  SunTrust director since 2012

Age: 68

Board Committees:

•  Executive

•  Risk

•  Technology (Chair)

Public Company Directorships:

•  KLDiscovery Inc.

•  Science Applications International Corporation

Tenure: • Truist since 2013 Age: 66 Board Committees: • Executive • Nominating and Governance • Risk (Chair)

Professional Experience:

Since 2012 Ms. Morea has been the Chairman and Chief Executive Officer of Adesso Group, LLC, which provides consulting and advisory services, with an emphasis on strategic growth opportunities, for businesses of all sizes. She presently serves as chair of the board of Science Applications International Corporation, a publicly-traded firm which provides technical, engineering, and enterprise information technology services. Ms. Morea is an Operating Executive of The Carlyle Group, where she focuses on technology and business services. She has also served as the chair of the Northern Virginia Technology Council, which has more than 1,000 member organizations.

Qualifications and Skills:

Ms. Morea is a nationally recognized executive in IT professional services management with over 30 years of experience, and provides valuable insight to Truist in today’s changing competitive environment. In addition, she has broad experience in managing business process services for large enterprises, including companies in such diverse and highly regulated industries as financial services, healthcare, telecommunications and government. Ms. Morea also makes important contributions to the Truist Board through her executive management experience and knowledge of information technology, given the increasing importance of technology to our operations and businesses.

Professional Experience:

Mr. Patton has served as a consultant and manager of Patton Holdings, LLC (a real estate holding company) since 2007 and manager of PATCO Investments, LLC (emphasizing specialty lending and equity participations) since 1998.

Qualifications and Skills:

Mr. Patton has served in leadership positions in the financial services industry, including as the President and Chief Executive Officer of Virginia First Savings Bank. In this role, he gained leadership, oversight and risk management skills, as well as financial industry and banking operations expertise. Mr. Patton brings these skills to Truist’s Board and its committees, along with the considerable corporate governance and risk management expertise gained from his service on the Truist Board of Directors and its committees.

2023 Proxy Statement |	15

Proposal 1—Election of Directors

NIDO R. QUBEIN HIGH POINT, NC	DAVID M. RATCLIFFE ATLANTA, GA

Tenure: • Truist since 1990 Age: 74 Board Committees: • Risk • Technology • Trust—Truist Bank Public Company Directorship: • La-Z-Boy Incorporated	Tenure: • Truist since 2019 • SunTrust director since 2011 Age: 74 Board Committees: • Executive • Nominating and Governance • Risk

Professional Experience:

Dr. Qubein has served as President of High Point University since 2005, a period of unprecedented growth for the university. Since 2016, he has served as Executive Chairman of Great Harvest Bread Company after serving as Chairman from 2001 through 2015.

Qualifications and Skills:

Dr. Qubein is an experienced author who has written books on leadership, sales, communication and marketing and provides guidance to organizations on how to position their enterprises and create successful leadership programs. His entrepreneurial ventures and service on more than 30 volunteer boards over the course of his career contribute governance and community service skills and experience to Truist. Dr. Qubein’s extensive leadership and experience in marketing and consumer relationships provide valuable contributions to the Truist Board.

Professional Experience:

Mr. Ratcliffe retired in December 2010 as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, a position he had held since 2004. Mr. Ratcliffe previously served as a member, and lead independent director, of the board of directors of CSX Corporation, a publicly-traded railroad company.

Qualifications and Skills:

Mr. Ratcliffe is our former independent Lead Director and brings his valuable experience in that role to continued service on the Truist Board. Mr. Ratcliffe is a director and former Chief Executive Officer of a highly-regulated, publicly-traded energy company and brings his experience related to environmental initiatives to our Board of Directors. He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Georgia Chamber of Commerce. In addition to these qualifications, Mr. Ratcliffe contributes financial experience and familiarity operating in regulated industries to the Truist Board.

16	| 2023 Proxy Statement

Proposal 1—Election of Directors

WILLIAM H. ROGERS, JR. CHARLOTTE, NC	FRANK P. SCRUGGS, JR. BOCA RATON, FL

Tenure: • Truist since 2019 • SunTrust director since 2011 Age: 65 Board Committees: • Executive (Chair)	Tenure: • Truist since 2019 • SunTrust director since 2013 Age: 71 Board Committees: • Compensation and Human Capital • Risk • Trust—Truist Bank

Professional Experience:

Mr. Rogers has been the Chief Executive Officer of Truist and Truist Bank since September 2021 and has served as Chairman of the Board of Directors since March 12, 2022. Previously, he served as President and Chief Operating Officer of Truist and Truist Bank since December 7, 2019. He is the former Chairman and CEO of SunTrust Banks, Inc. He was named Chairman of SunTrust in 2012 after being elected to the board in 2011 and was named Chief Executive Officer in June 2011.

Qualifications and Skills:

Mr. Rogers has served in a leadership capacity with the Bank Policy Institute and served as the Sixth District representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2017 through 2019. He is currently serving as the Fifth District representative on the Federal Advisory Council. He is also a board member of the Boys & Girls Clubs of America and Charlotte Center City Partners, and serves as a member of the Emory University Board of Trustees and on the Global Board of Advisors for Operation HOPE, Inc. He is also a member of the Charlotte Executive Leadership Council.

Mr. Rogers contributes to the Truist Board in several ways, including his extensive experience in the financial services industry and expertise in risk management strategy and corporate governance.

Professional Experience:

Mr. Scruggs currently is a principal at the law firm, Frank Scruggs, P.A. Previously, he served as a partner in the law firm of Berger Singerman LLP from November 2007 through November 2020, where he represented companies and executives in employment law matters and commercial disputes. Prior to joining Berger Singerman, he was an Executive Vice President for Office Depot, Inc. and was a shareholder of the law firm Greenberg Traurig LLC. He also previously served as the Florida Secretary of Labor and Employment Security.

Qualifications and Skills:

Mr. Scruggs’ brings his extensive governmental affairs, legal, and regulatory experience to the Truist Board. Mr. Scruggs received the designation, Board Leadership Fellow, from the National Association of Corporate Directors and the Professional Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University. Mr. Scrugg’s breadth of experience and expertise in the regulatory, technology and banking fields have proven valuable to the Truist Board.

2023 Proxy Statement |	17

Proposal 1—Election of Directors

CHRISTINE SEARS HARRISBURG, PA	THOMAS E. SKAINS CHARLOTTE, NC

Tenure: • Truist since 2015 Age: 67 Board Committees: • Audit • Compensation and Human Capital	Tenure: • Truist since 2009 Age: 66 Board Committees: • Executive • Nominating and Governance • Risk Public Company Directorships: • Duke Energy Corporation • National Fuel Gas Company

Professional Experience:

Ms. Sears has served as a director of Pennsylvania National Mutual Casualty Insurance Company (Penn National) since 2002 and served as its Chief Executive Officer from 2015 until retiring in August 2020, and as its President from 2015 until January 2020. Prior to being appointed Penn National’s President and Chief Executive Officer, Ms. Sears served as Penn National’s Executive Vice President and Chief Operating Officer after serving as Penn National’s Chief Financial Officer from 1999 to 2010.

Qualifications and Skills:

Ms. Sears’ leadership experience and deep understanding of the insurance industry is valuable to our Board of Directors as Truist’s insurance operations are our largest source of noninterest income. Ms. Sears is a Certified Public Accountant (CPA), holds the Chartered Property Casualty Underwriter designation from the Institute for Chartered Property Casualty Underwriters, and has completed the Insurance Executive Development Course at the University of Pennsylvania’s Wharton School of Business.

Professional Experience:

Mr. Skains served as Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. from 2003 until its acquisition in October 2016 by Duke Energy Corporation.

Qualifications and Skills:

Mr. Skains is our independent Lead Director and brings extensive leadership and strategic planning skills to Truist through his experience as the Chairman, President and Chief Executive Officer of Piedmont Natural Gas, a major natural gas utility in the Southeast. Mr. Skains also brings a wealth of corporate governance and risk management expertise and knowledge of environmental regulations gained through his former role at Piedmont Natural Gas, and as a director of Duke Energy Corporation and National Fuel Gas Company. His experience in the highly regulated natural gas industry is especially valuable given the high degree of regulation that exists in the financial services industry. The Board of Directors believes that Mr. Skains’ extensive experience provides an effective counterbalance to the non-independent members of the Board and well-qualifies him to serve as our independent Lead Director. Mr. Skains has served on the boards of several prominent civic and business associations, providing him with extensive community relations experience.

18	| 2023 Proxy Statement

Proposal 1—Election of Directors

BRUCE L. TANNER COLLEYVILLE, TX	THOMAS N. THOMPSON OWENSBORO, KY

Tenure: • Truist since 2019 • SunTrust director since 2015 Age: 64 Board Committees: • Audit • Technology • Trust—Truist Bank Public Company Directorship: • American Tower Corporation	Tenure: • Truist since 2008 Age: 74 Board Committees: • Nominating and Governance • Risk

Professional Experience:

Mr. Tanner retired in August 2019 as an Executive Vice President and Strategic Advisor for Lockheed Martin Corporation. From 2007 to February 2019, he served as Executive Vice President and Chief Financial Officer for Lockheed Martin. As Chief Financial Officer, he was responsible for all aspects of Lockheed’s financial strategies, processes and operations. He also served as Vice President of Finance and Business Operations at Lockheed Martin Aeronautics, where he was responsible for all business aspects of the company, including financial management, accounting, estimating, contracts and program finance. Mr. Tanner also serves on the board of directors of American Tower Corporation, a publicly-traded real estate investment trust.

Qualifications and Skills:

Mr. Tanner brings a wealth of global financial leadership experience from his tenure at Lockheed Martin, where he led the finance organization through an extended period of significant growth, including numerous acquisitions. His public company experience and expertise in both finance and M&A are instrumental and contribute to the Board’s role in overseeing our operations.

Professional Experience:

Mr. Thompson has served as President of Thompson Homes, Inc. (a home builder) since 1978 and served as a member of the Kentucky House of Representatives from 2003-2016.

Qualifications and Skills:

Mr. Thompson contributes to Truist his risk management and financial services regulatory experience. He is a former member of the Kentucky legislature and served as the Chairman of the House Banking and Insurance Committee. He provides valuable experience in the banking industry, having served as a former director of AREA Bancshares, a bank holding company based in Kentucky and acquired by Truist in 2002. Mr. Thompson’s experience leading a home builder aids Truist in serving that important industry. Mr. Thompson also brings governance and community service skills and experience to the Truist Board, having served as a director of various educational and community organizations.

2023 Proxy Statement |	19

Proposal 1—Election of Directors

STEVEN C. VOORHEES JACKSONVILLE BEACH, FL

Tenure: • Truist since 2019 • SunTrust director since 2018 Age: 68 Board Committees: • Audit • Compensation and Human Capital (Chair) • Executive

Professional Experience:

Prior to his retirement in March 2021, Mr. Voorhees served as the President and Chief Executive Officer and as a director of WestRock Company, an international provider of paper and packaging solutions. Before being named to his role at WestRock, he served as the Chief Executive Officer and as a director of a predecessor entity, RockTenn Company. Before joining Rock-Tenn, he served in various operations and executive roles at Sonat, Inc., a diversified energy company.

Qualifications and Skills:

Mr. Voorhees has extensive business experience that he adds to the Truist Board. In addition, he has broad executive and financial experience, including having served as a director, chief executive officer and chief financial officer of a large, publicly-traded company. His more than 20 years of experience with growing a company and M&A lends to his continued contributions to the Board of Truist. Mr. Voorhees is a trustee of the University of Virginia Darden School Foundation and a director of 3DE by Junior Achievement.

20	| 2023 Proxy Statement

Proposal 1—Election of Directors

Standing Board Committee Membership and Lead Director Responsibilities

Pursuant to Truist’s Corporate Governance Guidelines, directors are expected to attend the Board meetings, the meetings of the Board committees on which they serve, and the annual meeting of shareholders. All of our directors attended the 2022 annual meeting of shareholders.

The table below shows director membership on each of our six standing committees as of the date of this proxy statement: Audit; Compensation and Human Capital; Executive; Nominating and Governance; Risk; and Technology. The charter for each of these committees is accessible on our website at https://ir.truist.com/Board-Committees, but these charters are not incorporated into this proxy statement by reference. The table also includes the members of the Trust Committee of our principal banking subsidiary, Truist Bank.

Each Board member attended more than 75% of the aggregate number of Board meetings, and meetings of the committees on which he or she served, during his or her tenure in 2022. Our Board members also attend Board development sessions in addition to other Truist events throughout the year. During 2022, the full Board of Directors held ten meetings.

We anticipate that the Board standing committees will perform additional duties that are not specifically set out in their respective charters as may be necessary or advisable in order for us to comply with certain laws, regulations or corporate governance standards. The following pages provide detail on the responsibilities of our independent Lead Director and each standing committee, including the current members, the principal functions and the number of meetings held in 2022.

Director	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Nominating and Governance Committee	Risk Committee	Technology Committee	Trust Committee[1]

Jennifer S. Banner	✓					✓

K. David Boyer, Jr.	✓		✓			✓	Chair

Agnes Bundy Scanlan			✓	Chair	✓		✓

Anna R. Cablik		✓			✓		✓

Dallas S. Clement	Chair		✓			✓

Paul D. Donahue		✓					✓

Patrick C. Graney III	✓	✓					✓

Linnie M. Haynesworth					✓	✓

Kelly S. King			✓		✓

Easter A. Maynard	✓			✓

Donna S. Morea			✓		✓	Chair

Charles A. Patton			✓	✓	Chair

Nido R. Qubein					✓	✓	✓

David M. Ratcliffe			✓	✓	✓

William H. Rogers, Jr.			Chair

Frank P. Scruggs, Jr.		✓			✓		✓

Christine Sears	✓	✓

Thomas E. Skains[2]			✓	✓	✓

Bruce L. Tanner	✓					✓	✓

Thomas N. Thompson				✓	✓
Steven C. Voorhees	✓	Chair	✓

1 The Trust Committee is a committee of the Board of Directors of Truist Bank.

2 Independent Lead Director.

2023 Proxy Statement |	21

Proposal 1—Election of Directors

Independent Lead Director

Thomas E. Skains	Key Responsibilities

•  Assists the Chairman and other Board members in ensuring effective governance in overseeing the direction and management of Truist.

•  Convenes, sets the agenda for, and chairs executive sessions of the non-management directors following each regularly scheduled Board meeting.

•  Presides at all Board meetings at which the Chairman is not present (including executive sessions).

•  Takes responsibility for feedback and engagement with the Chief Executive Officer on executive sessions.

•  Has the authority to call and preside over meetings of the independent directors.

•  Leads the Board’s annual review and evaluation of Truist’s Executive Leadership succession plan.

•  Acts as Chairman in the event the current Chairman is unable to continue his responsibilities until a successor Chairman can be elected by the Board.

•  Collaborates with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approves such agendas.

•  Solicits the non-management directors for advice on agenda items for meetings of the Board.

•  Consults with the Chairman and Chief Executive Officer on, and approves, information that is sent to the Board in preparation for and at Board meetings.

•  Collaborates with the Chairman and Chief Executive Officer and the chairs of the standing committees in developing and managing the schedule of meetings of the Board and approves all Board and committee meeting schedules.

•  Facilitates teamwork and communication among the independent directors and the Chairman and Chief Executive Officer.

•  If requested by major shareholders, ensures that he is reasonably available for consultation and direct communication.

Audit Committee

   Dallas S. Clement

   Chair

   13 Meetings in 2022

  Committee Members:

   Jennifer S. Banner

   K. David Boyer, Jr.

   Dallas S. Clement

   Patrick C. Graney III    Easter A. Maynard    Christine Sears    Bruce L. Tanner

   Steven C. Voorhees

Key Committee Responsibilities:

•  Assists the Board in its oversight of the integrity of our financial statements and disclosures.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•  Preapproves all auditing services and permitted non-audit services to be performed by the independent auditor.

•  Assists in oversight of Truist’s internal control processes.

•  Monitors financial risks and exposures and reviews with management and the auditors the steps management has taken to monitor, minimize or control such risks or exposures.

•  Evaluates the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead audit partner.

•  Oversees Truist’s internal audit function and receives regular reports from the Chief Audit Officer.

•  Periodically reviews, recommends changes to, and monitors compliance with the Policy and Procedures for Accounting, Securities and Legal Violations.

•  Periodically reviews and discusses with management, Truist’s controls and procedures with respect to environmental, social, and governance data disclosed by Truist, including emissions and other climate-related data.

•  Discusses with Truist’s Chief Legal Officer legal matters that may be disclosable or that may have a material impact on Truist.

22	| 2023 Proxy Statement

Proposal 1—Election of Directors

Compensation and Human Capital Committee

Steven C. Voorhees Chair 10 Meetings in 2022 Committee Members: Anna R. Cablik Paul D. Donahue Patrick C. Graney III Frank P. Scruggs, Jr. Christine Sears Steven C. Voorhees	Key Committee Responsibilities:

•  Manages the duties of the Board related to executive compensation.

•  Reviews and approves a statement of Truist’s compensation philosophy, principles and practices.

•  Responsible for oversight and review of our compensation and benefit plans, including administering our executive compensation programs.

•  Provides input on human capital strategy for Truist, including diversity, equity and inclusion, and talent management.

•  Determines the compensation of the CEO and other members of Executive Leadership.

•  Recommends compensation and benefits for directors.

•  Engages an independent compensation consultant to make recommendations relating to overall compensation philosophy, the peer group to be used for external comparison purposes, short-term and long-term incentive compensation plans, and related compensation matters.

•  Oversees and evaluates the design, administration and risk management of material incentive compensation arrangements and programs and recommends any prudent enhancements.

•  Oversees the Company’s strategies and initiatives on employee diversity, equity, and inclusion, teammate engagement and well-being, and human capital metrics and reporting, unless otherwise addressed by the Board.

Executive Committee

   William H. Rogers, Jr.

   Chair

   2 Meetings in 2022

  Committee Members:

   K. David Boyer, Jr.

   Agnes Bundy Scanlan

   Dallas S. Clement

   Kelly S. King

   Donna S. Morea    Charles A. Patton

   David M. Ratcliffe

   William H. Rogers, Jr.

   Thomas E. Skains

   Steven C. Voorhees

Key Committee Responsibilities:

•  Authorized to exercise all powers and authority of the Board in the management of the business and affairs of the Company during the intervals between Board meetings, to the extent permitted by applicable law.

2023 Proxy Statement |	23

Proposal 1—Election of Directors

Nominating and Governance Committee

Agnes Bundy Scanlan Chair 6 Meetings in 2022 Committee Members: Agnes Bundy Scanlan Easter A. Maynard Charles A. Patton David M. Ratcliffe Thomas E. Skains Thomas N. Thompson	Key Committee Responsibilities:

•  Reviews the qualifications and independence of members of the Board and its committees.

•  Annually reviews and makes recommendations on the composition and structure of the Board and its committees, including the chair of each committee.

•  Identifies and recommends to the Board director nominees for election by shareholders at the annual meeting of shareholders.

•  Provides guidance and oversight on corporate governance and related matters, including corporate responsibility and sustainability issues.

•  Oversees the annual performance of the Board and its committees.

•  Oversees Truist’s emergency CEO succession and continuity planning.

•  Oversees and evolves as appropriate the Board Development Program, and any other director orientation and continuing education programs.

•  Reviews and monitors compliance with Truist’s Code of Ethics.

•  Oversees management’s integration of Truist’s purpose, values and culture with its strategy and objectives.

•  Reviews feedback from our shareholder engagement program and oversees our corporate responsibility and sustainability reporting.

•  Oversees Truist’s policies, programs, strategies and practices related to environmental, social and humanitarian matters.

•  Oversees Truist’s policies and practices related to political contributions and lobbying.

Risk Committee

   Charles A. Patton

   Chair

   12 Meetings in 2022

  Committee Members:

   Agnes Bundy Scanlan

   Anna R. Cablik

   Linnie M. Haynesworth

   Kelly S. King    Donna S. Morea

   Charles A. Patton

   Nido R. Qubein

   David M. Ratcliffe

   Frank P. Scruggs, Jr.

   Thomas E. Skains

   Thomas N. Thompson

Key Committee Responsibilities:

•  Assists the Board in its oversight of Truist’s risk management framework, including the significant policies, programs and plans established by management to identify, measure, monitor, assess, manage, and report on risks arising from Truist’s exposures and business activities.

•  Reviews processes for identifying, assessing, monitoring and managing compliance, credit, liquidity, market, operational (including information technology and client information), corporate responsibility and sustainability (including climate change), and reputational and strategic risks.

•  Oversees the effectiveness of Truist’s risk management policies and procedures and monitors trends in emerging and ongoing risks.

•  Receives periodic reports on, and reviews of, Truist’s risk management framework and risk management programs and their results.

•  Discusses with management, including the Chief Risk Officer (who reports directly to this Committee), our major risk exposures and reviews the steps management has taken to identify, monitor and control such exposures.

•  Approves the appointment and removal of the Chief Risk Officer, annually reviews the Chief Risk Officer’s performance, annually makes a recommendation to the Compensation and Human Capital Committee with respect to the compensation of the Chief Risk Officer and ensures that the compensation of the Chief Risk Officer is consistent with the safety and soundness of the Company.

•  Reviews and submits the Company’s CCAR and stress test submissions and resolution plans for review and approval by the Board as a whole.

•  Approves statements defining Truist’s risk appetite, monitors our risk profile and provides input to management regarding our risk appetite and risk profile.

•  Oversees management’s implementation and management of, and adherence to, Truist’s significant risk management strategy, policies, procedures, limits and tolerances.

•  Provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities.

24	| 2023 Proxy Statement

Proposal 1—Election of Directors

Technology Committee

Donna S. Morea Chair 6 Meetings in 2022 Committee Members: Jennifer S. Banner K. David Boyer, Jr. Dallas S. Clement Linnie M. Haynesworth Donna S. Morea Nido R. Qubein Bruce L. Tanner	Key Committee Responsibilities:

•  Assists the Board in its oversight of the Company’s technology strategy and operations, and significant investments in support of such strategy and operations.

•  Assists the Board and the Risk Committee in oversight of technology risks.

•  Receives reports from management on the Company’s technology strategy and operations, significant technology investments and related technological progress, and trends that may affect the Company’s technology strategy and operations.

•  Reviews the Company’s technology strategy and operations and associated expenditures for the Company and its business segments.

•  Reviews or discusses the Company’s technology policies, standards, and controls.

•  Reviews significant technology investments in support of the Company’s technology strategy and operations.

•  Receives reports from members of management regarding the Company’s practices, management and functioning of technology operations and information security risks, including reports related to the assessment, analysis, and mitigation of such risks.

2023 Proxy Statement |	25

Proposal 1—Election of Directors

Compensation of Directors

2022 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Total ($)
Jennifer S. Banner	152,500		146,384	298,884

K. David Boyer, Jr.	124,500		146,384	270,884

Agnes Bundy Scanlan	123,000		146,384	269,384

Anna R. Cablik	147,000		146,384	293,384

Dallas S. Clement	158,500		146,384	304,884

Paul D. Donahue	109,500		146,384	255,884

Patrick C. Graney III	130,500		146,384	276,884

Linnie M. Haynesworth	105,000		146,384	251,384

Kelly S. King(3)	90,411		—	90,411

Easter A. Maynard	124,500		146,384	270,884

Donna S. Morea	145,000		146,384	291,384

Charles A. Patton	160,000		146,384	306,384

Nido R. Qubein	117,000		146,384	263,384

David M. Ratcliffe	150,753	(4)	146,384	297,137

Frank P. Scruggs, Jr.	127,500		146,384	273,884

Christine Sears	117,000		146,384	263,384

Thomas E. Skains	181,247	(4)	146,384	327,631

Bruce L. Tanner	121,500		146,384	267,884

Thomas N. Thompson	117,000		146,384	263,384
Steven C. Voorhees	124,500		146,384	270,884

(1)	William H. Rogers, Jr. is not included in this table, because during 2022, he is identified as a named executive officer and his compensation received for this service is reflected in the 2022 Summary Compensation Table.

(2)	In February 2022, each then serving non-employee director of Truist Financial Corporation received 2,412 restricted stock units. The grant date fair value was $60.69 for each unit, and the RSUs vested on December 31, 2022. The amounts in this column reflect the grant date fair value for restricted stock unit awards for the fiscal year ended December 31, 2022, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the calculation of these amounts for awards granted in 2022 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Mr. King was not compensated for his service as a director through March 12, 2022 because he was a Truist teammate serving as Executive Chairman through such date. For the portion of the year occurring after March 12, 2022, he was compensated as a non-employee director.

(4)	Includes prorated Lead Director retainer based on the number of days served as Lead Director during 2022.

NARRATIVE TO 2022 DIRECTOR COMPENSATION TABLE

On an annual basis, the Compensation and Human Capital Committee reviews the compensation paid to our directors and makes recommendations to the Board regarding any changes. Working with its independent compensation consultant, the Compensation and Human Capital Committee annually assesses the competitiveness of Truist’s director compensation program relative to our peers. In making this assessment, the Compensation and Human Capital Committee reviews (i) the individual pay components of our program relative to the pay components for directors at our peers, (ii) the average total compensation of our board members relative to directors at our peers, and (iii) our aggregate board compensation as compared to our peer group.

The director compensation shown in the table above reflects total compensation paid to each director for service as a joint member on the Boards of the Company and Truist Bank. A director who is also a teammate of Truist or its subsidiaries is not eligible to receive any equity, retainer or fees for service on the Board of Directors.

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Proposal 1—Election of Directors

The table below shows fees paid to our non-employee directors for 2022 and the fees they are entitled to receive in 2023. The 2023 fees reflect adjustments recommended by the Compensation and Human Capital Committee and approved by the Board effective for the 2023 calendar year. Specifically, (i) the base retainer was increased by $25,000 to $100,000 per year, (ii) fees for each Board and committee meeting attended were discontinued, (iii) additional annual retainers for the Lead Director and each committee chair (other than the Chair of the Technology Committee) were increased by $5,000, (iv) the additional annual retainer for the Chair of the Technology Committee was increased by $20,000, (v) new annual retainers for each non-chair member of the Audit and Risk Committees were established at $15,000, and (vi) the value at the time of grant of the annual equity awards to directors was increased from $150,000 to $180,0000.

Each director receives the base retainer of $100,000. The Lead Director, committee chairs (other than Mr. Rogers, who receives no additional compensation for his role as Chair of the Executive Committee) and non-chair members of the Audit and Risk Committees receive the additional retainers set forth below.

Amount of Annual Retainer		Position
2022	2023

$75,000	$100,000	• Each non-employee director

$45,000	$50,000	• Lead Director

$40,000	$45,000	• Chair of the Audit Committee • Chair of the Risk Committee

$25,000	$45,000	• Chair of the Technology Committee

$25,000	Not Applicable	• Chair of the Executive Committee (payable only if the Chair is a non-employee director)

$25,000	$30,000	• Chair of the Compensation and Human Capital Committee • Chair of the Nominating and Governance Committee

$15,000	$20,000	• Chair of the Truist Bank Trust Committee

$1,500 for each Board and committee meeting attended	Not Applicable	• All non-employee directors and assigned non-employee committee members (these fees were discontinued in 2023)
Not Applicable	$15,000	• All non-chair members of the Audit and Risk Committees

Director Equity Awards

•

For 2023 service, the Board approved $180,000 in equity-based compensation, issued in the form of RSUs that 100% vest at the end of the year, increasing the value of the annual equity award by $30,000 relative to 2022.

•	If Board service is terminated due to disability or death, all unvested RSUs granted to a non-employee director would fully vest as of the date of disability or death.

•	If Board service is terminated for any other reason, any unvested RSUs outstanding as of the date of termination would be forfeited.

•	Upon a change of control, all unvested RSUs would become fully vested and a corresponding number of shares of Truist common stock would be issuable to each director holding such RSUs.

Non-Employee Directors’ Deferred Compensation Plan. The Truist Amended and Restated Non-Employee Directors’ Deferred Compensation Plan permits participating non-employee directors to defer 50% or 100% of their retainer fees into a deferred savings account and also to defer 100% of their equity compensation awards. Participating non-employee directors make an election upon entering the plan regarding the deferral of their non-employee director fees and/or equity compensation awards and the form of distributions under the plan. Deferrals of retainer fees are fully vested at all times and are payable in cash after termination of the director’s service on the Board. Deferred equity awards are payable in Truist shares after termination of a director’s service on the Board.

Stock Ownership Guidelines. Truist requires each non-employee director to hold or control an amount of common stock equal to 5x the amount of his or her annual cash retainer paid by Truist for such director’s services. All non-employee directors are expected to meet this ownership requirement by the later of (i) five years following initial appointment as a director, or (ii) such period of time as it may take to reach the ownership requirement threshold by holding shares or RSUs granted by Truist pursuant to the equity compensation arrangements for directors. All directors either meet the minimum ownership requirement or are still within the time frame allowed to achieve such ownership.

2023 Proxy Statement |	27

Corporate Governance

The Board of Directors regularly reviews Truist’s corporate governance program taking into account best practices, recent developments and the requirements of applicable laws and regulations.

Key Corporate Governance Documents

Please visit our website at https://ir.truist.com under “Governance & Responsibility” to view our corporate governance documents. Shareholders may also request a copy of any of these documents, which are not incorporated into this proxy statement by reference, by contacting our Corporate Secretary at:

Truist Financial Corporation

Attn: Corporate Secretary

214 N. Tryon Street

43rd Floor, Mail Code 500-93-43-13

Charlotte, North Carolina 28202

•  Corporate Governance Guidelines

•  Articles of Incorporation and Bylaws

•  Charters for each of the Company’s standing Board Committees

•  Code of Ethics, including Supplemental Code of Ethics for Senior Financial Officers

•  Accounting, Securities and Legal Violations Policy

•  Ethics, Business Practices and Conduct Committee Charter

Corporate Governance Practices

Our governance practices promote board effectiveness and shareholder interests. Our key corporate governance practices are summarized below:

Independence

•  Independent Board of Directors: 90.5% of directors are independent, and our Audit, Compensation and Human Capital and Nominating and Governance Committees are composed entirely of independent directors.

•  Independent Lead Director: In March 2022, Thomas E. Skains was named our new Lead Director, continuing our practice of providing a strong, independent voice to this position. Our Lead Director serves an important governance function by providing strong leadership for non-management and independent directors, and serves on our Executive Committee. Our Corporate Governance Guidelines discuss the responsibilities placed on our Lead Director, which we believe provide an effective counter-balance to the Chairman and CEO role at Truist. See “Board Leadership Structure—Independent Lead Director.”

•  Hedging/Pledging of Shares: We prohibit hedging and pledging of our common stock by directors and Executive Leadership members.

Accountability and Shareholder Engagement

•  Strong Board Structure and Governance Practices: Our Board of Directors and committee structure is aligned to position the Company for the economic, political, technological and competitive challenges that await. Our Board members conduct self-assessments annually and committee rotation is also considered on an annual basis.

•  Robust Shareholder Engagement Program: We have a formal shareholder engagement program through which we seek feedback on our governance practices from our largest shareholders. The feedback we receive is communicated directly to our Nominating and Governance Committee and is considered in determining whether changes are needed to our corporate governance practices.

•  Clawbacks: We make all executive awards (cash and equity) subject to recoupment as determined by the Compensation and Human Capital Committee.

•  Executive Risk Scorecard: We utilize an executive risk scorecard, which the Compensation and Human Capital Committee may use to reduce incentive compensation for negative risk outcomes.

•  Comprehensive Board Development: Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board committees.

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Corporate Governance

Corporate Responsibility and Sustainability

•  Corporate Responsibility and Sustainability: We publish an annual Corporate Responsibility Report highlighting our good stewardship of the natural resources entrusted to us, our promotion of teammate and community well-being, and our strong corporate governance program. In 2022, we released a Task Force on Climate-Related Financial Disclosures (TCFD) Brief to provide stakeholders an update on the Company’s efforts to measure and share climate-related risks, opportunities, goals and progress, with plans to publish our second TCFD Report in April 2023. Our Nominating and Governance Committee reviews and approves our Corporate Responsibility and sustainability reports, oversees the Company’s corporate responsibility and sustainability matters and management’s integration of our purpose, values and culture within Truist. Our Risk Committee provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities. Our Audit Committee periodically reviews Truist’s controls and procedures with respect to corporate responsibility data.

•  Diversity, Equity and Inclusion: At Truist, we are actively pursuing a diverse culture and creating an equitable and inclusive environment where diverse perspectives are shared and respected. We understand the importance of diversity to the growth of our teammates and the development of our communities. Our Compensation and Human Capital Committee oversees these efforts at Truist.

Shareholder Support

•  Special Meetings: Truist’s bylaws permit shareholders owning 20% or more of our common stock to call a special meeting of shareholders.

•  Proxy Access: Our bylaws provide for proxy access that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to 25% of the Board (or at least two directors) and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our bylaws.

•  No Supermajority Vote Provisions: Our bylaws do not contain supermajority vote requirements.

•  Majority Voting for Directors: All director nominees in uncontested elections must be elected by an affirmative vote of the majority of votes cast.

•  Annual Elections: Each of our directors is elected for a one-year term expiring at the next annual meeting of shareholders.

•  Stock Ownership Guidelines: By requiring our CEO to own stock equal to 6x his annual salary, other members of Executive Leadership to own stock equal to 3x their annual salary, and directors to own stock equal to 5x their annual cash retainer, we aim to align their interests to those of our shareholders.

•  Mandatory Director Retirement Age: Under our Corporate Governance Guidelines, directors must retire from service at the end of the calendar year in which they turn 75 years of age.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, director independence requirements, share ownership guidelines, Board responsibilities, Board development, role of the independent Lead Director, retirement, meetings of non-management directors, and director compensation.

DIRECTOR INDEPENDENCE

Our Board of Directors is committed to maintaining objective, independent oversight of management in upholding its responsibilities to our shareholders and in carrying out the strategic objectives of the Company. The value we place on the independence of our directors is reflected in our corporate governance documents, Board committee charters, annual independence review of our Board members and the role of our Lead Director.

In determining director independence, our Board considers the New York Stock Exchange’s (“NYSE”) bright-line independence criteria and the standards set forth in our Corporate Governance Guidelines. Consistent with NYSE rules, our Board of Directors also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with Truist, including the potential for conflicts of interest, when determining director independence. In making an independence determination, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship, and has not had such a relationship within the past three years, with Truist or any of its subsidiaries.

2023 Proxy Statement |	29

Corporate Governance

To assist it in making independence determinations, our Board of Directors has adopted categorical standards, which are contained in our Corporate Governance Guidelines. These director independence standards reflect, among other items, the NYSE independence requirements and other applicable laws and regulations related to director independence, and address certain relationships that the Board has determined affect a director’s independence. These standards are designed to assist the Board of Directors in determining director independence and include:

Business Relationships

•

The Board reviews whether loans to directors and their related interests from Truist have been made in compliance with the provisions of Federal Reserve Board Regulation O and have been made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectability or present other unfavorable features, and whether any of such credits should be classified as nonaccrual, restructured, or potential problem loans. Extensions of credit made in compliance with Regulation O will not negate a director’s independence.

•

The Board reviews whether a director’s deposit, investment, fiduciary, or other relationships with Truist are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated clients for comparable transactions.

Contributions to Charities

•

Contributions to charitable or non-profit organizations of which a director is an executive officer will not establish a material relationship with Truist that would negate the director’s independence if:

○

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year (excluding any contributions made or pledged pursuant to a matching gift program that is not deemed to be a material relationship); and

○	The charitable or non-profit organization is not a family foundation created by the director or an immediate family member of the director.

Employment or Affiliated Relationships

•	A director is not independent if:

○	during the past three years, the director has been an employee of Truist or the director has an immediate family member who has been an executive officer of Truist or any of its subsidiaries;

○

during the past three years, the director has received, or has an immediate family member who is an executive officer of Truist and has received, more than $120,000 during any twelve-month period in direct compensation from Truist or any of its subsidiaries;

○

the director is a partner of or employed by the internal or external auditor of Truist, has an immediate family member who is a partner of the internal or external auditor of Truist, or has an immediate family member who is employed in a professional capacity by the internal or external auditor of Truist and personally works on Truist’s audit;

○	during the past three years, the director was, or had an immediate family member who was, a partner or employee of Truist’s internal or external auditor and personally worked on Truist’s audit;

○

the director was, during the past three years, employed by, or had an immediate family member who was employed as an executive officer of, another company where any executive officer of Truist or any of its subsidiaries served on that company’s compensation committee of the board of directors; or

○

the director was, during the past three years, an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to or received payments from Truist or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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Corporate Governance

Director Independence Review Process

The Nominating and Governance Committee assists the Board by annually evaluating the independence of each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence of each such person. As a part of this evaluation process, the Nominating and Governance Committee also considers each director’s occupation, other publicly held company directorships, personal and affiliate transactions with Truist and its subsidiaries, relationships considered in accordance with our Related Person Transactions Policy, and other relevant direct and indirect relationships that may affect independence. In particular, the Board considered Truist’s purchase or provision of products or services during the last three years from or to each entity where a director, including Messrs. Clement and Donahue, was an executive officer or employee of such entity, or had an immediate family member who was an executive officer of such entity, and where that entity made payments to or received payments from Truist or any of its subsidiaries for products or services; however, all such transactions were made: (a) in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties, (b) in the aggregate for any single fiscal year, did not exceed 0.25% of Truist’s or such other entity’s gross revenue, and (c) were immaterial to both Truist and the other entity.

After duly considering all such information, our Board of Directors has affirmatively determined that of the 21 members of the Board, the following 19 directors have no disqualifying material relationships with Truist or its subsidiaries and are independent:

• Jennifer S. Banner	• Paul D. Donahue	• Charles A. Patton	• Thomas E. Skains

• K. David Boyer, Jr.	• Patrick C. Graney III	• Nido R. Qubein	• Bruce L. Tanner

• Agnes Bundy Scanlan	• Linnie M. Haynesworth	• David M. Ratcliffe	• Thomas N. Thompson

• Anna R. Cablik	• Easter A. Maynard	• Frank P. Scruggs, Jr.	• Steven C. Voorhees

• Dallas S. Clement	• Donna S. Morea	• Christine Sears

Kelly S. King and William H. Rogers, Jr. were deemed not to be independent due to their roles as current or former executive officers of Truist. Each member of the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee has been determined by the Board to be “independent” in accordance with the requirements of the NYSE and our Corporate Governance Guidelines.

For more details on our independence requirements, see our Corporate Governance Guidelines, which are not incorporated into this proxy statement by reference, but which can be found on the Investor Relations page of our website at https://ir.truist.com under “Governance & Responsibility”—“Corporate Governance”.

CHANGES TO JOB RESPONSIBILITIES OR POSITION

If a director changes his or her principal employment activity, position or responsibility, he or she must notify the Chairman of the Board and the Chair of the Nominating and Governance Committee of such change and offer his or her resignation from the Board. Prior to the resignation becoming effective, the Board, through the Nominating and Governance Committee, will review any such change and determine whether to accept or reject the director’s resignation.

SERVICE ON OTHER BOARDS

A director must advise the Chairman of the Board and the Chair of the Nominating and Governance Committee before accepting an invitation to serve on another public or private company board. If the invitation is to serve on another public company board, the Nominating and Governance Committee will review whether such board service may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Truist and must approve such board service before the director accepts the additional position. A non-employee director of Truist may not serve on more than three other public company boards, and a non-employee director of Truist who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Truist Board. In addition, if a member of the Audit Committee desires to serve on the audit committees of more than a total of three public companies, the Board must approve such additional service before the director accepts the additional position. Members of Truist’s Executive Leadership team may serve on one public company board, in addition to the Truist Board, with the approval of the Chief Executive Officer or, in the case of the Chief Executive Officer, the Nominating and Governance Committee.

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Corporate Governance

BOARD DEVELOPMENT

Our Board Development Program provides a formal framework designed to support the directors’ performance of their responsibilities as members of the Board and Board committees. The Board Development Program allows directors to supplement their existing skill sets and stay informed of emerging risks and trends in Truist’s business and the broader financial services industry in general. The Board, through formal annual polling and informal requests throughout the year, identifies areas of focus for development opportunities. In addition, certain topics are included in the schedule as “core” requirements, such as reviews and updates on anti-money laundering, Federal Reserve Board Regulation O and insider trading. As a result, development opportunities are planned throughout the year and presented at meetings of the Board on a regular basis. The programs and courses are provided by both in-house experts and outside advisors on a wide range of topics to enhance the directors’ knowledge in areas important in carrying out their responsibilities as directors. Programs and presentations of general application are offered to the full Board while others are tailored to the specific requirements of the various Board committees.

Directors are also encouraged to pursue outside learning opportunities, including programs presented by Truist’s regulators and industry associations. To facilitate awareness of these programs and encourage participation, Truist makes available to directors a dynamic calendar of relevant external offerings. Truist encourages directors to report their participation in external programs to the Office of the Corporate Secretary, which maintains a record of all internal development activity, as well as external programs as conveyed by the directors. Management reports annually to the Nominating and Governance Committee with respect to completed development activity over the past year and plans for future development opportunities.

Newly elected directors undergo an extensive director orientation process. We view the director orientation process as a means to acquaint newly elected directors with our businesses and corporate governance framework, and also to further our directors’ understanding of our culture and the Board’s role in determining the Company’s culture and overseeing management’s assurance of corporate integrity. Our Chief Legal Officer and other members of Executive Leadership facilitate a detailed Board orientation session. These sessions review the Company’s culture and values, code of ethics, strategic objectives and planning, risk management matters, compliance programs, internal audit services and our corporate governance program. Additional topics covered in orientation include the Company’s business structure, including regulatory oversight, laws governing directors’ duties and conduct, Truist’s securities law policies, and liability insurance coverage. Additionally, new directors and rotating directors (including directors elevated to the role of chair) each attend an orientation of the committee(s) on which they serve, which covers in detail the operation and duties of the relevant committee.

BOARD AND BOARD COMMITTEE SELF-ASSESSMENT

On an annual basis, our Board of Directors evaluates its effectiveness over the preceding year. Each director participates in the evaluation process and each committee is separately evaluated. The evaluation process is managed by our Nominating and Governance Committee with assistance from our Office of the Corporate Secretary. During our Board evaluation process, directors are presented with a written questionnaire designed to elicit constructive feedback from each director about the effectiveness of the Board and each committee on which the director serves. In 2022, the Chairman or Lead Director separately called each director personally after distribution of the questionnaires to solicit concerns or input regarding the performance of the Board or its committees. Responses received from our directors are discussed with the full Board as well as each standing committee in executive sessions. This feedback is used to improve Board and committee practices, procedures and policies and, as appropriate, is discussed with members of Executive Leadership to improve efficiencies and effectiveness.

SUCCESSION PLANNING AT TRUIST

Human capital management and talent development is a priority for the Board of Directors. Our Corporate Governance Guidelines provide that the Board of Directors is responsible for ensuring that we have developed an Executive Leadership succession plan, including procedures for Chief Executive Officer selection in the event of an emergency or the retirement of the CEO. This plan is reviewed and evaluated by the Board at least annually. The Lead Director facilitates the Board’s review and evaluation of our Executive Leadership succession plan. As part of the plan, our Chairman and CEO evaluates and recommends potential successors, along with a review of any development plans of such individuals.

In accordance with a resolution adopted by the Board of Directors regarding emergency succession, if Mr. Rogers becomes unable to serve as Truist’s Chief Executive Officer, the independent Lead Director is authorized to (i) promptly call a special meeting of the Board of Directors to appoint an individual to assume the authority and responsibility of Chief Executive Officer on a temporary or permanent basis, depending upon the circumstances; and (ii) assume the responsibility of the Chief Executive Officer, without the necessity of further action by the Board of Directors, pending such appointment.

Board Leadership Structure

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Our Board of Directors is led by the Chairman. Under our bylaws, the Chairman is elected by the Board and presides over each Board meeting and performs such other duties as may be incident to the office of Chairman. Our bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. Truist’s Chairman and Chief Executive Officer is not permitted to serve as a member of any standing Board Committee, other than the Executive Committee, the Risk Committee or the

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Corporate Governance

Technology Committee. Our Corporate Governance Guidelines provide that when the position of Chairman of the Board is not held by an independent director, the Board will appoint an independent Lead Director.

It is the Board’s current belief that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of Truist and our shareholders. The Board believes that combining the Chairman and Chief Executive Officer roles at this time provides the following advantages to us:

•

our Chief Executive Officer is more familiar with our current business and industry than our non-management directors and is best situated to lead discussions on important matters affecting the business of Truist;

•

combining the Chief Executive Officer and Chairman positions, along with a strong partnership with the independent Lead Director, creates a firm link between management and the Board and promotes both the development and implementation of corporate strategy; and

•	combining the roles of Chief Executive Officer and Chairman contributes to a more efficient and effective Board, promotes unity of vision for the Company and avoids potential conflict among directors.

The Board is aware of the potential issues that may arise when an insider chairs the board of a company but believes these are more than offset by existing safeguards, which include the designation of a strong independent Lead Director with a clearly defined role and authority set forth in our Corporate Governance Guidelines and discussed further below.

In addition, our Board regularly meets in executive session, chaired by the independent Lead Director, with the non-management directors outside the presence of management. Further, only our independent directors are involved in meetings to discuss succession planning and CEO compensation, where peer benchmarking is extensively used.

INDEPENDENT LEAD DIRECTOR

Effective March 12, 2022, Thomas E. Skains was appointed as the Board’s independent Lead Director, subject to the normal rotation policy for Lead Director service as set forth in our Corporate Governance Guidelines. This Lead Director transition was effected pursuant to the terms of the merger agreement that resulted in the creation of Truist and coincided with Mr. Rogers’ appointment as Chairman of the Board of Directors. Going forward, our Lead Director will be selected as described in our Corporate Governance Guidelines, which require that our Lead Director (i) be appointed by a majority vote of the independent directors and (ii) serve in such capacity for an initial two-year term (subject to annual election as a director by the shareholders), and may serve for subsequent one-year term(s) at the discretion of the Board.

The role of the Lead Director is to assist the Chairman and the remainder of the Board in assuring effective governance in overseeing the direction and management of Truist. Our Board believes that the Lead Director serves an important corporate governance function by providing strong, independent leadership for the non-management directors and provides an appropriate balance to the Chairman and CEO. In addition to the formal list of duties performed by our Lead Director as set forth in our Corporate Governance Guidelines, he also meets with regulators, participates in shareholder engagement calls and attends meetings with senior management. Our independent Lead Director also presides over meetings of our non-management directors in executive session in connection with each regularly scheduled Board meeting and at such other times as deemed necessary or desirable. A more complete description of the role of our Lead Director is included in our Corporate Governance Guidelines and in the discussion above under, “Standing Board Committee Membership and Lead Director Responsibilities.”

In 2020, our Board of Directors approved changes to our Corporate Governance Guidelines, placing the following additional responsibilities on the role of our independent Lead Director:

•	Approve Board agendas and information sent to the Board in preparation for Board meetings

•	Authority to call and preside over meetings of the independent directors
•	Approve all Board and committee meeting schedules

•	Preside over executive sessions of the non-management directors, which will occur at each regularly scheduled Board meeting

In 2022, our Board of Directors approved further changes to our Corporate Governance Guidelines, placing the following additional responsibilities on the role of our independent Lead Director in the event that the positions of Chairman and CEO are combined and that individual also serves as the Chair of the Executive Committee:

•	Serve as a member of the Executive Committee

•	Approve the scheduling of Executive Committee meetings, suggest matters for inclusion on the Executive Committee agendas, and approve such agendas
•	Approve information sent to Executive Committee members in preparation for and at Executive Committee meetings

•	Preside at all meetings of the Executive Committee at which the Chair is not present (including executive sessions)

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We believe that these enhancements further strengthen the role of our Lead Director and provide an appropriate balance to the Chairman and CEO at Truist.

Board Size

As part of the merger agreement between BB&T and SunTrust, the size of our Board of Directors was set at 22. Following the resignation of director Paul R. Garcia in October 2021, the Board took the opportunity to amend Truist’s bylaws and reduce the size of the Board to 21 directors. This decision was based, in part, on feedback we had received from our shareholder engagement program.

The size of our Board has provided an advantage when evaluating our committee structure, including the decision to create a Technology Committee to assist the Board in its oversight of technology strategy and risk, and assigning an appropriate number of members to each committee in order to properly analyze and respond to increasingly complex developments, whether regulatory, economic, technological or otherwise. The diversity of viewpoints on each committee also allows for more effective challenge to proposals from management and directors. In addition, the number of independent directors aids in maintaining the requisite independence standards of the Audit, Compensation and Human Capital, and Nominating and Governance Committees

While our Board believes its current size has provided advantages, including overseeing the integration of our two heritage companies following the merger of equals, navigating the challenges presented by the COVID-19 pandemic and addressing the significant regulatory, economic, and technological pressures experienced by financial institutions, our Board will continue to annually evaluate its size and structure. We also note that four of our directors will reach the mandatory retirement age of 75 during 2023 and are expected to retire from the Board at the end of the year, consistent with our Corporate Governance Guidelines. As a result, we expect to begin 2024 with a Board consisting of approximately 17 members.

Nominating and Governance Committee Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending to the Board nominees for election or reelection as directors. We seek as director candidates individuals who possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics in order to most effectively serve the long-term interests of Truist and its shareholders.

The Nominating and Governance Committee considers candidates submitted by directors and third-party search firms hired for identifying director candidates. The Nominating and Governance Committee also considers candidates submitted by shareholders, subject to the requirements described below. As evidenced by the composition of our Board, the Nominating and Governance Committee strives to include director candidates who are racially, ethnically and gender diverse, with skills and characteristics that, taken as a whole, will help ensure a strong and effective governing body.

The Nominating and Governance Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be evaluated by the Nominating and Governance Committee using the director membership criteria described below. The Nominating and Governance Committee then reports to the Board its recommendations concerning each director nominee. The Board considers the Nominating and Governance Committee’s recommendations when appointing directors and selecting director nominees to be submitted by Truist to shareholders for election at the annual meeting of shareholders.

DIRECTOR MEMBERSHIP CRITERIA

A director candidate is nominated to stand for election based on his or her professional experience, strategic insights, recognized achievement in his or her respective field, an ability to contribute to our business, experience in risk management, and the willingness to make the commitment of time and effort required of a Truist director over an extended period of time. A director must be “financially literate,” as defined by the Board, and should understand the intricacies of a public company. A director should possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors are also considered to ensure the overall composition of the Truist Board is appropriate.

An important goal of the Board, pursued through the Nominating and Governance Committee, is to include members with diverse backgrounds, expertise and characteristics (including diversity of race, ethnicity and gender) that, taken as a whole, will help ensure a strong and effective governing body. The Nominating and Governance Committee annually assesses these factors in the director selection and nomination process.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Board of Directors also will consider qualified director nominees submitted in advance by shareholders when such recommendations are submitted with the information set forth in Article II, Section 10 of the Company’s bylaws. Under this provision of

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our bylaws, a shareholder must deliver timely written notice at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting of shareholders. The written notice must include the following, in addition to the information required by Article II, Section 10(a) of our bylaws:

•	the nominee’s full name, age and residential address;

•	the principal occupation(s) of the nominee during the past five years;

•	the nominee’s previous and/or current memberships on all public company boards of directors and the amount of all Truist securities beneficially owned;

•

any agreements, understandings or arrangements between the nominee and any other person or persons with respect to the nominee’s nomination or service on the Board of Directors or the capital stock or business of Truist;

•

any bankruptcy filings, criminal convictions, civil actions or actions by the Securities and Exchange Commission (the “SEC”) or other regulatory agency against the nominee or any affiliate of the nominee whereby the nominee or affiliate was found to have violated any Federal or State securities law; and

•	a signed statement by the nominee consenting to serve as a director if elected.

In addition, our bylaws contain a “proxy access” provision, which permits a shareholder, or group of up to 20 shareholders, that has held at least 3% of Truist’s stock for at least three years, to submit director nominees for up to 25% of the Board (or at least two directors) for inclusion in our proxy statement. Shareholders and director nominees utilizing this provision of our bylaws must satisfy the specific information required by Article II, Section 14 of our bylaws. In addition, notice of any such nomination must be received at least 120 days, but no more than 150 days, before the anniversary of the date that the Company commenced mailing the proxy statement for the prior year’s annual meeting of shareholders.

Written notices pursuant to the above bylaw provisions must be submitted in accordance with the general procedures for shareholder nominations (including deadlines for the notice to be received by the Corporate Secretary), which are summarized under the caption “Voting and Other Information-Proposals for the 2024 Annual Meeting of Shareholders” below. Shareholders may submit, in writing, the names and qualifications of potential director nominees to the Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina 28202.

Majority Voting and Director Resignation Policy

Our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any director nominee who receives a greater number of votes “against” than votes “for” such election shall tender his or her resignation to the Board. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject or otherwise act with respect to such resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Currently, pursuant to North Carolina law and our bylaws, an incumbent director who is not re-elected remains in office until the director’s successor is elected and qualified or until his or her earlier resignation or removal. Our current Director Resignation Policy addresses this “holdover” issue by requiring any director who does not receive the requisite affirmative majority of the votes cast for his or her re-election to tender his or her resignation to the Board as described above.

Related Person Transactions

Pursuant to our Related Person Transactions Policy, we approve or ratify related person transactions only when the Board, acting through the Nominating and Governance Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interests of Truist and its shareholders.

The term “related person transaction,” under the Related Person Transactions Policy, generally means a transaction where the amount involved exceeds $120,000 in a single fiscal year and in which a related person has a direct or indirect material interest. A “related person” under the Related Person Transactions Policy generally means (a) a director, director nominee or executive officer of Truist; (b) a person who is known to be the beneficial owner of more than five percent of any class of our common stock; and (c) any immediate family member of any of the foregoing persons, which consists of any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or

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sister-in-law of the director, executive officer, nominee, or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than five percent beneficial owner.

To help the Board assess whether a material relationship exists for both independence and related person transactions purposes, our Board adopted guidance with regard to charitable contributions. Under this guidance, a related person who serves as an executive officer of a charitable or non-profit organization that receives a contribution from Truist will not be deemed to have a direct or indirect material interest in the transaction if:

•

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year; and

•	The charitable or non-profit organization is not a family foundation created by the related person or an immediate family member of the related person.

In addition, to monitor charitable contributions provided by Truist, any charitable contribution in excess of $5 million made by Truist to any charitable or non-profit organization of which a director or executive officer of Truist serves as a director, trustee, executive officer, advisory board member or in any similar leadership capacity must be approved by the Nominating and Governance Committee, whether or not the director or executive officer has a direct or indirect material interest in the contribution. Further, charitable contributions of $500,000 or more to such organizations must be reported at the next Nominating and Governance Committee meeting.

A number of our directors, members of Executive Leadership, including our NEOs, and their affiliates utilize certain products and services offered by Truist, including personal and corporate banking, securities brokerage, investment advisory and wealth management services, in the ordinary course of our business. Our Related Person Transactions Policy provides that certain categories of transactions do not need review or approval of the Nominating and Governance Committee. These include all extensions of credit with related persons that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Truist, and that do not involve more than the normal risk of collectability or present other features unfavorable to Truist (although pursuant to Federal Reserve Board Regulation O, extensions of credit to directors, executive officers or their related interests that exceed $500,000 in the aggregate must be approved in advance by the full Board). These transactions also include any provision of financial services to a related person, other than extensions of credit, such as brokerage, banking, insurance, investment advisory, investment banking or asset management services, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties and comply with applicable law. In addition, in the ordinary course of business, Truist may use the products or services of organizations of which one of our directors is an officer or director.

Since January 1, 2022, other than as described below, there have been no related person transactions that were required either to be approved or ratified under our Related Person Transactions Policy or reported under the SEC’s related person transaction rules. Based on information contained in separate Schedule 13G/A filings with the SEC, each of BlackRock, Inc. and The Vanguard Group, Inc. reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2022. During 2022, we, and our affiliates, engaged in transactions in the ordinary course of business with BlackRock and Vanguard, including sales of debt securities of the Company and Truist Bank in public offerings of those securities and sales of other fixed income securities by our institutional broker-dealer subsidiary. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2022, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

Shareholder Engagement Program

GENERAL

Truist’s shareholder engagement program is a robust, year-round process that includes outreach to shareholders, incorporating analysis of results of our annual meeting, key topics of importance to our shareholders, and board deliberations. We listen closely to our shareholders to understand their views on a variety of topics, including our executive compensation and corporate governance

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programs, as well as corporate responsibility and sustainability issues involving the Company. At Truist, our shareholder engagement program is designed to encompass a dialogue with our shareholders on several levels, including:

•	Periodic telephonic meetings with our larger institutional shareholders;

•	In-person, or virtual, meetings with institutional shareholder representatives as requested;
•	Responses to shareholder correspondence;

•	Dialogue with shareholder proponents; and

•	Engagement with proxy advisory firms.

Truist’s Nominating and Governance Committee is responsible for overseeing our shareholder engagement program, and our Lead Director and members of Executive Leadership play keys roles in our outreach efforts by participating in phone calls with several of our largest shareholders.

The shareholder engagement program complements the work performed by our Investor Relations team in regularly communicating with our shareholders, including through investor conferences and meetings, and hosting quarterly earnings calls. Feedback from calls with our shareholders is provided to the Board and Nominating and Governance Committee.

GOALS OF SHAREHOLDER ENGAGEMENT

The goals of our shareholder engagement program include, but are not limited to:

•	Providing our Board and Executive Leadership observations from our shareholders on our corporate governance, executive compensation, and corporate responsibility and sustainability practices;
•	Discussing current trends in corporate governance, corporate responsibility and sustainability, and executive compensation matters; and

•	Offering insight into our current practices and enhancing communication with our largest shareholders.

Our shareholder engagement program allows Executive Leadership and the Board to gather information about investor views and priorities and make thoughtful and deliberate decisions that are balanced and considerate of our diverse shareholder base and in the best interests of Truist. In the past, we have used the feedback from our shareholder engagement program to enhance the rights of our shareholders and strengthen the role of our independent Lead Director.

SHAREHOLDER ENGAGEMENT PROCESS

SHAREHOLDER FEEDBACK

In the fall of 2022, we contacted our 50 largest institutional shareholders, representing approximately 51% of our outstanding shares. We invited each of these shareholders to a call with representatives from the Company, including our independent Lead Director in instances where the shareholder held more than 1% of our outstanding shares. Topics discussed at these meetings included, among other items: (1) corporate governance; (2) corporate social responsibility and initiatives Truist is pursuing in this area; and (3) executive compensation matters.

Shareholders were especially supportive of the Company’s efforts in areas related to the environment, social issues, including diversity, equity and inclusion initiatives, and financial inclusion matters and provided helpful feedback and views on other topics, such as board size and refreshment, executive compensation metrics and greenhouse gas emissions and other climate-related disclosures. Following these calls, Company management reviews shareholder feedback with the Nominating and Governance Committee and takes that feedback into consideration, along with feedback from our Board of Directors, feedback from shareholders received outside of our fall

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outreach effort, and peer practices, when planning future company policies, practices, and disclosures in public filings. The Board and management endeavor to listen, consider and respond to the results of our shareholder engagement process throughout the year in shaping the goals and objectives of Truist, including following our fall 2022 outreach, enhancing disclosure regarding the incorporation of environmental and social issues into Truist’s executive compensation program and implementing changes to the executive incentive compensation goals and performance metrics, which are further described in the section entitled “Changes to the Executive Compensation Program for 2023” on page 54 of this proxy statement.

Communications with the Board of Directors

Any shareholder or other interested party may contact the Board of Directors or any individual director(s) by written communication mailed to:

Board of Directors c/o Corporate Secretary Truist Financial Corporation 214 N. Tryon Street 43rd Floor, Mail Code 500-93-43-13 Charlotte, North Carolina 28202

Any proper communication so received will be processed by the Corporate Secretary as agent for the Board or any individually named director. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board, the Corporate Secretary will prepare a summary of the communication for prompt delivery to the appropriate member(s) of the Board.

Truist’s Culture

Truist is very proud of the way our teammates have embraced our culture. In the constantly changing and unpredictable business, political and economic environment in which we operate, it is essential that our organization provide a clear set of fundamental principles guiding our actions that speak to our clients, teammates and other stakeholders. While change is a necessary part of our environment, our Purpose, Mission and Values reflect fundamental principles that remain steadfast.

Purpose

To inspire and build better lives and communities.

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Our Board oversees Executive Leadership’s continual reinforcement of Truist’s culture, which occurs through regular video presentations, annual regional in-person visits and other internal communication channels. We also have an internal executive-level Ethics, Business Practices, and Conduct Committee, which oversees Truist’s business practices to ensure alignment with our purpose and values through review of culture, conduct, sales practices, incentive / reward systems, and reputational exposures.

Corporate Responsibility and Sustainability

Truist’s Board of Directors and Executive Leadership team are committed to an inclusive, balanced, and sustainable business model that delivers long-term value for investors, clients, communities, teammates, and other stakeholders. Corporate responsibility and sustainability programs are important expressions of our corporate purpose. This includes investments in communities, innovative technologies, and a commitment to responsible business practices and sound governance.

Truist is focused on operational excellence. We will continue to build capacity, expand expertise and advisory capabilities, and develop new or enhanced products and services that help clients achieve their own corporate responsibility, sustainability and ESG objectives. As a top 10 U.S. commercial bank, Truist partners with commercial clients of all sizes and across all industries as they set and achieve their sustainability goals.

Truist continues to pursue its own sustainability aspirations. Across the enterprise, we seek opportunities to conserve or minimize consumption of energy. We remain focused on recycling and diverting materials from landfills, including using materials that contain recycled or upcycled content. Truist continues to make improvements in data gathering and analysis processes for enhanced transparency and disclosures regarding emissions and sustainability.

In 2022, Truist met and exceeded the goals set in its three-year Community Benefits Plan which included lending or investing more than $60 billion to low- and moderate-income (“LMI”) borrowers and in LMI communities. We continue to live our purpose of caring for people and communities by providing significant support through affordable lending, investment, and philanthropy.

GOVERNANCE, RISK MANAGEMENT AND OVERSIGHT

Truist’s Board of Directors and Executive Leadership team oversee ESG, sustainability, and corporate responsibility strategy and practices, including climate risk management and goals related to net-zero greenhouse gas emissions by 2050.

Two executive level committees oversee climate risk and sustainability activities: the Enterprise Risk Committee (“ERC”), which reports to the Board Risk Committee; and the Ethics, Business Practices, and Conduct Committee (“EBPCC”), which primarily reports to the Board Risk Committee but, occasionally and when appropriate, reports to the Nominating and Governance and the Compensation and Human Capital Committees. The ERC serves as the enterprise-wide risk governance body responsible for broad strategic oversight of all risk types, including climate related risks, and aims to develop strategies for identifying, assessing, controlling, measuring, monitoring, and reporting risk at the enterprise level. The EBPCC assesses Truist’s business practices to align with our purpose and core values.

Truist’s leadership continues to incorporate climate risk best practices across lines of business, including expanding our risk taxonomy to consider the role climate risk plays in primary risk areas. Core activities include originations and credit risk management. Truist recently created its first Climate Risk Management Policy, and the Climate Risk Management team now reports quarterly to the Board Risk Committee.

Truist’s Nominating and Governance Committee reviews corporate responsibility, ESG and sustainability issues. As needed, other board committees receive regular updates on corporate responsibility and sustainability matters that relate directly to their responsibilities. For example, the Compensation and Human Capital Committee receives updates on diversity, equity, and inclusion (“DEI”) initiatives and human capital strategy, the Risk Committee reviews cybersecurity risks and oversees ESG, corporate responsibility, and sustainability risk management, including climate risk, and the Audit Committee periodically reviews Truist’s controls and procedures with respect to corporate responsibility data. The Board also receives updates on key accomplishments and upcoming initiatives.

CURRENT PRACTICES AND KEY ACCOMPLISHMENTS

Truist’s corporate purpose is to inspire and build better lives and communities. We express our purpose through investments that strengthen communities, ethical and responsible business practices, a steady commitment to DEI initiatives, and technology advancements that help serve and support our clients.

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Community impact, financial inclusion, education

Supporting local nonprofits, community development financial institutions, civic groups, educational institutions, and other stakeholders are some of the most impactful ways Truist shows care.

In 2022, Truist:

•	Made a $120 million commitment to strengthen small businesses, focusing on Black, Latine, and women-owned businesses

•	Was awarded a $60 million New Markets Tax Credit allocation from the U.S. Treasury Department’s Community Development Financial Institutions Fund, bringing total allocations past $700 million

•	Debuted Truist One Banking, which eliminates overdraft fees and is expected to save clients $300 million per year by 2024

•

Expanded access to our digital early literacy program WORD Force to all children nationwide in partnership with EVERFI, and reached more than 52,500 students for the 2021-22 academic year (which exceeded our initial target by 131%)

•	Gave more than $20 million to historically Black colleges and universities (“HBCUs”) in the three-year period ending in 2022

Responsible business and ethical conduct

Ethical behavior is central to everything we do. Truist expects every teammate to make decisions and conduct themselves in accordance with our Code of Ethics. We want every teammate to have a strong sense of accountability and feel empowered to speak up when concerns arise.

As a responsible corporate citizen, Truist values transparency and endeavors to disclose policies, performance on certain ESG metrics, and progress toward our sustainability goals and initiatives.

In 2022, Truist:

•

Published the Truist 2021 ESG and CSR Report with disclosures of data that align with SASB, GRI, CDP, United Nations SDGs, and EEO-1 criteria; political contributions; and Scope 1, Scope 2, and certain categories of Scope 3 greenhouse gas (“GHG”) emissions

•	Published the Truist 2022 Climate Lobbying Summary

•	Achieved a score of B on our Truist 2022 CDP Climate submission

•	Published the Truist 2022 TCFD Brief as we aligned reporting activities to schedule publication of a complete 2022 TCFD Report in the spring of 2023

•	Published a Truist Social Bond Impact Report

Diversity, equity, and inclusion

Truist is committed to advancing DEI initiatives as we create an environment where teammates feel valued and empowered to learn, develop new skills, and reach their full potential in a meaningful and rewarding career

In 2022, Truist:

•	Continued to make progress on increasing ethnically diverse representation in senior leadership roles beyond the 15% goal already achieved

•	Filled 60% of early career program positions with diverse candidates

•	Expanded our Grow, Recruit, and Accelerate Development (GRAD) immersive experience for high-performing diverse leaders to create more senior level career pathways

•	Committed to increase hiring from HBCUs to 5% by 2023

•	Achieved 16% of supplier spend with diverse and small business suppliers, exceeding the 10% goal for year 3 of our Community Benefits Plan

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Technology and client service

Truist invests heavily in technology, security, payment processing, digital banking, and enhanced features in our mobile app and website as we strive to make it easier than ever to do business with us.

In 2022, Truist:

•	Delivered three times more production releases across retail, small business, and wealth than in all of 2021, demonstrating our commitment to continuous improvement to the client experience

•

Introduced Truist Assist, which uses artificial intelligence to anticipate client needs, answer commonly asked questions, and guide retail and wealth personal banking clients toward self-help solutions

•	Enhanced payments and innovative authentication capabilities

•	Deployed greater automation to reduce risk, increase efficiency, and increase speed to market

•	Improved our average iOS and Android app rating for the Truist mobile app to 4.7 out of 5 as of the end of 2022

Climate change and environmental sustainability

As a top 10 U.S. commercial bank, Truist partners with businesses and organizations of all sizes and across all industries as they set and achieve their sustainability goals. We’re also committed to reducing our own carbon footprint, reducing energy use, conserving non-renewable resources, minimizing consumption, recycling, and using recycled content when possible.

In 2022, Truist:

•	Set a goal of net zero GHG emissions by 2050

•	Created deeper ESG and sustainability advisory services across several lines of business

•	More fully integrated climate risk into our Enterprise Risk Management (ERM) framework

•

Established a new Risk, Finance, and ESG Data Office to better leverage and integrate ESG, corporate responsibility, and sustainability related data into existing processes and to enhance decision making and productivity in the longer term

•	Improved the energy- and water- efficiency of Truist branches and corporate offices by investing in LED lighting, more efficient HVAC systems, energy management systems, and smart irrigation

•

Supported the circular economy by sending some of our furniture to companies for refurbishment or remanufacturing, and also purchased furniture that had been remanufactured, which reduced the use of virgin materials and the related carbon emissions

•

Continued to make progress toward calculating a baseline for Scope 3 Category 15 (Financed Emissions) from loans and investments using the methodology from the Partnership for Carbon Accounting Financials (PCAF)

•	For our Scope 3, Category 15 (Financed Emissions), conducted deeper analysis on higher emitting sectors to better understand sector emissions, goals, and aspirations

STAKEHOLDER ENGAGEMENT ON CORPORATE RESPONSIBILITY AND SUSTAINABILITY MATTERS

Truist regularly engages with clients, investors, suppliers, community leaders, teammates, and other stakeholders to gain better insights into their views, preferences, aspirations, and concerns about corporate responsibility, sustainability and ESG matters. This engagement informs our strategy and influences goals and targets. Stakeholder engagement helps prioritize goals and actions that deliver long-term value for Truist as well as our various stakeholder groups. For a detailed review of our shareholder engagement efforts, please see the “Shareholder Engagement Program” section of this proxy statement.

MORE INFORMATION

For more details, please see the Truist 2021 ESG and CSR Report, the Truist 2022 TCFD Brief, the Truist Social Bond Impact Report, the Truist CDP Climate Change 2022 Questionnaire Submission, and the Truist 2022 Climate Lobbying Survey—all of which are available on Truist’s Investor Relations website (https://ir.truist.com), which reports and website are not incorporated herein by reference.

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Ethics at Truist

GENERAL

Ethics matter at Truist. We believe the ultimate success of Truist is directly related to the extent that each one of our teammates lives and works every day by adhering to our Truist Purpose, Mission and Values. We are keenly focused on always doing what is right in all interactions with our clients, teammates and stakeholders. We also value and respect the opinions and insights of teammates at all levels throughout the organization. Accordingly, we encourage teammates to raise concerns with their managers, as well as through Truist’s Anonymous Action Line and our Reporting Teammate Concerns intranet reporting system. Our Enterprise Ethics Officer independently reviews all teammate concern activity for inappropriate trends and provides reports to the Board of Directors, underscoring our commitment to sound ethical practices.

We maintain a Board-approved Code of Ethics that applies to our teammates, senior financial officers and directors. The Code governs our corporate conduct and is specifically tailored to recognize the importance of each of these groups in maintaining a strong culture based on our values and adherence to ethical business practices. Any waivers or substantive amendments of the Code of Ethics applicable to our directors and certain of our executive officers will be disclosed in the “Governance and Responsibility” section of our investor relations website (https://ir.truist.com). A copy of our Code (which is not incorporated by reference into this proxy statement) may also be obtained from this website.

We also maintain a distinct Supplier Code of Conduct which provides general guidance about the standards of integrity and business conduct that we expect of our suppliers.

BUSINESS AND SALES PRACTICES

Truist’s risk culture heavily influences the design and emphasis of our business and sales management programs. Our compensation and incentive programs are designed based on balanced performance, include appropriate controls and undergo independent risk assessments. Teammates complete annually-required training and are held accountable for executing their daily responsibilities in accordance with Truist’s Codes of Ethics and Company policies. Leaders are held accountable for setting the tone from the top and championing appropriate behaviors aligned with our Purpose, Mission and Values. In addition, our Enterprise Ethics Office regularly monitors for and reports inappropriate behavior patterns to the Board of Directors.

Policy for Accounting and Legal Complaints

Our Chief Legal Officer, with oversight from the Audit Committee, administers a program that governs the reporting of:

•	complaints regarding accounting, internal accounting controls, or auditing matters, and

•	reports of material violations or breaches of:

○	federal or state securities laws,
○	fiduciary duties arising under federal or state laws, rules or regulations, or

○	suspected material violations of any other laws or regulations that govern the Company’s actions.

We offer a toll-free hotline where complaints can be submitted. These calls are received and tracked by an independent service provider. Any verified complaint is referred to our Chief Legal Officer, who is responsible for reviewing those complaints and investigating or causing to be investigated all matters referred pursuant to this policy. Generally, if such a complaint is raised by an attorney in our legal department, then the complaint will be referred to our Chief Executive Officer. The Audit Committee periodically reviews and recommends changes to this policy and receives reports on investigations of significant complaints that are submitted.

Risk Oversight

Our Purpose, Mission and Values are the foundation for the enterprise risk management framework utilized at Truist and therefore serve as the basis on which our risk appetite and risk strategy are built. Our Risk Management Organization (“RMO”) is responsible for overseeing the identification, measurement, monitoring, assessment, controlling and reporting of risk across the enterprise.

We place significant emphasis on risk management and maintain a separate Board-level Risk Committee, which plays a key risk oversight role within our enterprise risk management framework. Among its responsibilities, the Risk Committee monitors our risk profile, approves risk appetite statements, and provides input to management regarding our risk appetite and risk profile.

The RMO is led by the Chief Risk Officer and is responsible for facilitating effective risk management oversight, measurement, monitoring and reporting. The Chief Risk Officer has direct access to our Board of Directors and Executive Leadership to communicate any risk issues (current or emerging) and the performance of risk management activities throughout the enterprise. The Chief Risk Officer also chairs the ERC, which provides oversight based on a fully integrated view of risks across our organization, including strategic, compliance, credit, liquidity, market, operational, climate, technology and reputational risks.

42	| 2023 Proxy Statement

Corporate Governance

As illustrated below, the enterprise risk management framework is supported by three lines of defense to manage risk. The following figure describes the roles of the three lines of defense:

Board of Directors and Executive Leadership	Provide oversight of the effectiveness of the enterprise risk management framework, the management of risk, and the approval of risk appetite

•

First Line of Defense: Consisting of the Business Units (“BU”) and Business Unit Risk Management (“BURM”) teams and operating at the point at which risks originate, the First Line of Defense has several key responsibilities related to identifying, assessing, controlling, monitoring, and reporting risk. As the centralized first line risk function for each BU, the BURM has key responsibilities for identifying, assessing, controlling, monitoring, and reporting risks.

•

Second Line of Defense: The RMO provides independent oversight and challenge of risk-taking across the enterprise. The RMO aggregates, integrates, and correlates risk information into a holistic picture of the Company’s risk profile. The RMO establishes policies and limits and reports sources and amounts of risk to Executive Leadership and the Board of Directors.

•

Third Line of Defense: Truist Audit Services (Truist’s internal audit function) evaluates the design and effectiveness of the risk management framework and its results. Results are reported to Executive Leadership and the Board of Directors according to the Audit Services Policy.

Strategic Direction and Planning

One of the Board’s most important and vital functions is to provide oversight, guidance and direction with respect to Truist’s long-term strategy. The Board oversees the development of, approves, and periodically monitors the Company’s strategy and risk appetite (including a clear and aligned strategy and risk appetite with long-term perspective on risks and rewards). Accordingly, management and the Board regularly discuss the Company’s strategy and progress towards achieving results against the related strategic objectives and initiatives. These interactions result in Board input that informs management’s updates to the strategic plan, which are presented to the Board for adoption on an annual basis. The Company’s strategic planning process includes an independent risk assessment to confirm that strategic activities are consistent with the Board-approved risk appetite. The Board’s interactions with management throughout the year include, but are not limited to, the formal review and adoption of the updated strategic plan and a mid-year performance update.

Information Security/Cybersecurity

We are committed to protecting client information, and our Board of Directors and Executive Leadership team devote a significant amount of time and attention to information security / cybersecurity risks. The Risk Committee of the Board is responsible for oversight of the Company’s risk management function, involving approving and reviewing the Company’s risk management framework and policies as well as overseeing management’s implementation of Truist’s risk management framework and significant risk policies. Members of the Risk Committee receive regular reports from our Chief Risk Officer and Chief Technology Risk Officer related to information technology and information security / cybersecurity risks to our Company. The Risk Committee may meet throughout the year with risk management advisors and discuss with Executive Leadership any recommendations received.

2023 Proxy Statement |	43

Corporate Governance

The Technology Committee of the Board assists the Board and the Risk Committee in oversight of the Company’s technology risks. The Technology Committee receives reports from management regarding the Company’s practices, management, and functioning of technology operations and information security / cybersecurity risks, and reviews and discusses the Company’s technology policies, standards and controls. On at least a semi-annual basis, the Technology Committee reports to the Risk Committee the significant activities undertaken by the Technology Committee involving oversight of technology risks in support of the Risk Committee’s overall responsibility and oversight of the Company’s risk management framework. The Chief Information Security Officer provides updates at every Technology Committee meeting on information security / cybersecurity risk, and the Board annually reviews and approves our Information Security Program and Information Security Policy.

The Technology Management Committee is an internal committee created to ensure that members of Executive Leadership overseeing multiple business units understand pertinent technology-related topics, including information security / cybersecurity and associated risks. The Technology Management Committee provides additional oversight of information security / cybersecurity strategy, including understanding and prioritizing information security / cybersecurity capabilities and associated risks.

Statement of Political Engagement

Our Executive Leadership team has direct responsibility for our political activities, while our Nominating and Governance Committee periodically reviews the management of our overall political strategy, political contributions and lobbying expenses. A copy of Truist’s Statement of Political Engagement may be obtained from our investor relations website (https://ir.truist.com). Truist participates in policy debates on issues to support our interests and sponsors employee nonprofit, unincorporated political action committees, or “PACs,” which allow teammates to voluntarily pool their financial resources to support federal and state candidates who support legislation important to us, and our shareholders, clients and communities. All PAC expenditures are a matter of public record and are available for review on the websites of the Federal Election Commission and various state election offices. The political spending of Truist’s PACs is also disclosed on the corporate governance page of Truist’s investor relations website (https://ir.truist.com/corporate-governance). The Truist PACs are governed by a board of directors that is charged with oversight of PAC activities as well as the development of policies governing contributions, solicitations, and communications. Consistent with U.S. federal law, Truist does not use corporate funds to contribute to federal, state, or local political candidates, political parties, or political committees organized for the advancement of a political candidate, including Super PACs, or otherwise employ its resources, including in-kind, even when permitted by law.

The Truist PAC supports candidates who drive policies to help financial institutions continue to innovate, serve our communities, and advance the success and prosperity of our clients. Political contributions from the Truist PAC are designated for core banking, business, and economic advocacy without regard to party affiliation.

44	| 2023 Proxy Statement

Proposal 2—Ratification of the Appointment of our Independent

Registered Public Accounting Firm

RESPONSIBILITIES

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute on this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee has carefully considered the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit and report on the consolidated financial statements of Truist and the effectiveness of our internal control over financial reporting.

SHAREHOLDER RATIFICATION

Our shareholders are being asked to ratify the appointment of PwC for 2023 because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to questions posed by shareholders. If shareholders do not ratify the decision of the Audit Committee to reappoint PwC as our independent registered public accounting firm for 2023, the Audit Committee will reconsider its decision. However, in view of the difficulty and expense involved in changing auditors on short notice, should shareholders not ratify the selection of PwC, it is contemplated that the appointment of PwC will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will likely be considered a recommendation that the Audit Committee select another external auditor for the following year.

Fees to Independent Registered Public Accounting Firm

The following table shows the aggregate fees incurred by the Company for professional services by PwC for fiscal years 2022 and 2021:

	2022 ($)	2021 ($)
Audit Fees	19,305,000	18,356,000
Audit-Related Fees	4,871,000	4,831,000
Tax Fees	423,000	297,000
All Other Fees	25,000	25,000
Total	24,624,000	23,509,000

Audit Fees. This category includes fees billed or expected to be billed for professional services for the integrated audits of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting. This category also includes reviews of our quarterly reports on Form 10-Q, statutory audits or other financial statement audits of subsidiaries, and comfort letters and consents related to SEC registration statements.

Audit-Related Fees. This category includes fees billed or expected to be billed for assurance and other services that are reasonably related to the performance of the audits of our consolidated financial statements and effectiveness of internal control over financial reporting that are not reported under the audit fees category above. These services consist of service organization control reports, other audit and attest services, services provided in connection with certain agreed upon procedures and other attestation reports, financial accounting, reporting and compliance matters, and risk and internal control reviews.

Tax Fees. This category includes fees billed or expected to be billed for tax-related services, including tax compliance, tax planning, and tax advice.

All Other Fees. This category includes fees billed or expected to be billed for non-audit services and subscription-based services, including software licenses, benchmarking services, training, and other advisory services.

The Audit Committee considered the non-audit services performed by, and fees paid to, PwC in 2022 and determined that such services and fees are compatible with the independence of PwC.

2023 Proxy Statement |	45

Proposal 2—Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must pre-approve all services (including the fees and terms of such services) to be performed for us by our independent registered public accounting firm, subject to de minimis exceptions for permitted non-audit services that are later approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. The Audit Committee may form and delegate authority to subcommittees consisting of three or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2022 and 2021, all of the services provided by our independent registered public accounting firm were reviewed and approved by the Audit Committee.

Audit Committee Report

The Audit Committee of the Board of Directors is currently composed of eight independent directors and operates under an amended and restated charter adopted by the Audit Committee on July 26, 2022. The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that Jennifer S. Banner, K. David Boyer, Jr., Dallas S. Clement, Patrick C. Graney III, Christine Sears, Bruce L. Tanner and Steven C. Voorhees meet the requirements of an “audit committee financial expert” as defined by the SEC.

The primary duties and responsibilities of the Audit Committee are to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the Company’s internal controls and procedures; and (v) the performance of the Company’s internal audit function and the Company’s independent auditors.

While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report thereon.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and the internal auditor, and has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its views on fraud risks and how it demonstrates its independence.

The Audit Committee has received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to the Company. The Audit Committee also has considered whether the provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of the Independent Registered Public Accounting Firm, the Audit Committee recommended on February 27, 2023 to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.

Submitted by the Audit Committee of the Truist Board of Directors as of February 27, 2023:

Dallas S. Clement, Chair	Easter A. Maynard
Jennifer S. Banner	Christine Sears
K. David Boyer, Jr.	Bruce L. Tanner
Patrick C. Graney III	Steven C. Voorhees

46	| 2023 Proxy Statement

Proposal 3—Advisory Vote to Approve Truist’s Executive

Compensation Program

Proposal 3 asks shareholders to approve our executive compensation program. The Compensation and Human Capital Committee and the Board believe that our executive compensation program, as described in the “Compensation Discussion and Analysis,” reflects a pay-for-performance culture at Truist that is rooted in our values. The Compensation and Human Capital Committee and the Board believe that the executive compensation program is well designed and effective in aligning the interests of the executives with the long-term interests of our shareholders, while minimizing incentives for unnecessary and excessive risk taking. We hold this advisory vote to approve our executive compensation program annually, and Proposal 4 consists of an advisory vote regarding the frequency of these votes on our executive compensation program.

In making a decision on whether to approve our pay practices for our named executive officers, we ask that you consider the description of our executive compensation program provided in the following pages in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narratives.

The Board strongly supports our executive pay practices and asks shareholders to support our executive compensation program through the following resolution:

“Resolved, that the shareholders approve the compensation paid to Truist’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in the Company’s 2023 Proxy Statement.”

Your vote on this proposal, which is required by Section 14A of the Exchange Act, is “advisory” and will serve as a non-binding recommendation to the Board. The Compensation and Human Capital Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

2023 Proxy Statement |	47

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) discusses how, for 2022, we compensated our named executive officers, which include the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and each of the other executive officers named in the 2022 Summary Compensation Table (the “Named Executive Officers” or “NEOs”).

Our CD&A is organized into the following categories:

SECTION	PAGE

Section 1—Executive Compensation Summary: Provides a broad overview of our executive compensation program. Summarizes the objectives and key features of our executive compensation program, including the main components of our executive compensation program—Base Salary, Annual Incentive Performance (“AIP”) awards, Performance Unit (“PSU”) awards, Long-Term Incentive Plan (“LTIP”) awards and Restricted Stock Unit (“RSU”) awards.	48

Section 2—Executive Compensation Philosophy and Program Elements: Summarizes the objectives and key features of our executive compensation program. This section also provides a review of our compensation philosophy, best practices and performance metrics.	55

Section 3—Executive Compensation Program Pay Decisions: Provides detail on pay decisions made in 2022 related to each compensation component.	58

Section 4—Executive Compensation Process—Decision Inputs and Roles: Describes the roles that the Compensation and Human Capital Committee, Executive Leadership and our compensation consultant play in determining executive compensation and the associated peer group used for comparative analysis.	67
Section 5—Other Compensation and Benefits Policies and Practices: Sets forth policies that impact compensation decisions, such as our stock ownership guidelines and hedging and pledging restrictions.	70

Section 1—Executive Compensation Summary

NAMED EXECUTIVE OFFICERS

Our NEOs include the CEO, the CFO and our next three most highly-compensated executive officers. As discussed further below, this year our NEOs also include Mr. Bible, who served as the CFO during the last completed fiscal year until he transitioned from that role in September 2022. Our NEOs for 2022 are identified in the table below.

Name	Title	Years of Service at Truist

William H. Rogers, Jr.	Chairman and Chief Executive Officer	42[1]

Michael B. Maguire	Senior Executive Vice President Chief Financial Officer	20[1]

Hugh S. Cummins III	Vice Chair	17[1]

Clarke R. Starnes III	Vice Chair and Chief Risk Officer	40

Dontá L. Wilson	Senior Executive Vice President and Chief Retail and Small Business Banking Officer	24
Daryl N. Bible	Former Senior Executive Vice President and Chief Financial Officer[2]	15

1 Reflects combined years of service at Truist and SunTrust, beginning July 1980 with respect to Mr. Rogers, July 2001 with respect to Mr. Maguire (and taking into account leave to attend business school) and May 2005 with respect to Mr. Cummins.

2 As further described below, effective September 15, 2022, Mr. Maguire succeeded Mr. Bible as the CFO of Truist.

EXECUTIVE LEADERSHIP CHANGES IN 2022 AND IMPACT TO NEO COMPENSATION

In March 2022, Vice Chair, Hugh S. Cummins III, was given expanded responsibilities, including leadership of Truist’s Corporate Development Group, which includes Truist Ventures, and the Truist Integrated Relationship Management team. As a result of these additional responsibilities, the Compensation and Human Capital Committee (which we refer to in the CD&A as the “Committee”) approved increasing Mr. Cummins’ target annual cash incentive compensation opportunity under Truist’s AIP award program and his target long-term incentive compensation opportunity, as more fully described in this CD&A.

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Compensation Discussion and Analysis

On March 16, 2022, Truist announced that Dontá L. Wilson, previously the Chief Digital and Client Experience Officer, was appointed to lead Retail, Small Business and Premier Banking for Truist as the Chief Retail and Small Business Banking Officer. In this new role, Mr. Wilson oversees Truist’s branches across the Southeast, Mid-Atlantic, and Texas; contact centers; ATMs; mortgage; card-based services; retail payments; deposit and loan products; retail and small business loan approval channels; marketing; client analytics; client experience strategy; and digital banking, which includes digital sales, transformation, innovation and strategy. The Committee increased Mr. Wilson’s base salary, target annual cash incentive compensation opportunity, and target long-term incentive compensation opportunity to reflect his new position and expanded responsibilities, as more fully described in this CD&A.

On May 20, 2022, Truist announced that Daryl N. Bible, Truist’s CFO, would retire from Truist in late 2022 upon the naming and transition of his successor in the role. Mr. Bible’s retirement was effective as of November 30, 2022, at which time he transitioned to a consulting role and began receiving consulting fees from Truist. Effective as of September 15, 2022, Michael B. Maguire, previously the Chief Consumer Finance and Payments Officer, was appointed to the role of CFO. The Committee increased Mr. Maguire’s base salary, target annual cash incentive compensation opportunity, and target long-term incentive compensation opportunity to reflect his new position and expanded responsibilities as CFO, as more fully described in this CD&A.

In addition, in September 2022, Clarke R. Starnes III, Chief Risk Officer of Truist, was given additional leadership responsibilities, including oversight of the corporate function responsible for procurement, third-party risk management, supplier diversity, and unclaimed property and escheatment businesses, and the finance-risk data analytics office tasked with the implementation of the data management framework for Risk, Finance and ESG. In addition, the Corporate Security group and the Wholesale and Retail Credit Risk modeling team joined the Risk Management Organization led by Mr. Starnes. Accordingly, Mr. Starnes was designated the additional officer title of Vice Chair in connection with these new responsibilities. To recognize his expanded responsibilities with his appointment as Vice Chair, the Committee increased Mr. Starnes’ base salary and increased his target annual cash incentive compensation opportunity and target long-term incentive compensation opportunity, as more fully described in the applicable sections of this CD&A.

BUSINESS HIGHLIGHTS

For Truist, 2022 presented significant changes, opportunities and challenges. Truist completed its final merger integration milestones during the year and began to shift its focus to executional excellence and purposeful growth. This shift in focus was evident in our solid financial performance in 2022 as Truist delivered robust loan growth, significant net interest margin expansion and good cost discipline. Credit quality remained strong reflecting Truist’s conservative credit culture and diverse business mix. Truist also delivered on its commitment to achieve positive operating leverage for the full-year.

Truist fulfilled its purpose to inspire and build better lives and communities in many ways throughout the year as highlighted below, including showing care for our teammates with a bold increase in our minimum wage, creating new ways to meet clients’ needs through initiatives such as Truist One Banking and enhanced digital offerings such as Truist Assist, Truist Invest Pro, and Truist Trade, and supporting our communities, including introducing a $120 million commitment to small businesses. In addition, Truist exceeded its $60 billion Community Benefits Plan commitment that it established at the time of the merger.

2023 Proxy Statement |	49

Compensation Discussion and Analysis

2022 Financial Performance Highlights*

* Adjusted Diluted EPS, Adjusted Pre-Provision Net Revenue (PPNR), Adjusted Operating Leverage, Adjusted Return on Average Tangible Common Equity (ROTCE), and Adjusted Efficiency Ratio are non-GAAP financial measures. Please see Annex A for a reconciliation from GAAP amounts (Earnings Per Share, Pre-Provision Net Revenue, Operating Leverage, Return on Average Common Equity and Efficiency Ratio) to these adjusted amounts. The peer figures presented in the “ROCE and Adjusted ROTCE” and “Efficiency Ratio (Adjusted)” tables above reflect the adjusted ROTCE and adjusted efficiency ratio for such peers.

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Compensation Discussion and Analysis

2022 Key Accomplishments In 2022, we continued to live our purpose to inspire and build better lives and communities in countless ways. Some of our purposeful activities included:

•  We exceeded the $60 billion 3-year 2020-2022 Community Benefits Plan lending and investment commitments.

•  Truist Community Capital committed over $2 billion to support affordable housing and community development efforts.

•  Together with the Truist Foundation and the Truist Charitable Fund, we committed $120 million to help historically underserved small businesses gain access to capital and technical assistance, and we provided disaster relief, humanitarian aid, and volunteerism to our impacted teammates, clients, and communities in response to Hurricane Ian, including $1.25 million in grants from the Truist Foundation.

•  We exceeded our objective for ethnically diverse senior leadership roles one year early with continued aspirations for growth and surpassed our 10% spend goal with diverse suppliers.

•  We increased our minimum wage to $22 per hour for eligible teammates effective October 1, 2022 to attract and retain top talent, were named a “Top 100” performer within Just Capital’s new 2022 Workforce Equity and Mobility Ranking, were recognized as a Top 50 employer by Equal Opportunity Magazine, and were named one of Forbes Best Employers for New Graduates and Best Employers for Diversity.

•  Launched Truist One Banking—a new approach to the checking account experience, designed to address clients’ direct feedback: provides accounts with no overdraft fees and other solutions to help clients grow and achieve financial success.

•  We launched Truist Assist, an AI-enhanced virtual assistant within our mobile banking app and online banking platform, combining innovative technology with personalized human touch to enhance the client experience.

•  We launched our state-of-the-art Innovation and Technology Center at our Charlotte headquarters to support our ongoing efforts to transform the client experience.

•  We published the 2021 Truist ESG and CSR Report, expanding our ESG and sustainability disclosures and highlighting the significant steps we have taken to meet and exceed our goals, including progress on our 2030 goals to reduce Scope 1 and Scope 2 emissions by 35% each and to reduce water consumption by 25%, relative to 2019, and we announced our goal to achieve net zero greenhouse gas emissions by 2050, which will help us support our clients’ transition to a low-carbon economy.

Truist Executive Compensation Program for 2022

The Committee designed our compensation program to support the following key goals:

•	Align the interests of our executives with those of our shareholders,

•	Motivate and set rigorous goals that reward our executives to continue to strive for strong company performance,

•	Remain competitive with the market in attracting and retaining top talent,

•	Support our business strategy, culture and values,

•	Provide a balanced view of performance metrics with appropriate balance between short and long-term performance, and absolute and relative performance, and

•	Reduce incentives for unnecessary or excessive risk-taking.

The Company’s 2022 compensation program remained largely the same as its 2021 and 2020 compensation program, which was implemented following the merger of equals that created Truist. Highlights of the compensation program are summarized below. Further details on 2022 results and pay decisions are provided in Section 3 below.

Base Salaries – Aligned with organizational roles and market pay

Base salaries provide the foundational component of executive pay and reflect each executive’s position and responsibilities as well as consideration of market pay practices. Following a review of competitive market data provided by our independent compensation consultant, the Committee approved base salaries for the leadership team, including the NEOs, and adjusted salaries for certain NEOs during the year based on changes in roles and responsibilities.

2023 Proxy Statement |	51

Compensation Discussion and Analysis

Annual Incentive Performance Award – Rewards annual performance goals tied to strategic plan

The AIP award program was developed to motivate and reward financial performance and strategic initiatives that define our success. The program includes a combination of absolute and relative financial performance as well as a qualitative assessment of performance on strategic priorities and other critical factors of our success, as evaluated by the Committee.

Absolute Earnings Per Share (“EPS”) and Relative Return on Average Assets (“ROAA”) were selected to measure growth, profitability and our return on investment. The Committee believes these metrics have a meaningful bearing on long-term increases in shareholder returns and are valuable barometers of our performance.

The EPS and ROAA performance presented in this CD&A include adjustments to Truist’s GAAP net income by the Committee. As such, the terms “EPS” and “ROAA” used in this CD&A refer to these as-adjusted values. Accordingly, the as-adjusted EPS and ROAA values used for compensation purposes, and which are discussed in this CD&A, differ from those identified in the Financial Performance Highlights above. For additional detail regarding these adjustments and the non-adjusted versions of EPS and ROAA, and the calculation of EPS and ROAA, please refer to Annex A.

The AIP award also includes a qualitative assessment component that can be earned if threshold performance is met for either EPS or ROAA. While the primary focus is on profitability and returns to our shareholders, the Committee also believes our annual incentive payouts should include a holistic review of our performance that includes results on our qualitative factors. The Committee reviews the key strategic factors that form the qualitative assessment each year, making changes as appropriate. For instance, ESG and DEI were added as factors in the qualitative assessment for 2021 and remained factors for 2022, reflecting the increased focus on these matters within the Company and by our shareholders.

Payout on EPS or ROAA is not dependent on meeting the other measure first; each measure is scored independently and the results are then combined. If threshold performance is met for either EPS or ROAA, points awarded by the Committee for qualitative performance are then added to the combined EPS and ROAA score. The Committee can adjust the AIP payout due to unanticipated circumstances, market conditions or negative risk outcomes.

Long-Term Incentive Program – Rewards future performance aligned with our shareholders

The long-term incentive program is intended to provide a significant portion of executive pay opportunity based on our future performance and value creation to our shareholders. Under this program, 65% of the long-term incentive opportunity is at risk based purely on our performance (40% as PSU awards and 25% as a cash LTIP), and the remainder is provided through time-based RSUs, which are subject to forfeiture if the performance criteria are not met. The value of the cash LTIP and PSUs is based on three-year performance with respect to the following metrics:

Once an absolute minimum level of an average Return on Average Tangible Common Equity (“ROATCE”) over the three-year performance period is achieved (≥7%), vesting of the PSUs and LTIP cash are based on our Return on Average Common Equity (“ROACE”) and ROATCE performance relative to our peers. These metrics were selected by the Committee to reward performance viewed as important by our shareholders, and to motivate strong profitability that ultimately drives favorable shareholder returns.

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Compensation Discussion and Analysis

The ROACE and ROATCE performance presented in this CD&A include adjustments to Truist’s GAAP net income by the Committee. As such, the terms “ROACE” and “ROATCE” used in this CD&A refer to these as-adjusted values. Accordingly, the as-adjusted ROACE and ROATCE values used for compensation purposes, and which are discussed in this CD&A, differ from those identified in the Financial Performance Highlights above. For additional detail regarding these adjustments and the non-adjusted versions of ROACE and ROATCE, and the calculation of ROACE and ROATCE, please refer to Annex A.

Sound Compensation and Governance Practices

The Committee believes the Truist executive compensation program incorporates strong pay and governance practices that reinforce our principles, support sound risk management and align with our shareholders:

What We Do
✓

Pay for Performance: Based on our compensation structure in effect as of December 31, 2022, approximately 92% of CEO and approximately 86% of the other NEOs’ total target compensation is based on Truist’s performance.

✓

Incorporate Multiple Performance Metrics: We consider multiple quantitative and qualitative factors in measuring performance of Truist and our NEOs (including EPS, ROAA, ROATCE, ROACE and strategic priorities), and we incorporate both absolute and relative performance goals into our incentive plans.

✓

Tie Long-Term Incentives to Performance: 65% of our long-term incentives include robust performance criteria based on our ROACE and ROATCE performance relative to our peers, and the remainder are provided through time-based RSUs, which are subject to forfeiture if the performance criteria are not met.

✓	Compensation Decisions Reflect Peer Group Pay Levels and Practices: In making compensation decisions, we review market data from our peers as well as other financial services firms.
✓

Seek Shareholder Feedback: We conduct an annual say-on-pay vote, have a formal shareholder engagement program, and last year, approximately 94% of the votes cast at our annual shareholders meeting approved the executive compensation for our NEOs.

✓	Require Stock Ownership: We maintain rigorous stock ownership requirements for our Executive Leadership and Directors.
✓	Maintain Strong Hedging Restrictions: Executive Leadership and Directors are prohibited from hedging or speculative trading in shares of Truist stock.

✓	Prohibit Pledging: Executive Leadership and Directors are prohibited from pledging shares of Truist stock.
✓	Utilize Tally Sheets and Risk Scorecard: Our Committee annually reviews tally sheets and a risk scorecard for our executives.

✓	Retain an Independent Compensation Consultant: We engage an independent compensation consultant who reports directly to the Committee.
✓	Provide a Broad-Based Pension Plan: We provide a broad-based pension plan for eligible teammates, and our NEOs participate in our pension plan on the same basis as other similarly situated teammates.

✓	Discourage Unnecessary Risk Taking: Our Committee can adjust payouts or require the forfeiture of unvested awards for negative risk outcomes.
✓

Maintain a Clawback Policy: Our 2022 Incentive Plan and award agreements contain broad language regarding clawbacks and make all awards granted thereunder subject to recoupment, forfeiture or reduction to the extent determined by the Committee, as necessary to comply with applicable law or Truist’s policies. Our award agreements also allow the Committee to adjust the terms and conditions of the awards in recognition of certain events, including material restatement of our financial statements, to prevent dilution or enlargement of benefits intended to be made under the applicable plan.

What We Don’t Do
✗	Don’t Reward Poor Performance: We don’t offer incentives that would provide payouts for negative earnings.

✗	No Stock Options: We don’t award options to acquire shares of the Company’s stock.
✗	Don’t Reprice Options: We don’t reprice outstanding stock options.

✗	Don’t Provide Excise Tax Gross-Ups: We don’t gross-up payments for excise taxes.
✗

Don’t Provide Certain Perquisites: We generally don’t offer perquisites for NEOs, such as personal club memberships, corporate housing, or automobile allowances, other than perquisites offered in limited circumstances as discussed elsewhere in this proxy statement.

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Compensation Discussion and Analysis

Changes to the Executive Compensation Program for 2023

In February 2023, the Committee approved the following changes to the executive compensation program. These enhancements will be effective beginning with the 2023 calendar year and are designed to (i) increase the focus on profitable growth, (ii) better align the program’s performance metrics with the key performance indicators that drive Total Shareholder Return (“TSR”), and (iii) set a higher performance bar for the vesting and payout of incentive compensation awards to our executives. Collectively, the metrics represent a balanced scorecard of growth, profitability, and capital allocation.

AIP: EPS will remain as a component, but its weighting will be reduced to 40% of the overall award. Relative ROAA will no longer be used as a performance metric, as there is limited performance sensitivity relative to peers given the Company’s business mix, and will be replaced by absolute pre-provision net revenue (“PPNR”), which will also be weighted at 40% of the overall award. Truist’s results on these metrics will be subject to potential modifier (+/- up to 15%) based on the Committee’s evaluation of our performance relative to peers, market conditions, and other factors deemed to be relevant by the Committee. This optional modifier will give the Committee an opportunity to evaluate the impact of any unplanned market factors on a qualitative basis. The 2023 AIP award will continue to include a qualitative component to assess progress on strategic priorities (maintaining the current weighting of 20%) that can be earned if threshold performance is met for either EPS or PPNR.

Long-term Incentives: 65% of the long-term incentive will remain at risk based purely on our performance (40% as PSU awards and 25% as cash LTIP awards), and the remainder will continue to be provided through time-based RSUs, which are subject to forfeiture if the performance criteria are not met. The value of the cash LTIP and PSUs will now be based on three-year performance with respect to Truist’s ROACE relative to the peer group (weighted at 100%) with a relative TSR modifier that will increase the payout by 20% if Truist’s TSR is in the top quartile of the peer group for the performance period and reduce the payout by 20% if Truist’s TSR is in the bottom quartile of the peer group for the performance period. An absolute minimum level of ROACE must be achieved (≥7%) before any of the PSUs will vest or LTIP cash will become payable. Truist’s ROATCE relative to the peer group will no longer be used as a performance metric for the PSUs or LTIP cash awards as there is limited performance sensitivity relative to peers given the Company’s business mix.

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Compensation Discussion and Analysis

Section 2—Executive Compensation Philosophy and Program Elements

Compensation Philosophy

Our overall executive compensation program emphasizes long-term, performance-based compensation, centered on the following key tenets:

•	Compensation and reward systems are designed to reward performance, to support and drive our strategic objectives, and to produce positive business results over the longer term;

•

Total compensation is based on achievement of both short- and long-term performance goals, with an emphasis on aligning long-term Company performance with shareholder interests by providing a significant percentage of compensation in equity;

•	Our executive compensation program is designed to promote balance between absolute and relative performance metrics and discourage imprudent risk taking;

•	Total compensation opportunities are established relative to organizations with which we compete for both talent and shareholder investment and at levels that enable us to attract and retain executives who are critical to our long-term success;

•	Compensation opportunities are based on relative industry performance and are aligned with internal performance and Truist’s risk management;

•	Executive Leadership must meet significant stock ownership requirements to align their interests more closely with those of our shareholders; and

•	Compensation is compatible with effective controls and risk management and is supported by strong corporate governance.

Our 2022 compensation program was designed to align with our values and objectives. Specifically, the compensation program was designed to accomplish the following:

•	Ensure a strong alignment of the interests of shareholders, teammates and the Company;

•	Tie the majority of executive compensation paid to the Company’s performance;

•	Reward and retain high-performing teammates;
•	Pay competitively across salary grades and geographies;

•	Apply compensation policy in an internally consistent manner; and

•	Provide compensation opportunities that are based on relative performance against peers, internal assessments and Truist’s risk management principles.

The Committee also considers the results of the shareholder advisory “say-on-pay” vote in its design and oversight of Truist’s executive compensation program. In 2022, our executive compensation program for our NEOs received approximately 94% approval by the Company’s shareholders. The Committee considered these results in applying the same compensation principles and adhering to the core plan design, allowing for a balance between short and long-term incentives.

2022 Pay Program Mix

The significant majority of our executive pay program is performance-based. Approximately 92% of our CEO’s target pay is based on the Company’s performance and approximately 67% is based on the Company’s long-term performance. The following charts illustrate target annual compensation for our CEO, Mr. Rogers, and the average target annual compensation for Messrs. Cummins, Starnes, Maguire, and Wilson. Such compensation consists of base salary and target levels of AIP, PSU, LTIP, and RSU awards. The charts also show the large percentage of our NEO compensation that is variable and performance-based.*

* Reflects executive compensation structure in place for active NEOs as of December 31, 2022.

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Compensation Discussion and Analysis

PERFORMANCE-BASED COMPONENTS
Annual Incentive Performance Award Performance Metrics Absolute EPS (50%) Relative ROAA (30%) Qualitative Assessment (20%)

Long-Term Incentives

Performance Metrics

PSU and LTIP Awards

Threshold Return on Average Tangible Common Equity Requirement

Relative Return on Average Tangible Common Equity (50%)

Relative Return on Average Common Equity (50%)

PSU, LTIP and RSU Awards

Subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

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Compensation Discussion and Analysis

2022 Executive Compensation Program Elements

Our executive compensation program is heavily performance-based, with base salary representing the only fixed element. Below are the four primary components of our NEOs’ current compensation:

2022 Compensation Structure

	Base Salary	Annual Incentive Performance Award	PSU and LTIP Awards	RSU Awards

Purpose	Reflects scope of leadership responsibilities, years of experience, performance, skills, knowledge and market competitiveness	Cash incentive rewarding annual corporate performance	Long-term incentives designed to reward achievement of superior relative three-year ROATCE and ROACE, once an absolute threshold level of ROATCE is achieved	Rewards sustainable, long-term appreciation of Truist’s stock price and aligns NEO compensation with stock price appreciation

Performance Period	—	1 Year (January 1, 2022- December 31, 2022)	3 Years (January 1, 2022- December 31, 2024)	—

Key Features	Fixed cash compensation	Payments based on: • EPS (Weighted at 50%) • ROAA (weighted at 30%) • Qualitative Performance (weighted at 20%), provided that threshold performance is met on either the EPS or ROAA component

Payments based on:

•  ROACE and ROATCE performance relative to
peer group

•  Truist must first meet or exceed an absolute performance goal of an average ROATCE of
≥ 7% for the performance period.

•  Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

•  Vest in 1/3 increments each March 15, beginning on the March 15 following the second anniversary of the grant date

•  Unvested award subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

Payout	—	0% to 200% of target	0% to 150% of target	—

The Committee also monitors whether our executive compensation program is consistent with the safety and soundness of the Company and considers whether our executive compensation program encourages unnecessary or excessive risk taking. The Committee utilizes an executive risk scorecard through which compensation may be adjusted, if necessary, for risk balancing purposes. See our disclosure under “Executive Risk Scorecard/Risk Adjustments” within this CD&A.

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Compensation Discussion and Analysis

Section 3—Executive Compensation Program Pay Decisions

Base Salary

Program Summary:

The Committee believes the base salary for each of our NEOs should properly reflect the scope of their leadership responsibilities, experience, performance, skills and contributions. The Committee approved the base salaries for our NEOs taking into account base salaries for similar roles at peer institutions and reflecting the new and additional responsibilities for each of our NEOs as a result of Executive Leadership changes in 2022.

Pay Decisions:

Base salaries for 2022 for each of our NEOs were set at the levels in the table below. As indicated, in conjunction with Executive Leadership changes in 2022, base salaries for Messrs. Starnes, Maguire, and Wilson were increased, and Mr. Cummins’ base salary did not change, as a result of expanded leadership responsibilities.

Name	January 1, 2022 Base Salary ($)*	As Adjusted in 2022 Base Salary ($)
William H. Rogers, Jr.	1,200,000	1,200,000
Michael B. Maguire	525,000	700,000	**
Hugh S. Cummins III	800,000	800,000
Clarke R. Starnes III	740,000	760,000	**
Dontá L. Wilson	600,000	675,000	***
Daryl N. Bible	740,000	740,000	****

* Effective January 1, 2022, for Messrs. Rogers, Maguire, Cummins, Starnes, Bible and Wilson, the January 1, 2022 base salaries represent no increase from 2021.

** Effective September 15, 2022, Messrs. Maguire’s and Starnes’ base salaries were increased in conjunction with Executive Leadership changes announced in September 2022.

*** Effective April 1, 2022, Mr. Wilson’s base salary was increased in conjunction with Executive Leadership changes announced in March 2022.

**** Mr. Bible retired effective November 30, 2022, at which time he transitioned to a consulting role at Truist. As of December 31, 2022, Mr. Bible was receiving a monthly consulting fee of $125,000.

Annual Incentive Performance Award and Payouts

Program Summary:

The AIP award program was approved by the Committee based on its review of market and best practices. The AIP award is a cash incentive that rewards pre-defined financial performance (measured by EPS and ROAA) as well as a holistic, qualitative assessment of performance on strategic priorities. The AIP award is based on the following three components and relative weightings, which the Committee believes are appropriate measures of short-term performance:

The financial performance goals are established annually by the Committee and include an EPS target goal based on our internal earnings plan and compares ROAA based on our performance relative to our peers. The qualitative component is based on the Committee’s assessment of the attainment of key strategic priorities based on criteria established by the Committee.

While payouts based upon the EPS component and the ROAA component are independent from one another, a payout under the qualitative performance component requires the Company to meet threshold performance on either the EPS component or the ROAA component. Payouts under each component of our AIP can range from 0% to 200% of the target award opportunity. EPS interpolation used to establish awards is non-linear and the slope increases moving away from “Target” towards both “Threshold” and “Maximum”. ROAA results between “Threshold”, “Target” and “Maximum” goals are subject to linear interpolation.

Our NEOs have a target award opportunity for the annual incentive expressed as a percentage of base salary, which represents the amount of AIP award received if executives achieve all of the performance goals set by the Committee. These targets were developed

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Compensation Discussion and Analysis

based on competitive benchmarking of market practices. In 2022, as discussed above, the target AIP awards were increased for Messrs. Cummins, Maguire, Starnes and Wilson in conjunction with the Executive Leadership changes announced in 2022. The table below summarizes the target AIP award opportunities and AIP awards actually paid for 2022 as a percentage of base salary for all NEOs.

2022 Annual Incentive Performance Award

Name	Initial AIP Award Opportunity (as % of base salary)	Adjusted AIP Award Opportunity (as % of base salary)	Actual AIP Award Received (as % of base salary) for 2022
William H. Rogers, Jr.	300	300	273
Michael B. Maguire*	150	180	146
Hugh S. Cummins III**	225	255	232
Clarke R. Starnes III*	185	215	177
Dontá L. Wilson***	160	170	153
Daryl N. Bible****	185	185	168

* Effective September 15, 2022, Messrs. Maguire’s and Starnes’ AIP award opportunities were increased in conjunction with Executive Leadership changes announced in September 2022.

** Effective April 1, 2022, Mr. Cummins’ AIP award opportunity was increased in connection with his additional responsibilities relating to Corporate Development and Integrated Relationship Management.

*** Effective April 1, 2022, Mr. Wilson’s AIP award opportunity was increased in conjunction with Executive Leadership changes announced in March 2022.

**** Pursuant to Mr. Bible’s retirement and consulting agreement, Mr. Bible’s 2022 AIP award was prorated for the period of the year he was employed through his retirement date on November 30, 2022.

Pay Decisions:

After calculating the results for EPS and ROAA, the Committee determined that threshold performance was met for each component. The Committee also considered whether adjustments to the financial results were needed due to overly positive results based on unanticipated circumstances and other factors and determined, after its analysis, that adjustments were necessary for 2022. The Committee concluded that due to several factors outside of the Company’s control, including favorable interest rate increases in excess of the Company’s forecast for 2022, the EPS component should be adjusted to more appropriately capture the Company’s core performance. As a result, the Committee reduced net income to account for those unusual economic conditions, including favorable interest rate increases in comparison to the Company’s financial plan, and to remove the effects of gains on the early extinguishment of debt and the sale of businesses. The Committee also increased net income to remove the impact of losses on the sale of securities, incremental operating expenses related to the merger and merger-related and restructuring charges. Together, these adjustments resulted in a slight net increase in net income available to common shareholders for purposes of determining adjusted EPS in connection with the AIP awards. Please see Annex A for a further discussion of the adjustments to EPS and ROAA. After making these adjustments and assessing performance based on the qualitative component of AIP, the Committee approved funding AIP awards at 91% of target for each NEO. In summary, the AIP award payments to our NEOs for 2022 were as follows:

William H. Rogers, Jr.	Michael B. Maguire	Hugh S. Cummins III	Clarke R. Starnes III	Dontá L. Wilson	Daryl N. Bible
$3,276,000	$843,121	$1,856,400	$1,316,273	$1,001,569	$1,141,974

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Compensation Discussion and Analysis

Determination of EPS and ROAA Performance:

Absolute EPS (50% of Award Opportunity)

•	Target is set based on internal performance goals, with a maximum goal for 2022 set at approximately 7.2% above the target, and a minimum goal for 2022 set at approximately 7.2% below the target. Our 2022 EPS reflects adjustments made by the Committee to take into account unforeseen positive impacts on the EPS component and other factors as detailed in Annex A.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*

$4.51	$4.86	$5.21	$4.59
25%	100%	200%	41.54%

Relative ROAA (30% of Award Opportunity)

•	Target payout reflects Truist’s ROAA at median relative to our peer group. To achieve maximum payout, we have to achieve at least 90th percentile. No payout is earned on this component if our performance is below the 25th percentile. Our 2022 ROAA was 1.29%, which produced a 200% payout on this component.

Payout Target and % of Target Award Opportunity
Threshold	Target	Maximum	Actual*
25th Percentile	50th Percentile	90th Percentile	1.29% or 94th Percentile
50%	100%	200%	200%

* The EPS and ROAA performance presented include adjustments to Truist’s GAAP net income by the Committee for purposes of this performance calculation. For additional detail regarding these adjustments, please refer to Annex A.

Qualitative Component:

The qualitative component of the AIP award is weighted at 20% and reflects an array of pre-defined strategic priorities approved by the Committee early in 2022 at the same time as financial goals were established. Several strategic priorities and other factors used by the Committee to assess qualitative performance in 2022 are set forth in the table below. For 2022, the Committee assigned equal weight (20% of the overall qualitative component) to each of the following categories of strategic priorities: (i) Environmental, Social and Governance, (ii) Client Experience/Integrated Relationship Management, (iii) Teammate Engagement and DEI, (iv) Financial Performance and Market Results, and (v) Other Strategic Priorities. Accordingly, ESG and Teammate Engagement and DEI accounted for 40% of the total qualitative component and approximately 8% of the overall target AIP award.

Based on its assessment of Truist’s results, the Committee determined that the qualitative component was earned at 55% of its target amount. In making its decision, the Committee recognized continued growth and progress in the areas of ESG and DEI reporting and initiatives and successful completion of the merger integration activities in 2022 but also determined that there were opportunities for improvement in several areas that warranted a payout of this component below the target amount, including Truist’s TSR performance relative to peers, elevated operating losses during the year, progress on goals for Integrated Relationship Management, client experience and teammate engagement results, and advancement on payments capabilities and digitizing the business.

In assessing performance on the ESG category, the Committee considered, among other factors, (i) progress made on Truist’s ESG objectives, including adding ESG expertise across the enterprise, maintaining consistent ESG ratings and rankings, and implementing more rigorous ESG reporting and disclosure protocols and internal controls, (ii) announcing a goal of net zero greenhouse gas emissions by 2050 and progress made with respect to Truist’s Scope 1 and 2 emissions reduction goals, and (iii) achieving 100% of our $60 billion Community Benefits Plan. In assessing performance on the Teammate Engagement and DEI category, the Committee considered, among other things, our improved retention of high performing teammates through career and leadership development and our total rewards program and maintaining ethnically diverse representation above 15% for our senior leaders.

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Compensation Discussion and Analysis

The Committee believes that the overall AIP payout at 91% of target for our NEOs, based on a strong payout for our exceptional ROAA, solid results on the qualitative scorecard, and EPS adjusted to reflect unforeseen positive impacts and other non-core or unusual items, appropriately reflects our results for 2022.

CATEGORIES	STRATEGIC PRIORITIES ASSESSED
Financial Performance and Market Results	• Truist’s TSR performance relative to peers • Achieving synergy expense targets • Meeting goals for positive adjusted operating leverage • Maintaining satisfactory ratings from regulatory agencies

Client Experience/Integrated Relationship Management	• Overall client satisfaction (OSAT) across all core business areas • Targets for serving clients through Integrated Relationship Management • Goals for growth in digital transactions

Teammate Engagement and DEI

•  Teammate engagement favorability scores in annual and pulse surveys

•  Retention of high performing teammates through career development, leadership development and total rewards

•  Maintaining senior leader ethnically diverse representation above 15%

Environmental, Social and Governance	• Progress on ESG objectives • Progress on Truist’s Scope 1 and 2 emissions reduction goals • Achieving 100% of Truist’s $60 billion Community Benefits Plan
Other Strategic Priorities

•  Progress digitizing the business through the T3 strategy

•  Advancing payments and POS capabilities

•  Progress driving innovation through the Innovation and Technology Center

•  Refining and pursuing corporate development/growth strategy

•  Successful completion of merger integration and strategic transformation initiatives

Long-Term Incentives

Program Summary:

Our long-term incentive program provides compensation awarded under the Truist Financial Corporation 2012 Incentive Plan, as amended, or the 2022 Incentive Plan, which was approved by our shareholders at our 2022 Annual Meeting and governs awards granted after that time (as applicable, the “Incentive Plan”). Our NEOs have a target award opportunity (defined as a percentage of base salary) which represents the amount of award received if we achieve the target performance goals set by the Committee. The table below summarizes the award opportunities under our long-term incentives for 2022 for the listed NEOs at target level of performance.

2022 Long-Term Target Award

Name	Long-Term Incentive Targets (% of base salary)
William H. Rogers, Jr.	784
Michael B. Maguire	275*
Hugh S. Cummins III	550**
Clarke R. Starnes III	400*
Dontá L. Wilson	330***
Daryl N. Bible	400

* Effective September 15, 2022, Messrs. Maguire’s and Starnes’ long-term incentive target award opportunities were increased to 380% and 450% of their respective base salaries in conjunction with Executive Leadership changes announced in September 2022. These increases are effective for awards made beginning in 2023 and did not affect awards made in 2022.

** Effective April 1, 2022, Mr. Cummins’ long-term incentive target award opportunity was increased to 585% of base salary in connection with his additional responsibilities relating to Corporate Development and Integrated Relationship Management. This increase is effective for awards made beginning in 2023 and did not affect awards made in 2022.

*** Effective April 1, 2022, Mr. Wilson’s long-term incentive target award opportunity for 2022 was increased in conjunction with Executive Leadership changes announced in March 2022.

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Compensation Discussion and Analysis

For 2022, long-term incentive awards for all NEOs reflected a mix of long-term cash and equity tied to performance and included:

PSUs 40% of Long-Term Incentive	LTIP Awards 25% of Long-Term Incentive	RSUs 35% of Long-Term Incentives

65% of long-term incentives based on 3-Year Relative ROACE and Relative ROATCE Performance Results		Vesting in 1/3 Increments Over 4-Year Period
All awards subject to reduction or forfeiture if operating loss or significant negative risk outcome.

PERFORMANCE SHARE UNITS AND LTIP AWARDS

Nearly two-thirds (65%) of our long-term incentives consist of performance-based PSUs and LTIP awards. Awards provided as PSUs and under our LTIP program utilize the same metrics linking payouts to relative three-year ROACE and ROATCE performance. The Committee chose ROACE and ROATCE as the performance measures for the long-term incentive awards based on the belief that they provide a balanced view of returns generated for shareholders. The inclusion of ROACE ensures that we earn strong returns on the capital deployed towards mergers and acquisitions (which often result in an increase in goodwill and intangibles). The ROACE and ROATCE performance presented include adjustments to Truist’s GAAP net income. For additional detail regarding these adjustments, please refer to Annex A.

The performance goals and payout range are established at the beginning of the cycle (i.e., early 2022 for the 2022-2024 performance period). LTIP awards have historically been paid in cash, but at the discretion of the Committee, may be paid in shares of Truist common stock, cash or both. LTIP awards settled in cash are paid as a percentage of the executive’s average salary over the three-year performance period. Dividends are not paid on unvested PSUs or calculated into LTIP payments.

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Compensation Discussion and Analysis

Pay Decisions:

For 2022, the Committee granted PSUs and LTIP awards with the following features:

2022-2024 PSU and LTIP Awards (Granted in 2022 and Fully Vest/Payable in 2025)

Performance Period

Three years

Vesting Requirements and Forfeiture Provisions

Three-year cliff vesting through March 15, 2025, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

Performance Metrics

If the absolute performance goal of an average ROATCE of 7% for the performance period is achieved, the award payout for the performance period will then be evaluated based upon (1) Truist ROATCE relative to the peer group ROATCE, and (2) Truist ROACE relative to the peer group ROACE. Each metric will be scored independently, then weighted and added together. Payouts will be linearly interpolated for achievement between threshold, target, and maximum goals. Payout of these awards will be determined in early 2025, based on the payout percentages for ROACE and ROATCE indicated below.

Level	Each of ROACE and ROATCE percentile performance relative to peer group	Payout percent of target (for each metric)

Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	25%

Target	50th percentile	50%
Maximum	75th or greater	75%

Dividend Treatment

Dividends are not paid on unvested PSU and LTIP Awards

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Compensation Discussion and Analysis

2020-2022 PSU and LTIP Awards (Granted in 2020 and Vested/Paid in March 2023)

Vesting Requirements and Forfeiture Provisions

Three-year cliff vesting, with 100% of the award being subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a significant negative risk outcome occurs as determined by the Committee.

Performance Metrics

If the absolute performance goal of an average ROATCE of 7% for the performance period is achieved, the award payout for the performance period will then be evaluated based upon (1) Truist ROATCE relative to the peer group ROATCE, and (2) Truist ROACE relative to the peer group ROACE. Each metric will be scored independently, then weighted and added together. Payouts will be linearly interpolated for achievement between threshold, target, and maximum goals.

Level	Each of ROACE and ROATCE percentile performance relative to peer group	Payout percent of target (for each metric)

Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	25%

Target	50th percentile	50%
Maximum	75th or greater	75%

Payout

Payouts for the 2020-2022 PSU and LTIP awards were as follows:

50% Relative ROATCE Performance and Percentile (2020-2022)	Payout as % of Target	50% Relative ROACE Performance and Percentile (2020-2022)	Payout as % of Target	Actual Payout Percentage
21.26% or the 100th percentile	75	10.64% or the 47.44th percentile	47.44	122.44%

The Committee determined that the performance criteria for these awards were met and the awards vested in March 2023. The Committee believes that with the significant proportion of the NEOs’ long-term incentive compensation currently consisting of equity, including the vesting of the PSUs from these awards, and in light of the substantial Truist common stock holdings of each of our NEOs, it was appropriate to pay the 2020-2022 LTIP awards in cash.

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Compensation Discussion and Analysis

RESTRICTED STOCK UNITS (RSUs)

RSUs complement other elements in our executive compensation program and are designed to reward sustainable, long-term appreciation of our stock price over the vesting period and focus on stock ownership and retention objectives.

Pay Decisions:

For 2022, the Committee granted RSUs with the following features:

2022 RSU Awards

Vesting Period

The RSUs vest in 1/3 increments over 4 years for all NEOs, beginning on March 15 following the second anniversary of the grant date.

Vesting Requirements and Forfeiture Provisions

The 2022 RSUs are subject to reduction or forfeiture if Truist has incurred an annual operating loss for the year or the Committee determines that there has been a significant negative risk outcome as a result of a corporate or individual action.

Dividend Treatment

Dividends are not paid on unvested RSUs.

ADDITIONAL AWARDS

Vesting of Synergy Incentive Awards:

In connection with the significant integration planning for the merger and the criticality of retaining key talent at both BB&T and SunTrust through the integration process, retention incentive awards were granted to Messrs. Bible, Wilson, and Starnes prior to the closing of the merger in December 2019. The heritage BB&T Compensation Committee granted one-time awards (the “synergy incentive awards”) designed to facilitate continuity and retention of the executives responsible for critical roles and to reward the significant transition requirements of such a large merger. Pursuant to the terms of the synergy incentive awards, 67% of the awards were paid on January 31, 2022, in the amounts of $2,073,600, $1,496,000, and $2,073,600 to Messrs. Bible, Wilson, and Starnes, respectively. The initial 33% of the synergy incentive awards were paid in August 2021.

Individual Agreements

MR. BIBLE’S RETIREMENT AND CONSULTING AGREEMENT

On May 20, 2022, Truist announced that Daryl N. Bible, Truist’s CFO, would retire from Truist. Mr. Bible’s retirement was effective on November 30, 2022. In connection with Mr. Bible’s retirement, Truist and Mr. Bible entered into a Retirement and Consulting Agreement (the “Bible Retirement Agreement”), pursuant to which Mr. Bible would provide consulting services to support the transition of the CFO’s responsibilities to his successor for a period of 12 months from Mr. Bible’s retirement date (the “Consulting Period”). During the Consulting Period, Mr. Bible will receive a monthly consulting fee of $125,000. Pursuant to the terms of the Bible Retirement Agreement, Mr. Bible’s 2022 AIP award was prorated for the period of the year he was employed through November 30, 2022. The AIP components of Mr. Bible’s award were the same as for the awards to the other NEOs as discussed above.

On December 2, 2022, Mr. Bible informed Truist that he will voluntarily resign as a consultant prior to the end of the Consulting Period, effective May 31, 2023. As a result of this voluntary termination of consulting services, Mr. Bible will not be entitled to receive (i) the monthly consulting fees payable under the Bible Retirement Agreement for any month following May 31, 2023, or (ii) the lump sum payment of $2,750,000 payable at the conclusion of the Consulting Period. In addition, Mr. Bible’s participation in Truist’s health and welfare benefits will cease as of May 31, 2023. Mr. Bible’s benefits under the agreement are more fully described below in “Potential Payments Upon Termination and Change of Control.”

HISTORICAL EMPLOYMENT AGREEMENTS

In connection with the merger with SunTrust, the heritage BB&T employment agreements with each of Messrs. Starnes and Bible were amended, in each case, effective as of the closing of the merger. In connection with the merger, Mr. Rogers entered into an employment agreement that became effective as of the closing of the merger. While the employment agreements with the heritage BB&T NEOs originally had terms of 36 months that automatically extended monthly by an additional month, effective March 1, 2019, we provided notice to each of these NEOs that the employment agreement term would not be extended. As such, the employment agreement with each heritage BB&T NEO expired on March 1, 2022. Mr. Rogers’ employment agreement had a term of three years from the date of completion of the merger and expired on December 6, 2022.

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Compensation Discussion and Analysis

Limited Perquisites

Our NEOs receive limited perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program. Such perquisites generally include, but are not limited to, residential security services, executive physical wellness examinations, occasional use of sports tickets, spousal participation in certain corporate events, and for the individual serving as our CEO, limited personal use of the company aircraft and driver. Our NEOs do not receive the following perquisites: corporate housing, personal club memberships or automobile allowances.

Teammate Benefits

PENSION PLAN

•

We provide the Truist Financial Corporation Pension Plan, a tax-qualified defined benefit retirement plan for eligible teammates (the “Pension Plan”). We are among the few remaining companies that offer a traditional pension plan for our teammates. This is a benefit we believe provides a competitive advantage for attracting and retaining talent.

•

We also provide the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”) to augment the benefits payable under the Pension Plan to the extent that such benefits are curtailed by application of certain tax limitations. The Committee believes that the benefits provided by the Non-Qualified Defined Benefit Plan ensure that we will maximize the retention benefits of the Pension Plan.

•	The Pension Plan and the Non-Qualified Defined Benefit Plan are broad-based benefits, and the NEOs participate in both plans on the same basis as other similarly situated teammates.

•

The Pension Plan and the Non-Qualified Defined Benefit Plan provide retirement benefits based on length of service and cash compensation level prior to retirement with benefits generally increasing substantially as a participant approaches retirement.

•	We believe the retirement benefits provided by the Pension Plan are meaningful to all teammates, but especially to those who have devoted substantial service to Truist.

Moreover, we view the Pension Plan and the Non-Qualified Defined Benefit Plan as important retention tools for the NEOs and other highly compensated teammates. These retirement benefits could not easily be replicated upon the teammate’s departure from Truist prior to retirement. The Committee believes that while the overall retirement benefits provided to the NEOs are reasonable relative to those provided by its peer group, the Pension Plan and Non-Qualified Defined Benefit Plan provide us with a competitive advantage in attracting and retaining talent in light of the high number of companies that have frozen or abandoned traditional pension plans in recent years.

BENEFIT PLANS

During 2022, we maintained various teammate benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible teammates of Truist. These plans consist of the following:

•

the Truist Financial Corporation 401(k) Savings Plan, which in 2022 permitted teammates to contribute up to 50% of their cash compensation, on a tax-deferred, or after-tax basis, within certain IRS compensation deferral amount limits applicable to tax-qualified retirement plans, with Truist matching deferrals up to 6% of their compensation;

•

the Truist Financial Corporation Non-Qualified Defined Contribution Plan, which is designed to augment the benefits under the Truist Financial Corporation 401(k) Savings Plan to the extent such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code (during 2022, eligible participants in the Non-Qualified Defined Contribution Plan were permitted to defer up to 50% of their cash compensation with certain participants eligible to receive a matching contribution of up to 6% of their compensation);

•	a medical plan that provides coverage for all eligible teammates;

•

disability insurance which, in the event of disability, pays a teammate 50% of his or her monthly compensation, subject to a cap of $35,000 per month; however, if the coverage percentage exceeds the monthly cap, we would provide supplemental payments to a member of Executive Leadership to bring the monthly payment up to the percentage coverage level; and

•	certain other teammate benefits (such as sick leave, vacation, dental and vision coverage, etc.).

The teammate benefits for the NEOs discussed in this subsection are determined by the same criteria applicable to all of our teammates. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with Truist. These benefits are part of the strong value proposition we offer our teammates in furtherance of our purpose and help keep us competitive in attracting and retaining teammates. We believe that our teammate benefits are generally on par with benefits provided by our peer group and consistent with industry standards.

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Compensation Discussion and Analysis

Section 4—Executive Compensation Process—Decision Inputs and Roles

Decision Making Calendar

2022 EXECUTIVE COMPENSATION PROCESS – COMPENSATION AND HUMAN CAPITAL COMMITTEE

First Quarter

•  Review executive risk scorecard for the prior year

•  Receive reports from the Chief Audit Officer regarding risk management and internal control effectiveness

•  Approve financial results and adjustments for incentive plans

•  Determine payments/vesting for incentive plans with performance periods completed the prior year (AIP, LTIP, PSUs and RSUs)

•  Approve peer group for the current year

•  Set financial targets and performance measures for the current year to determine AIP awards, LTIP and PSUs

•  Set compensation for current year – base salary, short-term and long-term incentive targets

•  Review tally sheets

Second Quarter	• Review projected financial results with proposed adjustments for incentive plans
Third Quarter

•  Conduct a mid-year review of current executive risk scorecard

•  Review projected financial results with proposed adjustments for incentive plans

•  Review of Executive Leadership compensation with the Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”)

Fourth Quarter	• Review projected financial results with proposed adjustments for incentive plans • Conduct annual review of director compensation

Peer Group and Competitive Analyses

The Committee uses a peer group to perform competitive assessments of executive compensation as well as to measure performance under our short- and long-term incentive plans. The Committee approves a group of publicly-traded banks or financial services holding companies each year to serve as the peer group. The Committee selected a peer group in 2020 and has re-evaluated that peer group on an annual basis since that time. The Committee concluded that continued use of this peer group was appropriate for 2022. The Committee considered a number of factors, including the industry, business mix, asset size, market capitalization and regulatory oversight. The Committee acknowledged the challenges of selecting peer companies as Truist is among the largest regional banks in the United States and there are only a few other regional banks with substantially similar characteristics. After discussion, the Committee determined that the following companies would continue to be used for competitive pay benchmarking and to determine the relative performance comparisons in our short- and long-term incentive awards.

TRUIST 2022 PEER GROUP
Company Name	Assets ($ in billions)*	Market Capitalization ($ in billions)*
JPMorgan Chase	$3,666	$393
Bank of America	$3,051	$266
Wells Fargo	$1,881	$157
U.S. Bancorp	$ 675	$ 67
PNC Financial	$ 557	$ 64
Truist Financial Corporation	$ 555	$ 57
Citizens Financial	$ 227	$ 19
Fifth Third	$ 208	$ 23
M&T	$ 201	$ 25
Key Corp	$ 190	$ 16
Regions	$ 155	$ 20
Truist Financial Corporation percentile ranking	50%	50%

* Data sourced from S&P Global Market Intelligence as of December 31, 2022.

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Compensation Discussion and Analysis

The compensation structure for Executive Leadership, which includes the NEOs, emphasizes variable pay based on performance. We generally compare each element of compensation as well as total compensation relative to the peer group. In establishing target pay opportunities, the Committee reviews market data from our peers as well as other financial services firms. The Committee establishes pay levels for each executive that are appropriate based on market data as well as other critical factors including each executive’s specific role, performance, experience, expertise, internal pay comparisons and relative responsibilities of the Executive Leadership team.

In addition to the external peer group analysis, the Committee also reviews detailed tally sheets for each executive and compares the total compensation for each member of the Executive Leadership team relative to one another. This practice is consistent with our compensation philosophy of rewarding our teammates based upon their level of responsibility within the Company.

Regulatory Considerations in Setting Compensation

Banking regulators have provided input on and influenced the compensation practices and incentive compensation structures at the largest financial institutions in the United States, focusing on the risks intrinsic to the design and implementation of compensation plans as well as the reasonableness of each element of compensation. Regulatory guidance is considered in the design and implementation of our executive compensation programs. The Committee continues to assess our pay practices to balance risks and meet stakeholder expectations with our commitment to link NEO pay to our performance while maintaining executive compensation programs that are market competitive and shareholder aligned.

Role of Compensation and Human Capital Committee

The Committee administers Truist’s compensation program for Executive Leadership, including each of the NEOs, in a manner consistent with our Purpose, Mission, and Values. The Committee’s authority and responsibilities are set forth in its charter and include but are not limited to:

•	reviewing and approving the compensation for the CEO, the remaining NEOs and other members of Executive Leadership;

•	selecting and approving the performance metrics and goals for the executive compensation program and evaluating performance at the end of each performance period;

•	approving award opportunities for our AIP awards, PSUs, RSUs and LTIP awards;

•	reviewing the executive risk scorecard for Executive Leadership;

•	conducting an annual review of director compensation; and

•

having the authority to delegate to its Chair, to a subcommittee of at least three Committee members or to management such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Committee.

In making compensation decisions, the Committee uses several resources and tools, including the services of the Committee’s independent compensation consultant, Meridian. The Committee also considers summary analyses of total compensation delineating each compensation element (“tally sheets”), an executive risk scorecard provided by our Chief Risk Officer, competitive benchmarking, a review of the Company’s internal control effectiveness, and other analyses.

PERFORMANCE ADJUSTMENTS

The Committee retains discretion to make adjustments to our performance, as well as the reported results from members of our peer group, for purposes of making performance-based compensation awards.

•

Throughout the year, the Committee reviews projected results and items for possible adjustment. At the beginning of each year, the Committee receives final performance information for the prior year, and historically has made adjustments to our reported results (e.g., net income) to ensure that the applicable compensatory plans fairly compensate participants for core Truist performance.

•	The Committee may also make adjustments to the reported performance of peer group members for awards that measure our performance relative to the peer group.

•	A reconciliation of adjustments that the Committee made for the purposes of certifying 2022 performance is included in Annex A to this proxy statement.

Unless otherwise indicated, discussions of 2022 performance for compensation purposes in this proxy statement include these adjustments made by the Committee.

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Compensation Discussion and Analysis

Role of Management in Compensation Decisions

The Committee periodically receives reports from our Chief Audit Officer, the head of our internal audit function, regarding our internal controls. The Committee also receives reports from our Chief Risk Officer on our Executive Risk Outcomes Assessment for the Company and individual executives. The purpose of these reports and review is to allow the Committee to evaluate our current risk environment and internal control positions relevant to incentive compensation, and to take these issues into consideration when determining incentive compensation.

The CEO is also involved in compensation determinations for members of Executive Leadership, other than himself, including compensation for each of the other NEOs, and makes recommendations to the Committee on base salary and the other compensation elements. We believe that the CEO is in the best position to assess the performance of other members of Executive Leadership, and accordingly, he plays an important role in the compensation setting process for these executives. Ultimately, however, decisions about individual compensation elements and total compensation of all members of Executive Leadership are made by the Committee, based primarily on the executive’s performance and our overall performance, with consideration of the business environment in which the results were achieved. In addition, the Risk Committee provides input with respect to and approves the compensation of the Chief Risk Officer, and the Audit Committee provides input with respect to and approves the compensation of the Chief Audit Officer.

Role of Compensation Consultant

The Committee engages an independent compensation consultant to provide market reference perspective and serve as an advisor. The independent compensation consultant serves at the request of, and reports directly to, the Committee. Further, the Committee has the sole authority to approve the independent compensation consultant’s fees and other retention terms, including the authority to limit the amount of fees the independent compensation consultant may earn from other services provided to Truist. The Committee has retained Meridian to act as the Committee’s independent compensation consultant. In this capacity, Meridian performed a review of our executive compensation programs, provided peer group analyses, and advised on regulatory developments, corporate governance and best practice trends.

The Committee determined that, based on its review, Meridian is independent and that its engagement did not present any conflicts of interest. In making this determination, the Committee noted that Meridian (i) provides no services to Truist other than compensation consulting, (ii) has no personal or business relationships with members of our Board or executive officers, (iii) does not directly own any shares of Truist stock, and (iv) retains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from our management and confirmed this in a written statement provided to the Chair of the Committee.

During 2022, the compensation consultant provided the following services to the Committee:

•	reviewed our Company’s total compensation philosophy for reasonableness and appropriateness;

•	reviewed overall compensation levels;

•	reviewed our total executive compensation program relative to peers and advised the Committee of plans or practices that may be changed to improve effectiveness;

•	provided market and peer data and recommendations on Executive Leadership compensation;

•	reviewed and advised the Committee on the composition of our peer group;

•	reviewed public disclosure on compensation, including the draft CD&A and related tables and compensation disclosures for our proxy statement; and

•	advised the Committee regarding the compensation of outside directors.

In order for a compensation consultant to provide effective advice, the Committee expects them to interact with our management from time to time. These interactions generally involve, among other things:

•	obtaining compensation and benefits data, as well as other relevant information that is not available from public sources;

•	working with management to understand the scope of the various executive jobs in order to provide accurate benchmarking; and

•	conferring with management to ensure advice is grounded in our business strategy and circumstances.

This process enables the compensation consultant to identify any areas where further research or analysis may be necessary, while allowing it to discuss any changes to the executive compensation program or refine recommendations before finalizing its reports to the Committee.

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Compensation Discussion and Analysis

EXECUTIVE RISK SCORECARD/RISK ADJUSTMENTS

We utilize an executive risk scorecard, which the Committee may use to adjust, if necessary, the short-term and long-term incentive compensation of each member of Executive Leadership (including the NEOs). The executive risk scorecard:

•	allows for evaluation of both corporate and individual results that can be compared to stated risk appetites in all risk categories;

•	presents the positive and negative risk outcomes that have influenced each risk category, if necessary, and includes recommended actions with respect to significant negative outcomes;

•	is used in conjunction with the recommendations of the Chief Risk Officer, the CEO and the Committee’s own insight and evaluation;

•	is included as part of our risk review process in which 100% of each Executive Leader’s short-term and long-term incentive compensation for 2022 was subject to potential adjustment; and

•	is reviewed by the independent compensation consultant.

The Committee believes that the executive risk scorecard is an important element to ensure that incentive compensation at the Executive Leadership level is risk-balanced. The use of this risk scorecard has been discussed with our regulators as an additional way to conform to incentive compensation guidance and best practices.

Section 5—Other Compensation and Benefits Policies and Practices

In addition to the key components of our executive compensation program described above, other significant policies, plans and factors influence executive compensation, including the compensation of the NEOs. These policies and practices ensure strong governance of our executive compensation program and promote alignment of our executives’ interests with those of shareholders.

Compensation Practices and the Impact on Risk Management

We expect all members of our Executive Leadership team to exhibit the highest levels of ethics and demonstrate best practices to discourage unnecessary or excessive risk taking when conducting activities on behalf of Truist. The Committee annually considers whether our executive compensation program encourages unnecessary or excessive risk taking. In reviewing the program for risk, the goal of the Committee is to design an executive compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to our NEOs that is expected to reward the creation of shareholder value over time.

When determining incentive compensation, and consistent with regulatory guidance, the Committee evaluates our current risk environment and internal control structure relevant to incentive compensation and reviews an executive risk scorecard and other reports. The Committee also receives reports from our Chief Audit Officer, the head of Truist’s internal audit function, regarding the effectiveness of our overall system of internal controls.

BALANCE BETWEEN SHORT- AND LONG-TERM COMPENSATION ELEMENTS

The Committee believes that having market-competitive fixed base salaries discourages inappropriate risk-taking. In addition, executives have a significant proportion of compensation provided in the form of equity awards, such as PSUs and RSUs that have performance and vesting features that extend over several years. Additionally, LTIP awards are based on our performance over a three-year period, encouraging our NEOs to focus on long-term performance, rather than just annual results, and further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

USE OF PERFORMANCE MEASURES THAT ADJUST FOR RISK

To help encourage prudent risk management, the Committee considers the risk profile of the primary compensation elements. Under our incentive programs, we use performance metrics that closely correlate to shareholder return. Similarly, our incentive programs include measures that adjust for risk, including the use of the executive risk scorecard.

CLAWBACK AND FORFEITURE PROVISIONS

Our clawback and forfeiture provisions also discourage imprudent risk-taking. Our 2022 Incentive Plan, which is the plan pursuant to which we now make all of our AIP, PSU, LTIP and RSU awards, and related award agreements contain broad language regarding clawbacks and make all awards under the 2022 Incentive Plan subject to recoupment, forfeiture or reduction to the extent determined by the Committee, as necessary to comply with applicable law or Truist’s policies. Our award agreements also allow the Committee to adjust the terms and conditions of the awards in recognition of certain events, including material restatement of our financial statements, to prevent dilution or enlargement of benefits intended to be made under the applicable plan. Our Board believes that the current structure of Truist’s incentive compensation recoupment practices is appropriate, effective, provides a balanced approach to risk management, and properly aligns the interests of our Executive Leadership and shareholders.

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Compensation Discussion and Analysis

STOCK OWNERSHIP REQUIREMENTS

The Committee believes that members of Executive Leadership, including the NEOs, should accumulate meaningful equity stakes in Truist over time to further align their economic interests with the interests of shareholders, thereby promoting our objective of increasing shareholder value. We have robust stock ownership requirements to ensure that our executives have significant value tied to long-term stock price performance which discourages a focus on short-term results and imprudent risk-taking.

In accordance with our Corporate Governance Guidelines, our CEO is required to own Truist stock having a value equal to at least 6x his base salary, while all other members of Executive Leadership are required to own Truist stock having a value of at least 3x their base salary. The Corporate Governance Guidelines require the minimum level of ownership to be met by the later of (i) five years after initially joining Executive Leadership, or (ii) such period of time as it takes to reach the ownership requirement by continuously holding the shares or RSUs granted by Truist pursuant to its equity compensation arrangements. Each member of Executive Leadership currently meets these requirements as applicable to him or her (whether by owning the required amount of shares or still being within the grace period to achieve such ownership level).

RESPONSIBLE EQUITY GRANT PRACTICES

Generally, the timing of our regular annual equity awards is determined months in advance of the actual grants in order to coincide with the regularly scheduled February meetings of the Board and the Committee. The grant date is established when the grants and all key terms are approved by the Board or the Committee, as the case may be. For the 2022 PSU and RSU awards, the Committee used the closing price of our common stock on the grant date to determine the number of PSU and RSU awards that were granted. In addition, the 2022 Incentive Plan includes prohibitions on the repricing of stock options without shareholder approval. We are required to recognize the expense of all share-based awards (such as PSUs and RSUs) in our income statement over the award’s minimum required service period.

Pledging and Hedging of Shares

Our Code of Ethics prohibits all teammates from speculative trading in Truist securities (including prohibitions on short-selling and trading put options). Our Securities Trades by Company Personnel Policy prohibits Section 16 reporting persons, which include directors and members of Executive Leadership, from engaging in hedging transactions (including short sales, trading in puts, calls, and other options or derivatives). Teammates who are not Section 16 reporting persons are prohibited from engaging in hedging transactions, other than transactions that hedge against an existing long position in Truist securities if the shares underlying the position are readily available for sale or delivery and the exercise or strike price of the hedge is above the then-current market price of the shares.

Our Corporate Governance Guidelines prohibit the pledging of Truist shares by directors and members of Executive Leadership. Currently, none of our directors or Executive Leadership members hold Truist shares that are subject to pledges or hedges.

Tax Considerations

Prior to 2018, our compensation philosophy and policies were intended to comply with Section 162(m) of the Internal Revenue Code, which generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the CEO and specified other executive officers, subject to exceptions for “performance-based” compensation. The Tax Cuts and Jobs Act of 2017 (the “Act”) eliminated this exception for performance-based compensation, and the Company may no longer take an annual deduction for any compensation paid to any of its covered employees in excess of $1 million per executive officer with the exception of remuneration grandfathered under the Act. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

Compensation and Human Capital Committee Report on Executive Compensation

The Compensation and Human Capital Committee is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on the categorical standards for independence adopted by the Board, which include applicable NYSE independence standards. The Compensation and Human Capital Committee is responsible for oversight and review of our compensation and benefit plans, including administering our executive incentive plans, determining the compensation for the CEO and reviewing and approving the compensation for the other members of Executive Leadership.

The Compensation Discussion and Analysis section of this proxy statement is management’s report on Truist’s executive compensation program and, among other things, explains the material elements of the compensation paid to the CEO and the other NEOs. The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended on February 27, 2023 to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

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Compensation Discussion and Analysis

Submitted by the Compensation and Human Capital Committee of the Board of Directors as of February 27, 2023:

Steven C. Voorhees, Chair	Patrick C. Graney III
Anna R. Cablik	Frank P. Scruggs, Jr.
Paul D. Donahue	Christine Sears

Compensation and Human Capital Committee Interlocks and Insider Participation

The directors who constituted the Compensation and Human Capital Committee during some or all of 2022 were Jennifer S. Banner, Anna R. Cablik, Paul D. Donahue, Patrick C. Graney III, Easter A. Maynard, Frank P. Scruggs, Jr., and Steven C. Voorhees.    None of the individuals who served as a member of the Compensation and Human Capital Committee during 2022 was at any time an officer or an employee of Truist or any of its subsidiaries or had any relationship with us requiring disclosure under SEC regulations.

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Compensation of Executive Officers

Compensation of Executive Officers

The following summary compensation table and grants of plan-based awards table present the compensation of and awards to our NEOs during the years identified below. For a narrative description of these compensation and awards, please refer to our Compensation Discussion and Analysis above.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William H. Rogers, Jr.	2022	1,200,000	—	6,395,548	—	5,195,725	—	446,569	13,237,842
Chairman and Chief	2021	1,133,333	—	4,104,530	—	4,276,067	381,585	499,911	10,395,426
Executive Officer	2020	1,100,000	—	4,050,412	—	2,365,000	914,528	319,391	8,749,331
Michael B. Maguire	2022	576,705	—	983,282	—	1,227,361	—	99,821	2,887,169
Senior Executive Vice President and Chief Financial Officer
Hugh S. Cummins III	2022	800,000	—	2,989,623	—	2,892,242	191,127	179,668	7,052,660
Vice Chair	2021	780,000	—	7,789,545	—	2,346,960	613,716	179,942(6)	11,710,163
Clarke R. Starnes III	2022	745,909	—	2,008,761	—	2,135,845	617,918	2,400,381	7,908,814
Vice Chair and Chief Risk	2021	713,333	—	1,783,444	—	2,626,834	3,022,673	1,261,815	9,408,099
Officer	2020	700,000	—	1,759,980	—	1,985,836	2,494,003	152,697	7,092,516
Dontá L. Wilson	2022	656,250	—	1,510,648	—	1,437,459	—	1,730,221	5,334,578
Senior Executive Vice President and Chief
Retail and Small Business Banking Officer
Daryl N. Bible	2022	803,333	—	2,008,761	—	1,935,895	603,831	2,433,051	7,784,871
Former Senior Executive Vice	2021	713,333	—	1,783,444	—	2,626,834	1,583,477	1,312,726	8,019,814
President and Chief Financial Officer	2020	700,000	—	1,759,980	—	1,985,836	1,274,199	148,069	5,868,084

(1)

Salary as a percentage of total annual compensation, as disclosed in this Summary Compensation Table, for each of the NEOs in 2022 was as follows: Mr. Rogers (9.1%), Mr. Maguire (20.0%), Mr. Cummins (11.3%), Mr. Starnes (9.4%), Mr. Wilson (12.3%) and Mr. Bible (10.3%). As more fully described in the Compensation Discussion and Analysis section above, the amount in the “Salary” column for Mr. Bible includes his base salary paid through his retirement date on November 30, 2022 and the consulting fees earned in 2022 following his retirement pursuant to his Retirement and Consulting Agreement with Truist.

(2)

The amounts in the “Stock Awards” column reflect the grant date fair value of the PSUs and RSUs awarded during the year shown less the present value of expected dividends that will be foregone during the vesting period, calculated in accordance with FASB ASC Topic 718. For February 21, 2022, PSUs were valued using the grant price of $62.18 less the present value of projected future dividends of $5.92, or $56.26, consistent with the approach for FASB ASC Topic 718 expensing. For February 21, 2022, RSUs were valued using the grant price of $62.18 less the present value of future dividends of $5.91, or $56.27, consistent with the approach for FASB ASC Topic 718 expensing. Mr. Wilson’s April 1, 2022 PSUs were valued using the grant price of $55.33 less the present value of projected future dividends of $5.84, or $49.49, consistent with the approach for FASB ASC Topic 718 expensing, and his April 1, 2022 RSUs were valued using the grant price of $55.33 less the present value of future dividends of $5.83, or $49.50, consistent with the approach for FASB ASC Topic 718 expensing. At the maximum level of performance, the value of PSUs awarded in 2022 would be: $5,113,528 for Mr. Rogers, $783,702 for Mr. Maguire, $2,388,575 for Mr. Cummins, $1,606,842 for Mr. Starnes, $1,205,978 for Mr. Wilson and $1,606,842 for Mr. Bible. As discussed in the Compensation Discussion and Analysis, the outstanding PSUs and RSUs remain subject to vesting criteria and accordingly, the NEO may never receive any value from such award. The assumptions used in the calculation of these amounts for awards granted in 2022 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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Compensation of Executive Officers

(3)

Contains Annual Incentive Performance award and LTIP payments, as indicated in the below table. Payments under each award occur when specific performance measures are achieved, as described in the Compensation Discussion and Analysis section above, rather than upon the date of grant.

Name	2022 Annual Incentive Performance Award ($)	2020-2022 LTIP ($)

William H. Rogers, Jr.	3,276,000	1,919,722

Michael B. Maguire	843,121	384,240

Hugh S. Cummins III	1,856,400	1,035,842

Clarke R. Starnes III	1,316,273	819,572

Dontá L. Wilson	1,001,569	435,890
Daryl N. Bible	1,141,974	793,921

(4)

The amounts listed are attributable to changes in the present value of the benefits under the Truist Financial Corporation Pension Plan and the Truist Financial Corporation Non-Qualified Defined Benefit Plan, as applicable, for each of the NEOs. The benefits the NEOs receive are calculated in the same manner as all plan participants. Consistent with all plan participants, the calculations for these benefits generally reference the highest levels of compensation over a five-year consecutive period in the ten-year period before retirement.

(5)	The detail relating to “All Other Compensation” for 2022 is as follows:

Name	401(k) Matching Contribution($)	NQDC Matching Contribution($)	Perquisites ($)*	Synergy Incentive Awards ($)

William H. Rogers, Jr.	18,300	310,264	118,005	—

Michael B. Maguire	18,300	81,521	—	—

Hugh S. Cummins III	9,150	170,518	—	—

Clarke R. Starnes III	18,300	308,481	—	2,073,600

Dontá L. Wilson	18,300	213,921	—	1,496,000
Daryl N. Bible	18,300	308,241	32,910	2,073,600

*

Pursuant to SEC rules, we have not reported perquisites to those NEOs where the value of the perquisites, in the aggregate, is less than $10,000. Mr. Rogers’ perquisites for 2022 consisted of: (a) the maintenance of a residential security system; and (b) limited use of the corporate airplane (in an amount of $108,567) and driver for personal travel. The Company determines the amount associated with personal use of its aircraft by calculating the incremental cost to it for each flight by summing (i) (x) the total of aircraft fuel used on each flight multiplied by (y) the fuel’s cost per gallon, and (ii) the flight’s remaining variable operating costs, which include: (1) landing, parking, terminal, passenger ground transportation, flight planning, and weather services expenses; (2) supplies, catering, and crew travel and meal expenses; and (3) any customs, foreign permit, and similar fees. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are not included in the calculation of variable operating cost. Mr. Bible’s perquisites consisted of a residential security system (in an amount of $32,910, which reflects amounts paid to the vendor for maintenance, equipment installation and monitoring).

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Compensation of Executive Officers

2022 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)(6)(7)			Grant Date Fair Value of Stock Awards ($)(8)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H. Rogers Jr.
Performance Share Units	2/22/2022	—	—	—	15,149	60,598	90,897	3,409,243
Restricted Stock Units	2/22/2022	—	—	—	—	53,071	—	2,986,305
Annual Incentive Performance Award	2/22/2022	450,000	3,600,000	7,200,000	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	585,000	2,340,000	3,510,000	—	—	—	—
Michael B. Maguire
Performance Share Units	2/22/2022	—	—	—	2,321	9,287	13,930	522,487
Restricted Stock Units	2/22/2022	—	—	—	—	8,189	—	460,795
Annual Incentive Performance Award	2/22/2022	115,813	926,507	1,853,013	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	112,013	448,053	672,080	—	—	—	—
Hugh S. Cummins III
Performance Share Units	2/22/2022	—	—	—	7,076	28,304	42,456	1,592,383
Restricted Stock Units	2/22/2022	—	—	—	—	24,831	—	1,397,240
Annual Incentive Performance Award	2/22/2022	255,000	2,040,000	4,080,000	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	274,000	1,096,000	1,644,000	—	—	—	—
Clarke R. Starnes III
Performance Share Units	2/22/2022	—	—	—	4,760	19,041	28,561	1,071,247
Restricted Stock Units	2/22/2022	—	—	—	—	16,661	—	937,514
Annual Incentive Performance Award	2/22/2022	180,807	1,446,454	2,892,909	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	188,826	755,303	1,132,955	—	—	—	—
Dontá L. Wilson
Performance Share Units	2/22/2022	—	—	—	2,750	11,000	16,500	618,860
Performance Share Units	4/1/2022	—	—	—	935	3,741	5,611	185,142
Restricted Stock Units	2/22/2022	—	—	—	—	9,649	—	542,949
Restricted Stock Units	4/1/2022	—	—	—	—	3,307	—	163,697
Annual Incentive Performance Award	2/22/2022	137,578	1,100,625	2,201,250	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	137,094	548,375	822,563	—	—	—	—
Daryl N. Bible
Performance Share Units	2/22/2022	—	—	—	4,760	19,041	28,561	1,071,247
Restricted Stock Units	2/22/2022	—	—	—	—	16,661	—	937,514
Annual Incentive Performance Award	2/22/2022	156,865	1,254,917	2,509,834	—	—	—	—
2022-2024 LTIP(1)	2/22/2022	56,528	226,111	339,167	—	—	—	—

(1)

LTIP awards have been paid in cash and are disclosed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of this table. When the threshold, target and maximum payments were established in 2022 for the LTIP, such payments were based on each executive’s base salary for 2022 with assumptions made for increases in base salary for subsequent years in the performance cycle. Actual payments will be based on the actual average salary over the three-year performance cycle and are determined based on satisfaction of certain performance metrics discussed in the section entitled, “Long-Term Incentives,” within our Compensation Discussion and Analysis.

(2)

For a discussion of the terms of the PSUs, RSUs, Annual Incentive Performance awards, and LTIP awards, see “Compensation Discussion and Analysis—Section 3—Executive Compensation Program Pay Decisions.”

(3)	For the Annual Incentive Performance award, the threshold payment is 12.5% of the target amount. For the LTIP, the threshold payment is 25% of the target amount.
(4)	For the Annual Incentive Performance award, the maximum payment is 200% of the target amount. For the LTIP, the maximum payment is 150% of the target amount.
(5)

If the performance and vesting criteria for PSUs and RSUs are not met, awards are subject to reduction, forfeiture or nonpayment. The ultimate number of PSUs that will vest will be determined by Truist’s performance over the three-year performance period.

(6)	For PSUs the threshold payment is 25% of the target amount.
(7)	For PSUs, the maximum payment is 150% of the target amount.
(8)

This column reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of PSUs and RSUs granted in 2022. Please refer to Note (2) in the Summary Compensation Table for additional detail on the grant date fair value of awards.

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Compensation of Executive Officers

2022 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
William H. Rogers, Jr.	—	—	—	—	—	—	—	255,324	10,986,591.72
Michael B. Maguire	—	—	—	—	—	—	—	44,727	1,924,602.81
Hugh S. Cummins III	4,479	—	—	21.17	2/26/2023	—	—	—	—
	51,445	—	—	21.17	2/26/2023	—	—	231,952	9,980,894.56
Clarke R. Starnes III	—	—	—	—	—	—	—	97,238	4,184,151.14
Dontá L. Wilson	—	—	—	—	—	—	—	60,127	2,587,264.81
Daryl N. Bible	—	—	—	—	—	—	—	97,238	4,184,151.14

(1)	Column (i) Unearned and Unvested Restricted Stock Units and Performance Share Units:

Unearned and Unvested Restricted Stock Units at Year-End

Grant Date	Vesting Date (Subject to performance)	Mr. Rogers	Mr. Maguire	Mr. Cummins	Mr. Starnes	Mr. Wilson	Mr. Bible

2/24/2020	3/15/2023	9,870	1,899	5,477	4,296	1,899	4,296

	3/15/2024	9.871	1,900	5,478	4,296	1,900	4,296

2/22/2021	3/15/2023	11,981	2,306	6,649	5,215	3,121	5,215

	3/15/2024	11,980	2,305	6,648	5,214	3,120	5,214

	3/15/2025	11,979	2,304	6,647	5,213	3,119	5,213

9/1/2021	9/15/2023	—	—	9,961	—	—	—

	9/15/2024	—	—	9,961	—	—	—

	9/15/2025	—	—	9,961	—	—	—

	9/15/2026	—	—	9,961	—	—	—

2/22/2022	3/15/2024	17,691	2,730	8,278	5,554	3,217	5,554

	3/15/2025	17,690	2,730	8,277	5,554	3,216	5,554

	3/15/2026	17,690	2,729	8,276	5,553	3,216	5,553

4/1/2022	3/15/2024	—	—	—	—	1,103	—

	3/15/2025	—	—	—	—	1,102	—
	3/15/2026	—	—	—	—	1,102	—

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Included in Column (i) are RSUs granted from 2020 through 2022 that are unearned and outstanding at year-end. If the performance criteria are not met, up to 100% of the unvested portion of the RSUs is subject to forfeiture. For the 2022 fiscal year, the Compensation and Human Capital Committee determined that the performance criteria had been met.

Unearned and Unvested Performance Share Units at Year-End

Grant Date	Performance Period	Mr. Rogers	Mr. Maguire	Mr. Cummins	Mr. Starnes	Mr. Wilson	Mr. Bible
2/24/2020	2020-2022	45,006	8,657	24,917	19,527	8,657	19,527

2/22/2021	2021-2023	40,968	7,880	22,681	17,775	10,614	17,775

9/1/2021	2022-2024	—	—	60,476	—	—	—

2/22/2022	2022-2024	60,598	9,287	28,304	19,041	11,000	19,041
4/1/2022	2022-2024	—	—	—	—	3,741	—

Also included in this column are the target number of PSUs granted from 2020 through 2022 that are unearned and outstanding at year-end. If the performance criteria are not met, up to 100% of the PSUs is subject to forfeiture. For the PSUs granted in 2020, the Compensation and Human Capital Committee determined that based on the achievement of the performance criteria, the PSUs will pay out at 122.44% of the target number. The vesting date for all PSU awards is March 15 in the year following the final year of the performance period.

Option Exercises and Stock Vested in 2022(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William H. Rogers, Jr.	142,606	3,794,503	59,926	3,864,834

Michael B. Maguire	—	—	65,698	3,150,534

Hugh S. Cummins III	—	—	129,372	6,315,161

Clarke R. Starnes III	—	—	21,205	1,230,314

Dontá L. Wilson	—	—	9,349	542,429
Daryl N. Bible	—	—	21,205	1,230,314

(1)	This table presents gross share amounts, without accounting for cashless exercises or shares withheld upon exercise for payment of taxes.

(2)	Based on $65.85 closing price of Truist’s common stock on February 8, 2022, $63.58, on February 11, 2022, $58.15 on March 1, 2022, $58.02 on March 15, 2022, $48.12 on September 15, 2022 and $43.54 on September 30, 2022, the dates of vesting.

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Compensation of Executive Officers

2022 Pension Benefits(1)

Name	Plan Name(2)	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William H. Rogers, Jr.	Q	3	1,214,811	—
	NQ	3	2,236,329	—
	NQ (ERISA Excess)	31	900,457	—

	NQ (SERP)	31	4,774,752	—

Michael B. Maguire	Q	3	110,649	—

	NQ	3	256,513	—

Hugh S. Cummins III	Q	3	235,433	—

	NQ	3	1,122,426	—

	NQ (ERISA Excess)	7	46,306	—

Clarke R. Starnes III	Q	35	2,661,620	—

	NQ	35	16,251,770	—

Dontá L. Wilson	Q	24	770,065	—

	NQ	24	2,677,598	—

Daryl N. Bible	Q	15	2,431,285	—
	NQ	15	5,263,732	—

(1)	The 2022 Pension Benefits table shows the estimated present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, determined using the measurement date, interest rate and mortality rate assumptions consistent with those used in Truist’s financial statements. For these purposes, the credited years of service and present value of accumulated benefits were measured as of December 31, 2022.

(2)	Q = Truist Financial Corporation Pension Plan.
NQ = Truist Financial Corporation Non-Qualified Defined Benefit Plan.
NQ (ERISA Excess) = SunTrust ERISA Excess Plan. The purpose of this plan was to provide benefits that would have been provided under the SunTrust Banks, Inc. Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.
NQ (SERP) = SunTrust Banks, Inc. Tier 2 SERP. This plan was designed to provide a targeted level of post-retirement income to a highly select group of key executives who had a significant impact on SunTrust’s long-term growth and profitability.

(3)	Each plan limits the years of credited service to a maximum of 35 years.

Narrative to 2022 Pension Benefits Table

We maintain the Truist Financial Corporation Pension Plan (the “Pension Plan”) and the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”). For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of these plans, as set forth in the table above, please refer to Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included with the Annual Report on Form 10-K for the year ended December 31, 2022, and filed with the SEC on February 28, 2023. A discussion of each of these plans is set forth below. Mr. Rogers participated in several plans assumed in the merger of equals with SunTrust that created Truist. Those plans have provisions which differ from the Truist plans discussed below. The Company merged the SunTrust qualified pension plan into the Truist Pension Plan in 2020. Mr. Rogers and Mr. Cummins continue to participate in the SunTrust ERISA Excess Plan, and Mr. Rogers continues to participate in the SunTrust Banks, Inc. Tier 2 SERP, although any future benefit accruals will come only from the Truist Pension Plan and Non-Qualified Defined Benefit Plan as benefit accruals under these heritage SunTrust plans were frozen prior to the merger.

Tax-Qualified Defined Benefit Plan. The Pension Plan is a tax-qualified defined benefit pension plan for eligible teammates. Most teammates of Truist and its subsidiaries who have attained age 21 are eligible to participate in the Pension Plan after completing one year of service. Our contributions to the Pension Plan are computed on an actuarial basis. No participant contributions are permitted. A participant’s annual normal retirement benefit under the Pension Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation plus 0.5% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed up to a maximum of 35 years. A participant’s final average compensation is his or her average annual cash compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last ten years in which he or she receives compensation that produces the highest average.

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Non-Qualified Defined Benefit Plan. The Non-Qualified Defined Benefit Plan is an excess benefit plan designed to provide supplemental pension benefits for certain highly compensated teammates, including the NEOs, to the extent that their benefits under the Pension Plan are curtailed due to IRS compensation and benefit limitations. Benefits under the Non-Qualified Defined Benefit Plan are included in the table above.

Retirement. Messrs. Rogers, Cummins, Starnes and Bible meet or have met the requirements for retirement under the Pension Plan and the Non-Qualified Defined Benefit Plan. While the general retirement age is 65, teammates with at least 10 years of service who have attained age 55 are eligible to retire and begin receiving a reduced pension immediately. If a teammate begins pension payments prior to the normal retirement age of 65, the payments are reduced based on a plan-specified reduction schedule ranging from receipt of 50% at age 55, increasing until reaching 98% at age 64, with the increases weighted more heavily toward the earlier years. Generally, pension benefits under each plan are paid to qualifying participants in the form of a life annuity for non-married participants and a joint and 50% survivor annuity for married participants.

2022 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2022 ($)(1)	Truist Contributions in 2022 ($)(2)	Aggregate Earnings in 2022 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2022 ($)(4)
William H. Rogers, Jr.	310,993	310,264	(1,995,208)	—	6,135,533

Michael B. Maguire	87,521	81,521	(42,435)	—	310,432

Hugh S. Cummins III	568,392	170,518	(755,945)	—	4,298,704

Clarke R. Starnes III	360,744	308,481	30,653	—	4,114,423

Dontá L. Wilson	219,921	213,921	(126,421)	—	1,097,407
Daryl N. Bible	323,426	308,241	(843,309)	—	6,104,511

(1)	Executive contributions were based on each NEO’s deferral elections and the salaries, Annual Incentive Performance award and LTIP payments received by each NEO in 2022.

(2)	This column represents Truist’s matching contributions credited to the accounts of the NEOs during 2022 in respect of the NEO’s contributions. These values are also reflected in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2022. Earnings may increase or decrease depending on the performance of the elected deemed investment options. These earnings are not above-market or preferential and thus are not reported in the 2022 Summary Compensation Table.

(4)	This column represents each NEO’s year-end balance under the Non-Qualified Defined Contribution Plan. These balances include the NEO’s and Truist’s respective contributions that were included in the summary compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the summary compensation table because they were not above-market or preferential earnings.

Narrative to 2022 Non-Qualified Deferred Compensation Table

The Truist Financial Corporation Non-Qualified Defined Contribution Plan (the “Non-Qualified Defined Contribution Plan”) is an excess benefit plan that provides supplemental benefits to certain highly-compensated teammates, including the NEOs, to the extent that their benefits under the Truist Financial Corporation 401(k) Savings Plan are curtailed due to the application of certain IRS benefit and compensation limitations. During 2022, eligible teammates were permitted to defer up to 50% of their cash compensation under the Non-Qualified Defined Contribution Plan, with certain participants, including each NEO, eligible to receive a matching contribution up to 6% of his or her compensation. All cash compensation is eligible for deferral unless prohibited under Internal Revenue Code Section 409A. Plan participants may select deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered under the 401(k) Plan with the exception that no deemed investments in Truist common stock are permitted. Participants make an election upon entering the Non-Qualified Defined Contribution Plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution based on a selected age following termination not to exceed age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet IRS guidelines. The Non-Qualified Defined Contribution Plan also provides participants in our incentive compensation plans with an effective means of electing to defer, on a pre-tax basis, a portion of the payments that they are entitled to receive under such plans.

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Compensation of Executive Officers

Potential Payments Upon Termination or Change of Control

The potential payments to the NEOs pursuant to existing plans and arrangements in the event of their termination or a change of control at December 31, 2022 are shown in the table below. In July 2022, Truist adopted the Management Change of Control, Severance and Noncompetition Plan (the “Severance Plan”), which covers members of Truist’s Executive Leadership team, including each of the NEOs, other than Mr. Bible. Several of the important provisions of the Severance Plan are discussed below, including the non-competition and non-solicitation conditions, which generally are a prerequisite to receiving termination payments under the Severance Plan.

	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
William H. Rogers, Jr.
Severance	—	—	—	9,600,000	9,600,000
Pro-Rata Bonus(1)	3,276,000	—	3,276,000	3,276,000	3,276,000
LTIP(2)	3,765,281	—	3,765,281	3,765,281	3,765,281
PSUs(2)	6,741,553	—	6,741,553	6,741,553	6,741,553
RSUs(3)	4,679,599	—	4,679,599	4,679,599	4,679,599
Welfare Benefits(4)	—	—	—	23,882	23,882
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	18,462,433	—	18,462,433	28,086,315	28,086,315
Hugh S. Cummins III
Severance	—	—	—	5,680,000	5,680,000
Pro-Rata Bonus(1)	1,856,400	—	1,856,400	1,856,400	1,856,400
LTIP(2)	1,969,976	—	1,969,976	1,969,976	1,969,976
PSUs(2)	6,108,942	—	6,108,942	6,108,942	6,108,942
RSUs(3)	2,398,062	—	2,398,062	2,398,062	2,398,062
Welfare Benefits(4)	—	—	—	10,303	10,303
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	12,333,380	—	12,333,380	18,023,683	18,023,683
Clarke R. Starnes III
Severance	—	—	—	4,788,000	4,788,000
Pro-Rata Bonus(1)	1,316,273	—	1,316,273	1,316,273	1,316,273
LTIP(2)	1,520,573	—	1,520,573	1,520,573	1,520,573
PSUs(2)	2,612,997	—	2,612,997	2,612,997	2,612,997
RSUs(3)	1,759,712	—	1,759,712	1,759,712	1,759,712
Welfare Benefits(4)	—	—	—	32,040	32,040
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	7,209,555	—	7,209,555	12,029,595	12,029,595
Michael B. Maguire
Severance	—	—	—	3,920,000	3,920,000
Pro-Rata Bonus(1)	843,121	—	843,121	843,121	843,121
LTIP(2)	—	—	732,196	732,196	732,196
PSUs(2)	—	—	1,194,814	1,194,814	1,194,814
RSUs(3)	—	—	813,396	813,396	813,396
Welfare Benefits(4)	—	—	—	23,446	23,446
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—
Total	843,121	—	3,583,527	7,526,973	7,526,973

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	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Just Cause or for Good Reason ($)	Change of Control ($)
Dontá L. Wilson
Severance	—		—	3,645,000	3,645,000
Pro-Rata Bonus(1)	1,001,569		1,001,569	1,001,569	1,001,569
LTIP(2)	—		895,481	895,481	895,481
PSUs(2)	—		1,547,144	1,547,144	1,547,144
RSUs(3)	—		1,123,728	1,123,728	1,123,728
Welfare Benefits(4)	—		—	33,051	33,051
Outplacement	—		—	—	—
Reduction Per Severance Plan(5)	—		—	—	—

Total	1,001,569		4,567,922	8,245,973	8,245,973
Daryl N. Bible(6)
Consulting Fees	750,000	—	—	—	—
Pro-Rata Bonus	1,141,974	—	—	—	—
LTIP(2)	1,451,449	—	—	—	—
PSUs(2)	2,612,997	—	—	—	—
RSUs(3)	1,759,712	—	—	—	—
Welfare Benefits(4)	4,472	—	—	—	—
Outplacement	—	—	—	—	—
Reduction Per Retirement Agreement(5)	—	—	—	—	—
Total	7,720,604	—	—	—	—

(1)	If termination occurs on or after March 31, 2022 due to retirement, death, disability, other than just cause or for good reason, the NEO will receive pro-rated short-term incentive awards. The amounts for these NEOs reflect fiscal year 2022 actual Annual Incentive Performance award payouts as the table assumes termination on December 31, 2022.

(2)	Following termination due to retirement, death, disability, or other than for just cause or good reason, LTIP and PSU awards remain subject to the Company’s actual performance. Therefore, we have calculated these amounts using actual performance for the 2020 LTIP and PSU awards and an assumption of target performance for both the 2021 and 2022 LTIP and PSU awards. However, these are forward-looking statements that may not be representative of actual performance. For these scenarios, the amounts include for the 2021 and 2022 LTIP and PSU awards pro-rated numbers reflecting a termination date of December 31, 2022. Following a change of control, the NEO is entitled to LTIP payments prorated through the date of the change of control. The amounts shown above include actual payments for the 2020-2022 LTIP cycle and projected pro rata payments for the two outstanding three-year LTIP cycles that have not been completed as of December 31, 2022, assuming that the Company’s performance criteria are met at 100% of the NEO’s target opportunity and such payment being prorated through the date of the change of control (assumed to be December 31, 2022 for purposes of this table). Following a change of control, the NEO is entitled to PSU payments, with performance based on actual results for the completed calendar year(s) and target performance assumed for the remaining uncompleted calendar year(s). The amounts shown above include actual performance awarded for the 2020-2022 PSU awards, and PSU awards for 2021 and 2022 at target.

(3)	Value determined by multiplying the number of RSUs that vest by $43.03, the closing market price of a share of our common stock on December 30, 2022.

(4)	Amounts include life, medical, and disability benefits to be paid under the applicable plan.

(5)	The amount reflects the reduction to the NEO’s payments such that the payments are not deemed to be “excess parachute payments” under Internal Revenue Code Section 280G, as amended. For NEOs who are retirement eligible, amounts related to LTIP awards, PSUs, and RSUs are not included in the calculation of excess parachute payments.

(6)	As permitted by SEC rules, amounts reflect Mr. Bible’s termination benefits owed in connection with his retirement from Truist effective November 30, 2022 pursuant to the terms of the Bible Retirement Agreement giving effect to his voluntary resignation as a consultant effective as of May 31, 2023 as further described below, which include: (i) his fiscal year 2022 actual Annual Incentive Performance award, pro-rated through his retirement date, (ii) a monthly consulting fee equal to $125,000 provided through May 31, 2023, (iii) PSU and LTIP award vesting based on the Company’s actual performance, (iv) RSU awards vesting on the original schedule, and (v) continued life, medical and disability benefits to be paid under the applicable plan through May 31, 2023. Amounts for PSU and LTIP awards have been calculated as described in footnote 2 above for a termination due to retirement. As further described below in “Narrative to Potential Payments Upon Termination or Change of Control Table,” absent Mr. Bible’s resignation and early termination of the consulting period on December 2, 2022, Mr. Bible would have been entitled to the following termination benefits pursuant to the Bible Retirement Agreement:

	Consulting Fees and Lump-Sum Payment(A)	Pro-Rata Bonus	PSUs	LTIP	RSUs	Welfare Benefits(B)	Total
Daryl N. Bible	$4,250,000	$1,141,974	$2,612,997	$1,451,449	$1,759,712	$18,063	$11,234,195

(A)	Amounts reflect monthly consulting fee equal to $125,000 provided through November 30, 2023 plus lump sum fee equal to $2,750,000 to be paid within 30 days of November 30, 2023.

(B)	Amounts reflect 24 months of continued life, medical and disability benefits to be paid under the applicable plan (1 month at 2023 rate of $697.24 and 23 months at 2024 aggregate cost of $17,365.92).

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Compensation of Executive Officers

Narrative to Potential Payments Upon Termination or Change of Control Table

Amounts shown in the table above and in the discussion below assume the NEO terminated employment on December 31, 2022 and are estimates of the amounts the NEO would receive upon termination pursuant to the Severance Plan and the Incentive Plan and award agreements applicable to the NEO as in effect on December 31, 2022 (or in the case of Mr. Bible, his retirement and consulting agreement as in effect on December 31, 2022). The actual amounts to be paid can only be determined at the time of a NEO’s termination of employment. The amounts reported above do not include amounts that would be provided to a NEO under plans and arrangements that are generally available to all salaried teammates or amounts reported in the “2022 Pension Benefits” and “2022 Non-qualified Deferred Compensation” tables.

Named Executive Officers

Under the Severance Plan, each of the NEOs (other than Mr. Bible), who undergoes a qualifying termination (i) other than for cause or (ii) for good reason, including in the case of such a termination of employment that occurs within 24 months after a Change of Control, will receive, subject to the NEO’s execution of a general release of claims:

(i)

A lump sum payment equal to two times the sum of (a) the NEO’s annual base salary (annualized), as most recently increased, plus (b) the annual cash bonus the NEO would have received for the year of termination assuming target performance; and

(ii)

To the extent the NEO has been participating in the medical, dental and/or vision plans of Truist or an affiliate as of the date of termination, Truist will pay to the NEO a lump sum payment in cash equal to the product of (a) 24 multiplied by (b) the monthly COBRA premium as of the date of termination for the medical, dental and vision coverage the NEO had immediately prior to the date of termination minus the monthly dollar amount the NEO would have paid to Truist for such coverage.

All outstanding PSUs, RSUs and LTIP awards as of the termination date will either be forfeited or vest under the terms and conditions of the incentive plans and award agreements under which they were granted depending on the circumstances of the termination and the retirement eligibility of the NEO.

In the event of the death or disability, and subsequent termination, of any NEO, the Company and Truist Bank will use their best efforts to accelerate vesting of any unvested benefits to which the NEO may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plans.

The Severance Plan also includes a non-competition obligation and an obligation not to solicit Truist teammates or clients, each obligation continuing for 12 consecutive months after the date of the NEO’s termination of employment. These prohibitions generally preclude the NEO from working for a direct competitor providing banking or financial products or services within the continental United States. Additionally, the Severance Plan prohibits the executive from soliciting or assisting in the solicitation of any recipient of the Company’s banking or financial products or services and other Company clients or inducing any of our teammates to terminate their employment with the Company or its affiliates.

The Severance Plan provides for reductions in payments to the extent necessary to avoid exceeding the limits established by Section 280G of the Internal Revenue Code. Payments in excess of these limits are often referred to as “excess parachute payments,” and exceeding the Section 280G limits generally triggers an excise tax on the payments. Under the Severance Plan, if termination payments and benefits to be provided (along with any other payments and benefits available to the NEO) will constitute an excess parachute payment, then the payments will be reduced to an amount that is $1.00 less than the amount that would cause the payments to be an excess parachute payment; provided, however, that such a reduction will only be imposed if the reduction results in a greater after-tax benefit to the NEO than if such payments had not been reduced.

For purposes of the Severance Plan and the Incentive Plan and award agreements, “Change of Control” means a change in ownership or effective control of Truist or a change in the ownership of a substantial portion of the assets of Truist (as described under Section 409A of the Internal Revenue Code).

For purposes of the Severance Plan, “Cause” generally means one or more of the following by the NEO: (i) dishonesty, theft or embezzlement; (ii) refusal or failure to perform the NEO’s assigned duties for the Company or any of its affiliates in a satisfactory manner; or (iii) engaging in any conduct that could be materially damaging to the Company or any of its affiliates without a reasonable good faith belief that such conduct was in the best interest of the Company or any of its affiliates; provided, however, that if capable of cure, a termination for Cause under clauses (ii) or (iii) will be effective if the NEO fails to cure the circumstances giving rise to termination for Cause within 30 days following delivery of a notice of termination by the Company.

82	| 2023 Proxy Statement

Compensation of Executive Officers

The Severance Plan generally defines “good reason” as one or more of the following conditions without the NEO’s express written consent, in each case, that is not cured by the Company within 30 days following delivery of a notice of termination by the NEO:

(i)

a material diminution in the NEO’s position, authority, duties or responsibilities (including the assignment to the NEO of any duties or responsibilities materially and adversely inconsistent with the NEO’s position, authority, duties or responsibilities then in effect, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the NEO);

(ii)	a material reduction (other than pursuant to a uniform reduction applicable to other similarly situated executives of the Company) in the base salary or annual target bonus opportunity of the NEO;

(iii)	the Company’s requirement that the NEO relocate the NEO’s principal business office to any location more than 35 miles from its then-current location; or

(iv)

the Company’s failure to obtain the assumption of the Severance Plan by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which the NEO’s services are principally performed.

The NEO must deliver the notice of termination to the Company within 90 days of actual knowledge of the act or omission constituting good reason.

For purposes of the Incentive Plan and award agreements, “Disability” means: (i) the NEO incurs a separation from service for disability under a disability insurance program of Truist or an affiliate that the NEO is a participant in, (ii) if the NEO is not a participant in a disability insurance program of Truist or an affiliate, if the NEO suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the individual to be unable to perform the duties of employment or any substantially similar position of employment and that the NEO incurs a “separation from service,” within the meaning of Internal Revenue Code Section 409A, from Truist and its Affiliates, and (iii) with respect to any incentive option, the “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code.

Daryl N. Bible

On May 20, 2022, Truist announced that Mr. Bible would retire from his position as CFO at Truist. His retirement was effective as of November 30, 2022. In connection with his retirement, Mr. Bible and Truist entered into a Retirement and Consulting Agreement, dated June 2, 2022 (the “Bible Retirement Agreement”), pursuant to which Mr. Bible is entitled to receive certain benefits in connection with his retirement and agreed to provide certain consulting services to assist with the transition of CFO duties to his successor for a period of one year from his retirement date (the “Consulting Period”). The agreement provided for Mr. Bible to receive a monthly fee in exchange for his consulting services through the end of the Consulting Period, as well as his continued participation in our medical benefit plans. Due to Mr. Bible’s actual retirement from Truist and the separation pay benefits agreed to under the Bible Retirement Agreement, he was not entitled to participate in the Severance Plan, and the above discussion regarding the benefits of the NEOs under the Severance Plan is not applicable to Mr. Bible.

Pursuant to the Bible Retirement Agreement, Mr. Bible was entitled to receive the following in connection with his retirement on November 30, 2022, subject to his execution and non-revocation of the Bible Retirement Agreement (including a general release and reaffirmation of the provisions therein), as well as his compliance with non-solicitation and non-competition provisions: (i) a pro-rated AIP payment for 2022 based on his retirement date of November 30, 2022, (ii) a lump sum cash payment of $2,750,000 payable within 30 days after the conclusion of the Consulting Period and payment of the last monthly consulting fee, and (iii) 24 months of continued health and welfare benefits. Mr. Bible’s outstanding PSU awards remain subject to the Company’s actual performance and will be paid on the original schedule for such awards after the applicable performance periods have elapsed. Mr. Bible’s outstanding RSU awards remain subject to the current time-based vesting schedule and will be paid on the original schedule for such awards under the terms of the applicable award agreements.

On December 2, 2022, Mr. Bible informed Truist that he will voluntarily resign as a consultant prior to the end of the Consulting Period, effective as of May 31, 2023. As a result of his resignation prior to the end of the Consulting Period, Mr. Bible will forego the lump sum cash payment of $2,750,000. In addition, Mr. Bible’s consulting fees and continued health and welfare benefits will both cease effective as of May 31, 2023. The remaining terms of the Bible Retirement Agreement described above remain in full force and effect. The actual amounts that Mr. Bible will receive under the Bible Retirement Agreement as a result of his resignation are shown in the table above. The amounts that Mr. Bible would have been entitled to receive under the Bible Retirement Agreement absent his resignation are set forth in Footnote 6 to the table above.

2023 Proxy Statement |	83

Pay Ratio Disclosure

SEC rules require us to disclose the ratio of the annual total compensation of our CEO to the median employee’s (teammate’s) annual total compensation. For 2022, Mr. Roger’s annual total compensation was $13,300,120 and the median teammate’s annual total compensation was $86,728. These amounts include the value of certain non-discriminatory benefits. Based upon this information, the ratio of the annual total compensation of our CEO to the median teammate was 153 to 1, which is the same as the ratio that we reported for 2021.

The CEO pay ratio rules allow us to use the same median teammate for comparison purposes for up to three years. Although we identified a median teammate in 2020, we have decided to select a new median teammate for 2022, including due to the implementation of our $22 an hour minimum wage, effective October 1, 2022, which resulted in over $150 million in pay adjustments on an annual basis. For purposes of identifying our median teammate for 2022, we examined our teammate population, excluding our CEO, as of December 31, 2022. As permitted by SEC rules, we excluded (i) 76 teammates working in Canada given the small number of teammates in that jurisdiction, (ii) 1,237 teammates hired via various acquisitions of other businesses during the year, and (iii) 453 teammates that were on unpaid leave of absence for all of 2022. The median teammate was determined by reviewing wages, tips and other compensation on payroll records for our teammate population, as reported to the IRS on Form W-2.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio as permitted by SEC rules.

84	| 2023 Proxy Statement

Pay
Versus Performance

As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” in Proposal 3 (the “CD&A”).

	Summary Compensation Table Total for First PEO (1) (Kelly S. King)	Summary Compensation Table Total for Second PEO (1) (William H. Rogers, Jr.)	Compensation Actually Paid to First PEO (2) (Kelly S. King)	Compensation Actually Paid to Second PEO (2) (William H. Rogers, Jr.)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7)	Absolute Earnings Per Share (8)
Year							Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	—	$13,237,842	—	$11,774,153	$6,193,618	$6,642,889	$85.72	$ 88.10	$6,267	$4.59
2021	$15,288,905	$10,395,426	$23,785,332	$24,811,139	$9,296,667	$9,957,776	$112.08	$122.99	$6,437	$4.25
2020	$14,823,906	—	$11,068,514	—	$7,678,184	$5,076,214	$88.90	$ 89.72	$4,492	$3.80

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. William H. Rogers, Jr. (our Chief Executive Officer) and Mr. Kelly S. King (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation of Executive Officers – Summary Compensation Table.” Mr. King served as our Chief Executive Officer during 2020 and 2021. Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer. Mr. Rogers continued to serve as our Chief Executive Officer during 2022.

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEOs, Mr. Rogers and Mr. King, as computed in accordance with Item 402(v) of Regulation
S-K.
These dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rogers or Mr. King, as applicable, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Rogers’ and Mr. King’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
2022	$13,237,842	($6,395,548)	$4,298,518	($—)	$633,341	$11,774,153
2021 (Mr. Rogers)*	$10,395,426	($4,104,530)	$18,222,137	($381,585)	$679,691	$24,811,139
2021 (Mr. King)*	$15,288,905	($5,822,062)	$15,006,527	($688,038)	$—	$23,785,332
2020	$14,823,906	($5,745,367)	$3,973,293	($1,983,318)	$—	$11,068,514

*	Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer.

(a)
Represents the deduction from the “Reported Summary Compensation Table Total for PEO” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are as follows:

2023 Proxy Statement |	85

Pay Versus Performance

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$2,341,462	$516,752	—	$1,440,304	—	—	$4,298,518
2021 (Mr. Rogers) *	$4,183,472	$10,114,728	—	$3,923,937	—	—	$18,222,137
2021 (Mr. King) *	$5,934,029	$4,743,725	—	$4,328,773	—	—	$15,006,527
2020	$6,413,991	$(1,571,650)	—	$(869,047)	—	—	$3,973,294

*	Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer.

(c)	Represents the deduction for the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year.

(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. King or Mr. Rogers, as applicable, during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2022	$633,341	—	$633,341
2021 (Mr. Rogers) *	$679,691	—	$679,691
2021 (Mr. King) *	—	—	—
2020	—	—	—

*	Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer.

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. King for 2020 and 2021 and Mr. Rogers for 2021 and 2022, as they each served as our CEO during all or a portion of those years) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. King and Rogers as described above) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Daryl N. Bible, Michael B. Maguire, Hugh S. Cummins III, Clarke R. Starnes III and Dontá L. Wilson; (ii) for 2021, Hugh S. Cummins III, Clarke R. Starnes III, Daryl N. Bible, John M. Howard and Christopher L. Henson; and (iii) for 2020, William H. Rogers, Jr., Christopher L. Henson, Clarke R. Starnes III and Daryl N. Bible.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. King for 2020 and 2021 and Mr. Rogers for 2021 and 2022 as described above), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. King for 2020 and 2021 and Mr. Rogers for 2021 and 2022) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. King for 2020 and 2021 and Mr. Rogers for 2021 and 2022) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$6,193,618	($1,900,215)	$2,182,903	($282,575)	$449,158	$6,642,889
2021	$9,296,667	($3,195,731)	$5,387,749	($1,869,753)	$338,842	$9,957,776
2020	$7,678,184	($2,453,818)	$1,619,322	($2,021,175)	$253,700	$5,076,213

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Pay Versus Performance

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$698,680	$898,096	—	$586,127	—	—	$2,182,903
2021	$2,620,147	$1,376,013	—	$1,391,589	—	—	$5,387,749
2020	$2,739,073	$(543,938)	—	$(575,813)	—	—	$1,619,322

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2022	$449,158	—	$449,158
2021	$338,842	—	$338,842
2020	$253,700	—	$253,700

5
Cumulative TSR is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Nasdaq Bank Index.

7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8
For purposes of our incentive compensation plans, absolute earnings per share (which we define in the CD&A as “EPS”) is calculated by dividing the Company’s net income available to common shareholders for the applicable year, adjusted for certain incremental or non-core
performance items as determined by the Compensation and Human Capital Committee, by the average number of fully diluted common shares outstanding during the year.
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table above) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. EPS for purposes of our incentive compensation plans is a non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS for purposes of our incentive compensation plans for 2022.

Financial
Performanc
e
Measures

As described in greater detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance
culture at Truist that is rooted in our values. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Absolute Earnings Per Share (“EPS”);

•	Relative Return on Average Assets (“ROAA”);

•	Relative Return on Average Common Equity (“ROACE”); and

•	Relative Return on Average Tangible Common Equity (“ROATCE”).

2023 Proxy Statement |	87

Pay Versus Performance

EPS, ROAA, ROACE, and ROATCE as presented in this pay versus performance (“PvP”) section include the same adjustments to Truist’s GAAP net income by the Committee as described in the CD&A. As such, the terms “EPS”, “ROAA”, “ROACE” and “ROATCE” used in this PvP section refer to these as-adjusted
values. Accordingly, the
as-adjusted
EPS, ROAA, ROACE and ROATCE values used for compensation purposes differ from those identified in the Financial Performance Highlights above. For additional detail regarding these adjustments and the non-adjusted
versions of EPS, ROAA, ROACE and ROATCE, and the calculation of EPS, ROAA, ROACE, and ROATCE, please refer to
Annex A
. For information regarding the calculation of these measures for 2021 and 2020, please refer to our proxy statements for such years that have been previously filed with the SEC.
Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PvP table set forth above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the PvP table.
Compensation Actually Paid and Cumulative TSR
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and Rogers, as applicable) is generally aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to the NEOs is comprised of equity awards. As described in more detail in the CD&A, as of December 31, 2022, approximately 50% of the value of total target compensation awarded to the CEO and 43% of the value of total target compensation awarded to the other NEOs consists of equity awards, including RSU and PSU awards.
Compensation Actually Paid and Net Income
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and Rogers, as applicable) is generally aligned with the Company’s net income over the three years presented in the PvP table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the performance measures which the Company uses when setting goals in the Company’s short-term and long-term incentive compensation plans, such as EPS, ROAA, ROACE and ROATCE. Each of these measures is calculated using net income as a component. As described in more detail in the CD&A, as of December 31, 2022, approximately 69% of the value of total target compensation awarded to the CEO and 66% of the value of total target compensation awarded to the other NEOs is performance-based pay largely dependent on financial measures that are calculated using net income as a key element.
Compensation Actually Paid and EPS
The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and Rogers, as applicable) is generally aligned with the Company’s EPS over the three years presented in the PvP table. As described above, for purposes of our incentive compensation plans, EPS is defined as the Company’s net income available to common shareholders for the applicable year, adjusted for certain incremental or non-core
performance items as determined by the Compensation and Human Capital Committee, divided by the average number of fully diluted common shares outstanding during the year.
EPS for purposes of our incentive compensation plans is a
non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS as used in our incentive compensation plans for 2022. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the PvP table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes EPS when setting goals in the Company’s AIP awards program with EPS weighted at 50% in determining the payouts to the NEOs. As described in more detail in the CD&A, as of December 31, 2022, approximately 25% of the value of total target compensation awarded to the CEO and 28% of the value of total target compensation awarded to the other NEOs consists of amounts determined under the Company’s AIP awards.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The Company’s cumulative TSR over the three-year period presented in the PvP table was
-14.3%,
while the cumulative TSR of the peer group presented for this purpose, the KBW Nasdaq Bank Index, was
-2.5%
over the three years presented in the PvP table. The Company’s cumulative TSR underperformed the peer group over this period primarily due to elevated merger-related costs and slower growth and lower asset sensitivity relative to the peer group. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to the CD&A.

88	| 2023 Proxy Statement

Proposal 4—Advisory Vote on the Frequency of “Say-on-Pay” Votes

In addition to the advisory approval of our executive compensation program, which is described in Proposal 3 above and is sometimes referred to as a “say-on-pay” vote, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program (sometimes referred to as a “say-on-frequency” vote). We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of one year, or an annual vote held every year.

The Compensation and Human Capital Committee and our Board of Directors recognize the importance of receiving regular input from our shareholders on important issues such as executive compensation. As such, we believe that conducting an advisory vote on our executive compensation on an annual basis is the most appropriate choice for our shareholders because it (i) is consistent with our practice of engaging with our shareholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies, and practices; (ii) better corresponds with the presentation of compensation information in this proxy statement; and (iii) will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in this proxy statement on a timely basis. Therefore, we ask that our shareholders select every “One Year” when voting on the frequency of advisory votes on executive compensation.

We have included this Proposal 4 in our proxy statement pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on approval of our executive compensation program that has been selected by our shareholders. Such determination is advisory, however, and not binding on the Company. Although the say-on-frequency vote is non-binding, the Compensation and Human Capital Committee and our Board of Directors value your opinion and will consider the outcome of the say-on-frequency vote in establishing the frequency with which the advisory say-on-pay vote to approve our executive compensation program will be held in the future.

2023 Proxy Statement |	89

Proposal 5—Shareholder Proposal Relating to an Independent Chairman of the Board of Directors

The following proposal was submitted by Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021. Mr. Steiner owns at least 500 shares of our common stock. The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

Proposal 5—Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

Although it is best practice to adopt this proposal soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic.

This proposal topic also received 44%-support at the 2020 Truist Financial annual meeting. This 44%-support may have represented a majority vote from the shareholders who had access to independent proxy voting advice. It is especially important to have an independent board Chairman with our unwieldy board with 21 directors.

Perhaps there should be a rule against a person who has been a CEO and a Chairman at the same time being named as Lead Director. Mr. Thomas Skains had 13-years in the dual jobs of CEO and Chairman. Past and present holders of both jobs at the same time would seem to have a special affinity which is inconsistent with the oversight role of a Lead Director.

Mr. Skains also received the second highest number of against votes for a Truist Financial director in 2022 (second highest against votes in a field of 21 directors). It is time for a change given that our stock was at $62 in December 2021.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

Please vote yes:

Independent Board Chairman—Proposal 5

90	| 2023 Proxy Statement

Proposal 5—Shareholder Proposal Relating to an Independent Chairman of the Board of Directors

STATEMENT OF THE TRUIST BOARD OF DIRECTORS IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Truist Board of Directors believes that the proponent’s proposal is not in the best interests of the Company and its shareholders and recommends a vote “AGAINST” Proposal 5

The Board of Directors has carefully considered the shareholder proposal and believes that the Company and its shareholders are best served if the Board has the flexibility to decide how to allocate the responsibilities of the offices of the Chairman and of the CEO, taking into consideration the unique circumstances of the Company.

WE HAVE A ROBUST LEADERSHIP STRUCTURE AND AN EMPOWERED INDEPENDENT BOARD THAT PROVIDES EFFECTIVE OVERSIGHT

We believe that the Company’s robust corporate governance structure enables the Board to strike the right balance between decisive leadership and rigorous independent oversight of management. A similar proposal was put to a vote of our shareholders at our 2020 and 2022 Annual Meetings. While the proposal did not receive support from a majority of shareholders at those meetings, we proactively reached out to engage with our shareholders to understand, and be responsive to, their views on this topic. As a result of this extensive outreach and engagement, we updated our Corporate Governance Guidelines to ensure that the authority and responsibilities of our independent Lead Director are robust, consistent with best practices, to provide an effective counterbalance to the Board Chairman. In response to shareholder feedback, the Board also removed bylaw provisions stipulating that Mr. Rogers serve as the combined Chairman and CEO. Shareholders had expressed concern that those provisions may unduly restrict the Board’s flexibility in choosing the best director to serve as Chairman. Following the outreach and these changes made in response to the shareholder engagement, support for this proposal at our 2022 Annual Meeting declined by approximately 11% compared to our 2020 Annual Meeting.

We regularly review and seek to improve our Corporate Governance Guidelines based on a review of prevailing practices among S&P 500 firms. In recent years, we made important changes to our Corporate Governance Guidelines to further strengthen the role of the independent Lead Director, including the authority to:

•	Convene, set the agenda for and preside over executive sessions of the non-management directors at each regularly scheduled Board meeting.

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions.

•	Take responsibility for feedback to and engagement with the Chairman and CEO on executive sessions.

•	Suggest matters and issues for inclusion on the Board agendas and approve such agendas.

•	Have the authority to call and preside over meetings of the independent directors.
•	Approve information that is sent to the Board in preparation for and at Board meetings.

•	Approve all Board and Committee schedules to ensure that there is sufficient time for discussion of all agenda items.

•	Serve as liaison between and facilitate teamwork and communication among independent directors and the Chairman and CEO.

•	If requested by major shareholders, ensure that he or she is reasonably available for consultation and direct communication.

In 2022, our Board of Directors approved further changes to our Corporate Governance Guidelines, providing the role of our independent Lead Director with the following additional responsibilities in the event that the positions of Chairman and CEO are combined and that individual also serves as the Chair of the Executive Committee:

•	Serve as a member of the Executive Committee

•	Approve the scheduling of Executive Committee meetings, suggest matters for inclusion on the Executive Committee agendas, and approve such agendas
•	Approve information sent to Executive Committee members in preparation for and at Executive Committee meetings

•	Preside at all meetings of the Executive Committee at which the Chair is not present (including executive sessions)

With these responsibilities, the Board is confident that our current leadership structure enables Truist to operate in the long-term interests of shareholders and maintain a strong, independent perspective, providing the necessary checks and balances and enabling a thoughtful and dynamic board that constructively evaluates, but is not dominated by, the views of senior management.

In March 2022, Thomas E. Skains was named as our independent Lead Director. Mr. Skains, as the former Chairman, President and CEO of Piedmont Natural Gas Company and a current director at each of Duke Energy Corporation and National Fuel Gas Company,

2023 Proxy Statement |	91

Proposal 5—Shareholder Proposal Relating to an Independent Chairman of the Board of Directors

has extensive experience in leadership and director roles at other large publicly traded companies, providing him valuable perspective in service to the Truist Board. Having this strong Lead Director tasked with the responsibilities outlined above allows effective management and communication among all of our directors.

The selection of our Lead Director is governed by our Corporate Governance Guidelines. Mr. Skains will serve in this capacity for an initial two-year term and may serve for subsequent one-year term(s) at the discretion of the Board. Under our Corporate Governance Guidelines, our Lead Director is appointed by the majority vote of the independent directors of the Board, which further strengthens our commitment to long-term and effective governance.

Our Corporate Governance Guidelines also require that a majority of our Board of Directors, and each member of certain key board committees, the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee, be “independent” under applicable NYSE and SEC rules. This ensures that oversight of critical matters—such as the integrity of Truist’s financial statements, the compensation of our executive officers, the selection and evaluation of directors, and the development of corporate governance principles—is entrusted to independent directors. Presently, 90.5% of our directors are independent, and only independent directors are serving on the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Governance Committee.

THE BOARD BELIEVES FLEXIBILITY IN BOARD LEADERSHIP STRUCTURE IS MORE SUITABLE FOR US THAN A RIGID AND PRESCRIPTIVE APPROACH.

The Board considers that the short- and long-term interests of the Company’s shareholders are currently best served by Mr. Rogers performing as both Board Chairman and CEO. The Company’s performance under a combined CEO and Chairman role has been effective in advancing its purpose and delivering results, including completion of the merger integration last year. This momentum was also seen in 2022 as Truist achieved positive operating leverage for the full year. The Board believes that under the current circumstances, having a Chairman who leads the daily operations of the business is important from a strategic vision and direction standpoint and has allowed the Board to act quickly and be responsive to challenges and opportunities as they arise. The Board also believes that a combined Chairman and CEO provides clearer communication for directors, teammates and stakeholders and that having a single spokesperson avoids confusion in an uncertain economic and regulatory environment. An alternative arrangement could limit the Board’s effectiveness at this time.

Moreover, our Corporate Governance Guidelines embody the flexibility that is key to our leadership structure by providing the Board with the ability to determine if the CEO should also serve as Chairman when electing a new Chairman. As referenced above, our bylaws no longer provide for Mr. Rogers to serve as the Chairman while acting as CEO. In addition, Mr. Rogers’ employment agreement has now expired in its entirety, and he is serving without an employment agreement with Truist. As a result, there are no merger-related or other agreements still in existence that could restrict the Board’s selection of the best candidate to serve as Chairman.

The Board believes that Truist and its shareholders will continue to benefit from this flexibility, as our directors are well-positioned to determine our leadership structure given their in-depth knowledge of our leadership team, our strategic goals, and the opportunities and challenges we face.

SHAREHOLDERS OF LARGE PUBLIC COMPANIES HAVE VOTED AGAINST RECENT INDEPENDENT BOARD CHAIR PROPOSALS

Shareholders of Russell 3000 companies have repeatedly voted against independent board chair proposals. To this point, for Russell 3000 companies with meetings between July 1, 2021 and June 30, 2022, 42 companies received independent board chair shareholder proposals that were presented for a shareholder vote and only one was approved by shareholders. Additionally, six bank holding companies with meetings between July 1, 2020 and June 30, 2022 in the Russell 3000 received independent board chair shareholder proposals that were presented for a shareholder vote, and none of the proposals were approved by shareholders. These statistics demonstrate that shareholders of other large public companies have determined that the implementation of this type of proposal is not necessary and not in the best interests of shareholders.

*                *                *

For the reasons discussed above, our Board of Directors believes that the proposal is not in the best interests of the Company or its shareholders.

92	| 2023 Proxy Statement

Stock Ownership Information

The table below sets forth the beneficial ownership of Truist common stock as of January 31, 2023 by (i) all directors, (ii) the named executive officers (or NEOs) in this proxy statement, (iii) all then-current directors and executive officers of Truist as a group, and (iv) each person who is known by Truist to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Subject to a Right to Acquire(2)	Total(3)	Percentage of Common Stock
Directors and Executive Officers
Jennifer S. Banner	27,969		—	27,969	*
K. David Boyer, Jr.	14,547		—	14,547	*
Agnes Bundy Scanlan	6,208		—	6,208	*
Anna R. Cablik	46,167		—	46,167	*
Dallas S. Clement	2,923		—	2,923	*
Paul D. Donahue	7,889		—	7,889	*
Patrick C. Graney III	18,436		—	18,436	*
Linnie M. Haynesworth	2,923		—	2,923	*
Kelly S. King	599,799	(4)	385,419	985,218	*
Easter A. Maynard	42,606		—	42,606	*
Donna S. Morea	39,415		—	39,415	*
Charles A. Patton	74,470		—	74,470	*
Nido R. Qubein	82,728	(5)	—	82,728	*
David M. Ratcliffe	30,600	(6)	—	30,600	*
William H. Rogers, Jr.	1,044,272	(7)	76,956	1,121,228	*
Frank P. Scruggs, Jr.	12,636		—	12,636	*
Christine Sears	27,371		—	27,371	*
Thomas E. Skains	31,891	(8)	—	31,891	*
Bruce L. Tanner	7,889		—	7,889	*
Thomas N. Thompson	567,018	(9)	—	567,018	*
Steven C. Voorhees	60,873		—	60,873	*
Daryl N. Bible	192,378		33,419	225,797	*
Hugh S. Cummins III	311,151		42,634	353,785	*
Michael B. Maguire	59,864		14,804	74,668	*
Clarke R. Starnes III	183,232		33,419	216,651	*
Dontá L. Wilson	26,465		15,619	42,084	*
Directors and Executive Officers as a group (33 persons)	3,833,221		706,647	4,539,868	*
Beneficial Owners Holding More Than 5%
BlackRock, Inc.(10) 55 East 52nd Street New York, NY 10055	92,387,778		—	92,387,778	6.96%
The Vanguard Group, Inc.(11) 100 Vanguard Blvd. Malvern, PA 19355	122,319,147		—	122,319,147	9.21%

2023 Proxy Statement |	93

Stock Ownership Information

*	Less than 1%.

(1)	As reported to Truist by the directors and executive officers, and includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs), affiliated companies, partnerships, limited liability companies and trusts as to which each such person has beneficial ownership. With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the Truist Financial Corporation 401(k) Savings Plan. Our Corporate Governance Guidelines prohibit pledging of Truist securities by directors and executive officers.

(2)	Amount includes options to acquire shares of Truist common stock that are or become exercisable within sixty days of January 31, 2023 and Restricted Stock Units and Performance Units that will vest within sixty days of that date.

(3)	Amount includes common shares, options to acquire shares of Truist Common Stock that are or become exercisable within sixty days of January 31, 2023 and Restricted Stock Units and Performance Units that will vest within sixty days of that date.

(4)	Amount includes 57,408 shares held by spouse with sole investment and voting powers and 328,806 shares held by grantor retained annuity trusts for which Mr. King is the trustee and sole recipient of the annuity payments made by the GRATs.

(5)	Amount includes 8,640 shares held by spouse with sole investment and voting powers and 3,763 shares held by spouse, as custodian, for child with sole investment and voting powers.

(6)	Amount includes 1,645 shares held by a limited liability company which Mr. Ratcliffe controls. Amount also includes 25,900 shares held by trusts.

(7)	Amount includes 300,000 shares held by a grantor retained annuity trust for which Mr. Rogers’ wife is the trustee, and Mr. Rogers is the sole recipient of the annuity payments made by the GRAT. Amount also includes 185,000 shares held by an irrevocable trust for which Mr. Rogers’ wife is the trustee and his wife and children are the beneficiaries.

(8)	Amount includes 29,391 shares jointly owned with spouse with shared investment and voting powers. Amount also includes 2,500 shares held in an IRA.

(9)	Amount includes 48,395 shares held by trusts. Mr. Thompson also owns 10,000 depositary shares representing fractional interests in Truist’s Series O Preferred Stock and 6,000 depositary shares representing fractional interests in Truist’s Series R Preferred Stock.

(10)	Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2023, BlackRock beneficially owned 92,387,778 shares of common stock as of December 31, 2022, with sole voting power over 82,569,373 shares, shared voting power over none of such shares, sole dispositive power over 92,387,778 shares and shared dispositive power over none of such shares.

(11)	Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 9, 2023, Vanguard beneficially owned 122,319,147 shares of common stock as of December 31, 2022, with sole voting power over none of such shares, shared voting power over 1,904,206 shares, sole dispositive power over 116,631,210 shares and shared dispositive power over 5,687,937 shares.

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Stock Ownership Information

Director Phantom Shares

Certain of our independent directors have deferred annual equity awards and/or cash fees payable to them pursuant to deferred compensation plans provided by Truist or a predecessor company. Awards and fees deferred under these plans are treated as if they were invested in shares of Truist common stock with payouts being made in shares or cash after the director’s retirement or other separation from the Board depending on the terms of the plan pursuant to which the awards or fees were deferred. These phantom shares are not deemed to be common stock beneficially owned as of January 31, 2023 under applicable SEC rules for purposes of the stock ownership table set forth above but achieve the same objectives of ensuring long-term alignment with shareholder interests. Accordingly, the table below sets forth the phantom shares accrued by Truist’s independent directors pursuant to these deferred compensation plans as of January 31, 2023. These phantom shares convert to Truist common stock or the cash equivalent value thereof on a one-for-one basis.

Name of Director	Phantom Shares Settled in Cash	Phantom Shares Settled in Stock
Jennifer S. Banner	—	5,048
K. David Boyer, Jr.	—	—
Agnes Bundy Scanlan	3,275	5,048
Anna R. Cablik	—	—
Dallas S. Clement	25,787	5,048
Paul D. Donahue	4,811	—
Patrick C. Graney III	—	—
Linnie M. Haynesworth	—	5,048
Easter A. Maynard	—	—
Donna S. Morea	—	5,048
Charles A. Patton	—	5,048
Nido R. Qubein	—	5,048
David M. Ratcliffe	82,065	5,048
Frank P. Scruggs, Jr.	21,653	5,048
Christine Sears	—	—
Thomas E. Skains	—	5,048
Bruce L. Tanner	25,179	—
Thomas N. Thompson	—	—
Steven C. Voorhees	10,638	5,048

2023 Proxy Statement |	95

Voting and Other Information

Record Date and Shares Entitled to Vote at the Meeting

Pursuant to the provisions of the North Carolina Business Corporation Act, February 16, 2023 has been fixed as the record date for the determination of holders of Truist common stock entitled to notice of and to vote at the Annual Meeting.

Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the meeting. Shares held in a fiduciary capacity by Truist Bank and certain other of our affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. As of the close of business on February 16, 2023, there were 1,328,140,081 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote on any matter properly presented at the Annual Meeting.

Quorum Requirements

In order to obtain a quorum to conduct the Annual Meeting, a majority of shares of our common stock outstanding at the record date must be present in person (including through the virtual meeting platform) or by proxy. Shareholders who deliver valid proxies or attend the Annual Meeting, whether in person or virtually, will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker “non-votes” (explained below) are counted as present and entitled to vote for purposes of determining whether a quorum exists. In the event of an adjournment, postponement or emergency that changes the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on our Investor Relations website, https://ir.truist.com, under the heading “Newsroom” to notify shareholders.

How to Vote

Proxies are being solicited on behalf of the Board of Directors for use at our 2023 Annual Meeting. To be valid, your vote must be received by the deadline specified on the proxy card, voting instruction form or Notice of Internet Availability. Shareholders can vote using one of the following five methods:

Online, prior to the Annual Meeting: • Go to www.proxyvote.com and follow the instructions on the website.	Mail: • You may vote by signing, dating and mailing the proxy card or the voting instruction form you received.

Online, during the Annual Meeting:

•  Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/TFC2023 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. This control number will grant you access to the meeting, including the ability to vote and submit questions.

Telephone:

•  Please call toll-free 1-800-690-6903 and follow the instructions on the proxy card or voting instruction form.

In Person, during the Annual Meeting:

•  Shareholders may vote in person at the Annual Meeting by filling out a ballot

We encourage you to vote your shares prior to the Annual Meeting. If you vote via the internet or by telephone, please do not return your proxy card. Shareholders who vote via the internet may incur costs, such as telephone and internet access charges, for which the shareholder is responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., ET, on Monday, April 24, 2023 (or 1:00 a.m., ET, on Friday, April 21, 2023 for Truist 401(k) plan participants). If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at (888) 613-3524 (toll free). If you participate in the Truist Financial Corporation 401(k) Savings Plan and your plan account has investments in shares of Truist Financial Corporation common stock, you must provide voting instructions to the plan trustee (by the internet, telephone, or proxy card) for your shares to be voted according to your instructions. You should follow the instructions contained on the proxy card or Notice of Internet Availability sent to you in order to provide voting instructions to the plan trustee. If you hold shares in the Truist 401(k) plan and also hold shares in other accounts, you may receive one proxy card or email covering all of the shares in your accounts. If you receive one proxy card or email covering all of the shares in your accounts, you must provide voting instructions by April 21, 2023, at 1:00 a.m. ET, to vote your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Shareholders who hold shares through a broker, bank or other nominee are considered the “beneficial owners” of shares held in “street name” and should instruct their nominee to vote their shares by following the instructions provided by the nominee.

A proxy that is properly signed and dated, but which does not contain voting instructions, will be voted in accordance with our Board’s recommendations for each proposal. Three of our executives, William H. Rogers, Jr., Michael B. Maguire and Ellen M. Fitzsimmons, are designated as the proxies to cast the votes of our shareholders at the Annual Meeting.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

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Voting and Other Information

How to Attend the Annual Meeting

Registered shareholders or beneficial owners of common stock holding shares at the close of business on the record date (February 16, 2023), or their duly authorized proxy holders, may attend the Annual Meeting and will be allowed to communicate with us and ask questions in-person or online before and during the Annual Meeting. Shareholder registration both online and in person will begin at 10:45 a.m. Eastern Time on April 25, 2023, and you should allow ample time for registration procedures.

Shareholders attending the Annual Meeting in person will be required to demonstrate that they were shareholders of record on the record date (February 16, 2023) or a duly authorized proxy of such a shareholder. If you are a shareholder of record and received your proxy materials (or Notice of Internet Availability) by mail, your admission ticket is attached to your proxy card (or Notice of Internet Availability). If you received your proxy materials by e-mail and voted your shares electronically via the internet, you can obtain an admission ticket by clicking on the “Attend a Meeting” link at www.proxyvote.com. If you are a beneficial owner, please bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of common stock as of February 16, 2023 with you to the meeting. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to removal from the Annual Meeting.

Shareholders will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/TFC2023 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TFC2023 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of shareholders or submit questions during the meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. ET on April 24, 2023, and enter your name, email address and 16-digit control number.

We have structured our virtual Annual Meeting to provide shareholders the same rights as if they were present in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the rules of conduct for the meeting. Shareholders may submit questions through the web portal prior to and during the Annual Meeting, as well as in person. We may exercise our discretion in selecting questions submitted through the web portal to be answered during the Annual Meeting. We may not be able to address all such questions asked during the time allotted for questions during the Annual Meeting and will focus on those issues that appear to be of the greatest interest to shareholders.

You may log into and attend the virtual Annual Meeting beginning at 10:45 a.m. ET on April 25, 2023. The Annual Meeting will begin promptly at 11:00 a.m. ET. If you experience any technical difficulties during the meeting, please call 844-976-0738 (U.S.) or 303-562-9301 (International) for assistance.

Even if you plan to attend the Annual Meeting, whether in person or online, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be “present in person,” as such term is used in this proxy statement, including for purposes of determining a quorum and counting votes.

Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. Additional information regarding the rules and procedures for participating in our Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting website. Copies of the rules of conduct will also be available to shareholders attending in person.

Votes Required, Non-Votes, Abstentions, and Revocations

For the election of directors, each director nominee must receive the affirmative vote of a majority of votes cast in order to be elected. Proposals 2 through 5 require the affirmative vote of a majority of votes cast on each proposal.

A broker or other nominee may generally vote your shares without instruction on routine matters but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Brokers and other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent auditor, but not for any other proposals. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Proposal 2, and not on Proposals 1 or 3-5. Broker non-votes, as well as abstentions, will be counted in the number of shares represented for purposes of determining whether a quorum is present, but they will not be counted as votes cast for or against any of the proposals, and therefore will not affect the outcome of the vote. Holders of our common stock do not have cumulative voting rights in the election of directors.

A proxy may be revoked by a shareholder at any time before it is exercised by submitting to the Corporate Secretary of Truist an instrument revoking it, submitting a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by (i) attending

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Voting and Other Information

the virtual Annual Meeting and electing to vote using the virtual platform or (ii) attending the Annual Meeting in person and electing to vote by in-person ballot. Even if you plan to attend the Annual Meeting, whether virtually or in person, you are encouraged to vote your shares by proxy.

Delivering Proxy Materials

We deliver proxy materials primarily through the internet in accordance with SEC rules. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own Truist common shares directly and not through a bank, broker or nominee (“record holders”) will have proxy materials or the Notice of Internet Availability delivered directly to their mailing address or electronically if they have previously consented to delivery by email. Shareholders whose shares are held for them by banks, brokers or other nominees (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability forwarded to them by the intermediary that holds the shares.

If you received only a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability also contains instructions for accessing and reviewing the proxy materials over the internet and provides directions for submitting your vote over the internet.

In accordance with SEC rules, we sent proxy materials or a Notice of Internet Availability on or about March 13, 2023 to our shareholders of record as of the close of business on February 16, 2023. To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver only one set of applicable proxy materials to multiple shareholders who share an address, unless we receive contrary instructions from any shareholder at that address. All shareholders sharing an address will continue to receive separate proxy cards based on their registered ownership of Truist common stock. Any shareholder sharing an address who does not receive an individual proxy statement, our 2022 Annual Report and our Annual Report on Form 10-K may write or call Broadridge Investor Communication Solutions, Inc., as specified below, and we will promptly deliver the materials at no cost. For future meetings, a registered shareholder may request separate copies of our proxy materials or request that we only send one set of these materials if the shareholder is receiving multiple copies by telephoning our transfer agent at 1-800-213-4314, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43078, Providence, RI 02940-3078. If your shares are held in “street name,” you may contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

How to Request and Receive a Paper or Email Copy

A shareholder may obtain a copy of this proxy statement, our 2022 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including the financial statements and financial statement schedules), without charge, by contacting Broadridge Investor Communication Solutions, Inc. or their bank, broker or other nominee.

When requesting a copy from Broadridge Investor Communication Solutions, you will need to provide your 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability when making your request. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

• By Internet: www.proxyvote.com	• By Telephone: 1-800-579-1639	• By Email: sendmaterial@proxyvote.com

Proxy Costs

All expenses incurred in the solicitation of proxies for the annual meeting will be paid by Truist. In addition to soliciting proxies by mail, over the internet and by telephone, our directors, officers and teammates may solicit proxies on behalf of Truist without additional compensation. We have engaged Georgeson LLC to act as our proxy solicitor and have agreed to pay such firm $22,000 plus (i) itemized charges based on the number of calls made and votes received by Georgeson, and (ii) reasonable expenses for such services. Banks, brokerage houses and other institutions, nominees and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain voting instructions from them. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial holders.

Proposals for the 2024 Annual Meeting of Shareholders

Shareholder proposals for inclusion in our proxy statement. Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2024 annual meeting of shareholders must present such proposal to the following address: Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina

98	| 2023 Proxy Statement

Voting and Other Information

28202. Proposals must be received no later than the close of business on November 14, 2023 and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement.

Director nominations for inclusion in our proxy statement (Proxy Access). As set forth in our bylaws, a shareholder or group of up to 20 shareholders that has held at least 3% of Truist’s stock for at least three years is able to submit director nominees for up to 25% of the Board (or at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received at least 120 days, but not earlier than 150 days, before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in our proxy statement for the 2024 annual meeting of shareholders, a shareholder must deliver timely notice in writing to the Corporate Secretary (at the address above) no earlier than October 15, 2023, and no later than November 14, 2023. The notice must contain the specific information required by Article II, Section 14 of our bylaws.

Other shareholder proposals and director nominations (Advance Notice Provisions). Our bylaws also allow shareholders to submit nominations for director or other business proposals to be considered at a meeting of shareholders where such proposals or nominees will not be included in our proxy materials (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination not made pursuant to the proxy access bylaw). These advance notice provisions are separate from the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under SEC rules or the requirements that a shareholder must meet in order to have a director nomination included in the proxy statement under our proxy access bylaw. Under the advance notice provisions of our bylaws, for business to be properly brought before an annual meeting by a shareholder, a shareholder must deliver timely notice in writing to our Corporate Secretary (at the address above) at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting (for the 2024 annual meeting of shareholders, no earlier than October 15, 2023 and no later than November 14, 2023). The notice must contain the information required by Article II, Section 10 of our bylaws. The chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Truist’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than February 26, 2024.

Other Business

As of the date of this proxy statement, the Board does not know of any other matter to be presented for consideration at the 2023 Annual Meeting of Shareholders, other than the items referred to in this proxy statement. In the event that any other matter requiring a vote of shareholders is properly brought before the meeting for shareholder action, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their discretion.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this proxy statement are or may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical or current facts, including statements regarding our environmental or sustainability and any of our other plans, targets, commitments, strategies, and goals, made in this document, and the assumptions underlying those statements, are forward-looking. We use words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “future,” “forecasts,” “intends,” “may,” “plans,” “should,” “will,” “would” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. The ESG and CSR Report, TCFD Brief, similar reports and our Board committee charters referred to in this proxy statement are not incorporated by reference herein. The forward-looking statements in this proxy statement are made as of the date of this proxy statement, unless otherwise indicated, and Truist undertakes no obligation to revise or update any forward-looking statements, except to the extent required by applicable law or regulation.

2023 Proxy Statement |	99

Annex A—Non-GAAP Financial Measures

As previously described, for the purposes of measuring Truist’s performance under Truist’s compensation plans, the Compensation and Human Capital Committee typically makes adjustments to Truist’s GAAP results to ensure that the participants are compensated for Truist’s core performance. For 2022, the Compensation and Human Capital Committee made adjustments to Truist’s GAAP net income, as set forth in the tables below (“Adjusted Net Income”). Typically, the Compensation and Human Capital Committee adjusts Truist’s GAAP net income for gains or losses on sales of businesses, merger-related and restructuring charges and similar non-core performance items, on a pre-tax basis, provided the adjustment is not solely a tax-related item. Results for 2022 also included adjustments for unusual economic activity, including favorable interest rate increases in comparison to planned levels. These adjustments are made so that participants are compensated for Truist’s core performance in comparison to planned levels and are neither penalized nor rewarded for non-core charges, unusual gains, or similar non-core events. Executive Leadership also uses these financial measures in evaluating Truist’s financial performance. To the extent practicable, the Compensation and Human Capital Committee also makes similar adjustments to the reported performance of peer group members for awards that measure Truist’s performance relative to the peer group.

The adjustments for 2022 affect the Annual Incentive Performance awards’ performance metrics, EPS and ROAA, and the three-year average ROACE and ROATCE for LTIP and PSU purposes. Truist derives the adjusted version of each of these performance metrics from its Adjusted Net Income, which is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP and are thus non-GAAP metrics.

The adjusted EPS and ROAA measures are each calculated in the same manner as their GAAP counterparts, except that Adjusted Net Income for the applicable performance metric is substituted for its GAAP counterpart in each calculation. Please refer to the LTIP and PSU adjustments table and accompanying narratives below for additional detail on the adjusted ROACE and ROATCE calculations and GAAP reconciliation.

2022 Adjusted Net Income for Annual Incentive Performance Award

	Return on Assets Measure	Earnings per Share Measure

	($ in millions)
2022 GAAP Net Income(1)	$6,267
2022 GAAP Net Income Available to Common Shareholders(1)		$5,927
Compensation and Human Capital Committee Approved Adjustments
Securities losses	69	71
Gain on early extinguishment of debt	—	(39)
Unusual economic conditions	—	(658)
Gain on sale of businesses	(75)	(75)
Incremental operating expenses related to the merger	465	465
Merger-related and restructuring charges, net	513	513
Adjustments Subtotal	972	277
Tax Effect of Adjustments(2)	(228)	(64)
Adjusted Net Income/Net Income Available to Common Shareholders	$7,011	$6,140

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate earnings per share performance as this reflects income attributable to each share of common stock. The Compensation and Human Capital Committee uses GAAP net income for return on assets performance because the return on assets metric measures relative peer group performance.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments has been deducted to accurately reflect the impact of the adjustments on net income.

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Annex A—Non-GAAP Financial Measures

2022 Annual Incentive Performance Award Performance Metrics

Performance Metrics	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income Available to Common Shareholders and Adjusted Net Income
Earnings per share(1)	$4.43	$4.59(3)
Return on assets(2)	1.15%	1.29%(4)

(1)	Earnings per share calculated using weighted average number of diluted common shares.

(2)	Return on assets calculated using daily average total assets.

(3)	This earnings per share number is calculated using Adjusted Net Income, which has been adjusted for compensation purposes as discussed in the table and related footnotes above, as well as in the CD&A, and is frequently referred to in Truist’s proxy statement for performance purposes as “Absolute EPS” or simply “EPS.”

(4)	This return on assets number is calculated using Adjusted Net Income, which has been adjusted for compensation purposes as discussed in the table and related footnotes above, as well as in the CD&A, and is referred to in Truist’s proxy statement for performance purposes as “ROAA.”

Truist’s 2020-2022 LTIP and PSU awards reference Truist’s three-year ROACE and ROATCE performance. Truist derives GAAP ROACE from its GAAP net income available to common shareholders for each year of the performance period and non-adjusted ROATCE (which is a non-GAAP measure) from its GAAP net income available to common shareholders for each year of the performance period after adding back the amortization of intangibles, net of tax. Truist derives the adjusted ROACE and adjusted ROATCE non-GAAP performance metrics from its non-GAAP, Adjusted Net Income (and, in the case of adjusted ROATCE, after adding back the amortization of intangibles, net of tax). The adjustments include the items detailed in the table below.

LTIP and PSU Adjustments

	ROACE and ROATCE Measures ($ in millions)

	2022	2021	2020
GAAP Net Income Available to Common Shareholders(1) (A)	$5,927	$6,033	$4,184
Amortization of intangibles, net of tax	446	440	525
Net Income for ROATCE (B)	$6,373	$6,473	$4,709
GAAP Net Income Available to Common Shareholders(1)	$5,927	$6,033	$4,184
Compensation and Human Capital Committee Approved Adjustments
Securities Losses	69	—	—
Gain on sale of business	(75)	(37)	(11)
Incremental operating expenses related to the merger	465	771	534
Merger-related and restructuring charges, net	513	822	860
Adjustments Subtotal	972	1,556	1,383
Tax Effect of Adjustments(2)	(228)	(331)	(321)
Adjusted Net Income Available to Common Shareholders (C)	$6,671	$7,258	$5,246
Amortization of intangibles, net of tax	446	440	525
Adjusted Net Income for Adjusted ROATCE (D)	$7,117	$7,698	$5,771
GAAP Average Shareholders’ Equity	$63,817	$69,133	$68,024
Preferred stock	(6,673)	(6,994)	(6,522)
Noncontrolling interest	(20)	(27)	(123)
Average Common Shareholders’ Equity (E)	$57,124	$62,112	$61,379
Less: Average Intangible Assets	(29,253)	(26,897)	(26,122)
Average Tangible Common Shareholders’ Equity (F)	$27,871	$35,215	$35,257
GAAP ROACE(1) (A/E)	10.38%	9.71%	6.82%
Adjusted ROACE(1) (C/E)	11.68%	11.69%	8.55%
ROATCE(1) (B/F)	22.87%	18.38%	13.35%
Adjusted ROATCE(1) (D/F)	25.54%	21.86%	16.37%

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate return on common equity and return on tangible common equity performance as this reflects income attributable to common equity. Results are presented through December 31 of the applicable calendar year.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments has been deducted to accurately reflect the impact of the adjustments on net income.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to similar non-GAAP measures that may be presented by other companies.

2023 Proxy Statement |	101

Annex A—Non-GAAP Financial Measures

Non-GAAP Reconciliations

The following tables present the reconciliation of the adjusted efficiency ratio, adjusted diluted earnings per share, adjusted return on average tangible common equity, adjusted pre-provision net revenue and adjusted operating leverage that are presented in the 2022 Financial Performance Highlights on pages 4 and 50 of this proxy statement to the most directly comparable measures under U.S. Generally Accepted Accounting Principles.

Adjusted Efficiency Ratio ($ in millions)	2022
Efficiency Ratio	63.3%
Efficiency Ratio Numerator - Noninterest Expense - GAAP	$14,589
Merger-related and restructuring charges, net	(513)
Gain (loss) on early extinguishment of debt	39
Incremental operating expense related to the merger	(465)
Amortization of intangibles	(583)
Efficiency Ratio Numerator - Adjusted	$13,067
Efficiency Ratio Denominator - Revenue(1) - GAAP	$23,035
Taxable equivalent adjustment	142
Securities (gains) losses	71
Gain on redemption of noncontrolling equity interest	(74)
Efficiency Ratio Denominator - Adjusted	$23,174
Efficiency Ratio - GAAP	63.3%
Efficiency Ratio - Adjusted(2)	56.4%

(1)	Revenue is defined as net interest income plus noninterest income.

(2)

The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Company’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

Adjusted EPS ($ in millions, except per share data; shares in thousands)	Dec. 31, 2022	Dec. 31, 2021
Net income available to common shareholders - GAAP	$5,927	$6,033
Merger-related and restructuring charges	393	631
Securities (gains) losses	54	—
Loss (gain) on early extinguishment of debt	(30)	(3)
Incremental operating expenses related to the merger	356	592
Charitable contribution	—	153
Professional fee accrual	—	23
Acceleration for cash flow hedge unwind	—	28
Gain on redemption of noncontrolling equity interest	(57)	—
Net income available to common shareholders - adjusted	$6,643	$7,457
Weighted average shares outstanding - diluted	1,338,462	1,349,378
Diluted EPS - GAAP	$4.43	$4.47
Diluted EPS - Adjusted(1)	$4.96	$5.53

(1)

Adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Company’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

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Annex A—Non-GAAP Financial Measures

Adjusted Return on Average Common Equity (ROCE) and Adjusted Return on Average Tangible Common Equity (ROTCE) ($ in millions)	Dec. 31, 2022	Dec. 31, 2021
Net income available to common shareholders—GAAP	$5,927	$6,033
Merger-related and restructuring charges	393	631
Securities (gains) losses	54	—
Loss (gain) on early extinguishment of debt	(30)	(3)
Incremental operating expenses related to the merger	356	592
Charitable contribution	—	153
Professional fee accrual	—	23
Acceleration for cash flow hedge unwind	—	28
Gain on redemption of noncontrolling equity interest	(57)	—
Net income available to common shareholders - adjusted	$6,643	$7,457
Amortization of intangibles, net of tax	446	441
Net income available to common shareholders - tangible adjusted	$7,089	$7,898
Average common shareholders’ equity	$57,124	$62,112
Plus: Estimated impact of adjustments on denominator	358	712
Average common shareholders’ equity - adjusted	$57,482	$62,824
Less: Average intangible assets	29,253	26,897
Average tangible common shareholders’ equity - adjusted	$28,229	$35,927
Return on average common shareholders equity - GAAP	10.4%	9.7%
Return on average common shareholders equity - adjusted(1)	11.6%	11.9%
Return on average tangible common shareholders equity - adjusted(1)	25.1%	22.0%

(1)

Adjusted return on average common shareholders’ equity and adjusted return on average tangible common shareholders’ equity are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of adjusted return on average tangible common shareholders’ equity, amortization of intangible assets. Truist’s management uses these measures in their analysis of the Company’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

Pre-Provision Net Revenue ($ in millions)	Dec. 31, 2022	Dec. 31, 2021
Net income	$6,267	$6,437
Provision for credit losses	777	(813)
Provision for income taxes	1,402	1,556
Taxable-equivalent adjustment	142	108
Pre-provision net revenue (1)(2)	$8,588	$7,288
Merger-related and restructuring charges, net	513	822
Gain (loss) on early extinguishment of debt	(39)	(4)
Incremental operating expenses related to the merger	465	771
Amortization of intangibles	583	574
Charitable contribution	—	200
Professional fee accrual	—	30
Acceleration for cash flow hedge unwind	—	36
Securities (gains) losses	71	—
Gain on redemption of noncontrolling equity interest	(74)	—
Gains on divestiture of certain businesses	—	(37)
Pre-provision net revenue - adjusted(1)(2)	$10,107	$9,680

(1)	Revenue is defined as net interest income plus noninterest income.

2023 Proxy Statement |	103

Annex A—Non-GAAP Financial Measures

(2)

Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

		Year -to-Date

Operating Leverage (1) ($ in millions)	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020	2022 vs. 2021	2021 vs. 2020
Revenue(2) - GAAP	$23,035	$22,296	$22,705	3.3%	(1.8)%
Taxable equivalent adjustment	142	108	125
Securities (gains) losses	71	—	(402)
Gain on redemption of noncontrolling equity interest	(74)	—	—
Gains on divestiture of certain businesses	—	(37)	—
Revenue(2) - adjusted	$23,174	$22,367	$22,428	3.6%	(0.3)%
Noninterest expense - GAAP	$14,589	$15,116	$14,897	(3.5)%	1.5%
Merger-related and restructuring charges, net	(513)	(822)	(860)
Gain (loss) on early extinguishment of debt	39	4	(235)
Incremental operating expenses related to the merger	(465)	(771)	(534)
Amortization of intangibles	(583)	(574)	(685)
Charitable contribution	—	(200)	(50)
Professional fee accrual	—	(30)	—
Acceleration for cash flow hedge unwind	—	(36)	—
Noninterest expense - adjusted	$13,067	$12,687	$12,533	3.0%	1.2%
Operating leverage - GAAP				6.8%	(3.3)%
Operating leverage - adjusted(3)				0.6%	(1.5)%

(1)	Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense.

(2)	Revenue is defined as net interest income plus noninterest income.

(3)	The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Company’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

104	| 2023 Proxy Statement

TRUIST
Truist Bank, Member FDIC. © 2023 Truist Financial Corporation. Truist, the Truist logo and Truist Purple are service marks of Truist Financial Corporation.
C0001125072

TRUIST FINANCIAL CORPORATION 214 N. TRYON STREET CHARLOTTE, NC 28202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 21, 2023 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TFC2023
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 21, 2023 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D94997-Z84200-P85508 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUIST FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1.

1.	The election of twenty-one directors, each for a one-year term expiring at the 2024 Annual Meeting of Shareholders.		For	Against	Abstain

	1a.	Jennifer S. Banner	☐	☐	☐

	1b.	K. David Boyer, Jr.	☐	☐	☐

	1c.	Agnes Bundy Scanlan	☐	☐	☐

	1d.	Anna R. Cablik	☐	☐	☐

	1e.	Dallas S. Clement	☐	☐	☐

	1f.	Paul D. Donahue	☐	☐	☐

	1g.	Patrick C. Graney III	☐	☐	☐

	1h.	Linnie M. Haynesworth	☐	☐	☐

	1i.	Kelly S. King	☐	☐	☐

	1j.	Easter A. Maynard	☐	☐	☐

	1k.	Donna S. Morea	☐	☐	☐

	1l.	Charles A. Patton	☐	☐	☐

	1m.	Nido R. Qubein	☐	☐	☐

	1n.	David M. Ratcliffe	☐	☐	☐

	1o.	William H. Rogers, Jr.	☐	☐	☐

	1p.	Frank P. Scruggs, Jr.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

	1q. Christine Sears	☐	☐	☐

	1r. Thomas E. Skains	☐	☐	☐

	1s. Bruce L. Tanner	☐	☐	☐

	1t. Thomas N. Thompson	☐	☐	☐

	1u. Steven C. Voorhees	☐	☐	☐

	Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain

	2. Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2023.	☐	☐	☐

	3. Advisory vote to approve Truist’s executive compensation program.	☐	☐	☐

Management Proposal — The Board of Directors recommends a vote for every ONE YEAR on Proposal 4.	1 Year	2 Years	3 Years	Abstain

4. To recommend that a non-binding, advisory vote to approve Truist’s executive compensation program be put to shareholders for their consideration every: one; two; or three years.	☐	☐	☐	☐

	Shareholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 5.	For	Against	Abstain

	5. Shareholder proposal regarding an independent Chairman of the Board of Directors, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Designated proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2023 Annual Meeting Admission Ticket

2023 Annual Meeting of Truist Financial Corporation Shareholders

Tuesday, April 25, 2023 at 11:00 a.m. Eastern Time

Truist Center

Innovation and Technology Center - 14th Floor

214 N. Tryon Street

Charlotte, North Carolina 28202

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2023 Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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D94998-Z84200-P85508

Proxy — TRUIST FINANCIAL CORPORATION

ANNUAL MEETING — APRIL 25, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRUIST FINANCIAL CORPORATION

The undersigned shareholder of Truist Financial Corporation, a North Carolina corporation (“Truist”), appoints William H. Rogers, Jr., Michael B. Maguire, and Ellen M. Fitzsimmons, or any of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Truist that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Truist to be held in person at Truist Center, Innovation and Technology Center - 14th Floor, 214 N. Tryon Street, Charlotte, North Carolina 28202 or virtually at www.virtualshareholdermeeting.com/TFC2023, on Tuesday, April 25, 2023 at 11:00 a.m. Eastern Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•    “FOR” EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1;

•    “FOR” PROPOSALS 2 AND 3

•    “FOR” EVERY 1 YEAR ON PROPOSAL 4

•    “AGAINST” PROPOSAL 5

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES.

The undersigned acknowledges receipt of the Notice of the Truist Annual Meeting and 2023 Proxy Statement.

NOTICE TO 401(k) PLAN PARTICIPANTS:

This card also constitutes voting instructions for participants in the Truist Financial Corporation 401(k) Savings Plan (the “Plan”). Plan participants should mark their voting instructions on the reverse side hereof and sign and date this card. If voting instructions are not marked or received, the trustee will vote the shares allocated to the participant’s account in the same proportion on each nominee or proposal as it votes those shares that reflect all participants’ interests in the Truist Common Stock Fund (in the aggregate) for which it received voting instructions from participants. Voting instructions from 401(k) plan participants must be received by 1:00 a.m., Eastern Time, on Friday, April 21, 2023 to allow sufficient time for processing.

(To be marked on other side)